PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JULY 18, 2022
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
USA TRUCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

USA TRUCK, INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956
[    ], 2022

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of USA Truck, Inc., a Delaware corporation (the “Company”), to be held virtually via live webcast on [    ], 2022, at [    ] Eastern Time at [    ] (including any adjournments or postponements thereof, the “special meeting”). The purpose of the special meeting is to consider and vote on proposals relating to the proposed acquisition of the Company by Schenker, Inc., a New York corporation (“Parent”), and Tango Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company.

On June 23, 2022, the Company entered into an Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “merger agreement”) with Parent and Merger Sub, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Parent at a price of $31.72 per share, in cash, without interest, subject to any applicable withholding taxes. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. At the special meeting, the Company will ask you to adopt the merger agreement.

At the effective time of the merger, each share of the Company’s common stock that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares owned by the Company or its subsidiaries, Parent or Merger Sub and (ii) shares held by stockholders who are entitled to demand and have properly demanded appraisal of such shares pursuant to and have otherwise complied in all respects with, Section 262 of the General Corporation Law of the state of Delaware as of immediately prior to the effective time of the merger) will be automatically cancelled and cease to exist and each holder of such shares will be entitled to receive $31.72 per share, in cash, without interest, subject to any applicable withholding taxes.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. The special meeting will be held in a virtual meeting format only, via live webcast, without a physical meeting location. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. You should carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the accompanying proxy statement.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement and the unanimous recommendation of the Transaction Committee. By a unanimous vote, the Board (i) approved, adopted and declared advisable the merger agreement and the merger and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its stockholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of the Company’s stockholders and (v) recommended that the Company’s stockholders vote for the adoption of the merger agreement. Accordingly, the Board unanimously recommends you vote “FOR” the proposal to adopt the merger agreement.

Your vote is important. Whether or not you plan to virtually attend the special meeting and regardless of the number of shares you own, your careful consideration of and vote on, the proposal to adopt the merger agreement is important, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding two-thirds of the outstanding shares of the Company’s common stock entitled to vote on such matter. The failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting through the Internet or by phone by following the instructions on the accompanying proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares.

Thank you in advance for your continued support and your consideration of this matter.

Alexander D. Greene	James D. Reed
Chairman of the Board	President and Chief Executive Officer

The accompanying proxy statement is dated [    ], 2022 and is first being mailed to the Company’s stockholders on or about [    ], 2022.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED JULY 18, 2022

USA TRUCK, INC.

3200 Industrial Park Road
Van Buren, Arkansas 72956
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held Virtually via the Internet on [    ], 2022

To the Stockholders of USA Truck, Inc.:

A special meeting of stockholders of USA Truck, Inc., a Delaware corporation (the “Company”), will be held virtually via live webcast on [    ], 2022, at [    ] Eastern Time at [    ] (including any postponements or adjournments thereof, the “special meeting”), for the following purposes:

1.
a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2022, (as it may be further amended, modified or supplemented from time to time, the “merger agreement”), by and among the Company, Schenker, Inc., a New York corporation (“Parent”) and Tango Merger, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving as a wholly owned subsidiary of Parent;

2.
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page [ ]; and

3.
a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Stockholders of record at the close of business on [    ], 2022, are entitled to notice of, and to vote at, the special meeting. The special meeting will be held in a virtual meeting format only, via live webcast, without a physical meeting location. You will be able to listen, vote and submit questions from any remote location that has Internet connectivity. You may participate online by logging in at [    ] and entering the control number or the instructions that accompanied your proxy materials. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email.

A list of the Company stockholders entitled to vote at the special meeting will be available for examination by any Company stockholder at the special meeting via the special meeting website at [    ]. At least ten days prior to the date of the special meeting, this stockholder list will be available for inspection by the Company stockholders, subject to compliance with applicable provisions of the Delaware law, during ordinary business hours at 3200 Industrial Park Road, Van Buren, Arkansas 72956.

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the accompanying proxy statement.

The board of directors of the Company (the “Board”) formed a special committee comprised exclusively of independent directors (the “Transaction Committee”) to explore and examine the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement before consideration by the entire Board. By a unanimous vote, the Transaction Committee determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of the Company and its stockholders and should be submitted to the full Board for consideration.

The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement and the unanimous recommendation of the Transaction Committee. By a unanimous vote, the Board (i) approved, adopted and declared advisable the merger agreement and the merger and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its stockholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of the Company’s stockholders and (v) recommended that the Company’s stockholders vote for the adoption of the merger agreement.

The Board unanimously recommends that at the special meeting you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting virtually, we encourage you to fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the U.S. Alternatively, you may vote through the Internet or by phone. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting through the Internet or by phone, then your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting. Your proxy is being solicited by the Board and the other participants named in the accompanying proxy statement.

If you fail to return your proxy, vote through the Internet or by phone or attend the special meeting virtually, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you have any questions about the merger or how to submit your proxy or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
(800) 322-2885 (Toll Free)
proxy@mackenziepartners.com (E-Mail Address)

Thank you in advance for your continued support and your consideration of this matter.

By Order of the Board of Directors

Charles Lane
Secretary
Van Buren, Arkansas
[    ], 2022
Please Vote Today—Your Vote is Important

SUMMARY TERM SHEET	[ ]

The Parties	[ ]
The Merger	[ ]
The Special Meeting	[ ]
Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement	[ ]
How to Vote	[ ]
Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement	[ ]
Opinion of Evercore Group L.L.C.	[ ]
Certain Effects of the Merger	[ ]
Consequences if the Merger is Not Completed	[ ]
Treatment of Company Equity Awards	[ ]
Interests of Directors and Executive Officers in the Merger	[ ]
Conditions to Consummation of the Merger	[ ]
Regulatory Approvals	[ ]
Restrictions on Solicitation of Acquisition Proposals	[ ]
Termination of the Merger Agreement	[ ]
Company Termination Fee	[ ]
Appraisal Rights	[ ]
Litigation Related to the Merger	[ ]
Material U.S. Federal Income Tax Consequences of the Merger	[ ]
Additional Information	[ ]

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	[ ]

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	[ ]

PARTIES TO THE MERGER	[ ]

The Company	[ ]
Parent	[ ]
Merger Sub	[ ]

THE SPECIAL MEETING	[ ]

Date, Time and Place of the Special Meeting	[ ]
Purpose of the Special Meeting	[ ]
Recommendation of the Board	[ ]
Record Date and Quorum	[ ]
Vote Required for Approval	[ ]
Effect of Abstentions and Failures to Vote	[ ]
How to Vote	[ ]
Revocation of Proxies	[ ]
Adjournments and Postponements	[ ]
Solicitation of Proxies	[ ]
Stockholder List	[ ]
Questions and Additional Information	[ ]

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT	[ ]

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL	[ ]

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING	[ ]

THE MERGER	[ ]

Overview	[ ]
Background of the Merger	[ ]
Recommendation of the Board	[ ]
Reasons for Recommending the Adoption of the Merger Agreement	[ ]
Forward-Looking Financial Information	[ ]
Opinion of Evercore Group L.L.C.	[ ]
Interests of Directors and Executive Officers in the Merger	[ ]
Certain Effects of the Merger	[ ]
Consequences if the Merger is Not Completed	[ ]
Financing of the Merger	[ ]
Material U.S. Federal Income Tax Consequences of the Merger	[ ]
Regulatory Approvals Required for the Merger	[ ]
Litigation Related to the Merger	[ ]

THE AGREEMENT AND PLAN OF MERGER	[ ]

Explanatory Note Regarding the Merger Agreement	[ ]
Date of the Merger Agreement	[ ]
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers	[ ]
Closing; Effective Time of the Merger	[ ]
Effects of the Merger	[ ]
Payment for Securities; Surrender of Certificates	[ ]
Lost, Stolen or Destroyed Certificates	[ ]
Treatment of Company Equity Awards	[ ]
Appraisal Rights	[ ]
Adjustments	[ ]
Representations and Warranties	[ ]
Covenants Regarding Conduct of Business by the Company Prior to the Merger	[ ]
Restrictions on Solicitation of Acquisition Proposals	[ ]
Efforts to Obtain Required Stockholder Approval	[ ]
Efforts to Complete the Merger	[ ]
Directors’ and Officers’ Indemnification and Insurance	[ ]
Employee Matters	[ ]
Stockholder Litigation
Takeover Statutes
Other Covenants
Conditions to Consummation of the Merger	[ ]
Termination of the Merger Agreement	[ ]
Company Termination Fee	[ ]
Amendment and Waiver	[ ]
No Third Party Beneficiaries	[ ]
Governing Law; Jurisdiction	[ ]
Specific Performance	[ ]
Limitation on Recourse	[ ]

APPRAISAL RIGHTS	[ ]

STOCK OWNERSHIP	[ ]

OTHER MATTERS	[ ]

FUTURE STOCKHOLDER PROPOSALS	[ ]

HOUSEHOLDING OF PROXY MATERIALS	[ ]

WHERE YOU CAN FIND MORE INFORMATION	[ ]

Annex A — Agreement and Plan of Merger
Annex B — Opinion of Evercore Group L.L.C.
Annex C — Section 262 of the Delaware General Corporation Law

SUMMARY TERM SHEET

This summary highlights certain information contained elsewhere in this proxy statement but may not contain all of the information that may be important to you with respect to the merger. We encourage you to carefully read this entire proxy statement and the attached annexes and the other documents to which this proxy statement refers to you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about USA Truck, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Unless the context otherwise indicates, we refer to USA Truck, Inc. as the “Company,” “we,” “us” or “our.” We have included page references in this summary to direct you to a more complete description of the topics presented below.

The Parties (see page [    ])

USA Truck, Inc., a Delaware corporation (the “Company”), provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. The Company’s Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. The Company’s principal executive offices are located at 3200 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is 479-471-2500.

Schenker, Inc., is a New York corporation (“Parent”). Parent is a subsidiary of DB Schenker, a leading logistics provider. Upon completion of the merger, Parent will be the immediate parent company of the Company. Parent’s principal office is located at 1305 Executive Boulevard, Suite 200, Chesapeake, VA 23320, and its telephone number is 757-821-3400.

Tango Merger, Inc., is a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Merger Sub was formed on June 23, 2022, expressly for the purpose of the merger and the other transactions contemplated by the merger agreement and conducts no other business. Upon completion of the merger, Merger Sub will merge with and into the Company, with the Company surviving, and Merger Sub will cease to exist. Merger Sub’s head office is located at 1305 Executive Boulevard, Suite 200, Chesapeake, VA 23320, and its telephone number is 757-821-3400.

The Merger (see page [    ])

The Company, Parent and Merger Sub entered into an Agreement and Plan of Merger, dated as of June 23, 2022, (as it may be further amended, modified or supplemented from time to time, the “merger agreement”). On the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger (the “surviving corporation”) as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger.

At the effective time of the merger (the “effective time”), each share of the Company’s common stock, par value $0.01 per share (“Company common stock”), that is issued and outstanding immediately prior to the effective time (other than (i) shares owned by the Company or its subsidiaries, Parent or Merger Sub and (ii) shares held by stockholders who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and have otherwise complied in all respects with, Section 262 of the General Corporation Law of the state of Delaware (the “DGCL”) as of immediately prior to the effective time (clauses (i) and (ii), collectively, the “excluded shares”)) will be automatically cancelled and cease to exist and each holder of such shares will be entitled to receive $31.72 per share, in cash, without interest (the “merger consideration”), subject to any applicable withholding taxes.

Following the completion of the merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

The Special Meeting (see page [    ])

The special meeting will be held virtually via live webcast on [    ], 2022, at [    ] Eastern Time at [    ] (including any postponements or adjournments thereof, the “special meeting”). You will be able to listen, vote and submit questions from any remote location that has Internet connectivity. There will be no physical location. You may participate online by logging in at [    ] and entering the control number included on your proxy card, or the special instructions that accompanied your proxy materials. At the special meeting, you will be asked, among other things, to vote for the proposal to adopt the merger agreement. See the section entitled “The Special Meeting,” beginning on page  [  ], for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement (see page [    ])

You may vote at the special meeting if you were a holder of record of shares of Company common stock as of the close of business on [    ], 2022, which is the record date for the special meeting (the “record date”). You will be entitled to one vote for each share of Company common stock that you owned on the record date. As of the record date, there were [    ] shares of Company common stock issued and outstanding and entitled to vote at the special meeting (including [    ] shares of restricted stock that are entitled vote). The adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company common stock entitled to vote on such matter.

How to Vote (see page [    ])

Stockholders of record have a choice of voting (i) by proxy by completing a proxy card and mailing it in the prepaid envelope provided, (ii) by proxy through the Internet or by phone or (iii) by attending the special meeting and voting virtually. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The Internet and phone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Company common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

If you wish to vote virtually at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Company common stock will be mailed to stockholders if the merger is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting—How to Vote,” beginning on page [ ], and “The Special Meeting—Solicitation of Proxies,” beginning on page [  ]. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
(800) 322-2885 (Toll Free)
proxy@mackenziepartners.com (E-Mail Address)

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement (see page [    ])

After careful consideration of the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement and the unanimous recommendation of the Transaction Committee, the Company’s board of directors (the “Board”) unanimously adopted and declared advisable the merger agreement and the merger and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, and determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its stockholders. Accordingly, the Board unanimously recommends that at the special meeting you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page [ ]. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. For additional information, see the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page [ ].

Opinion of Evercore Group L.L.C. (see page [    ])

In connection with the merger, the Board selected Evercore Group L.L.C. (“Evercore”) to act as the Company’s financial advisor. As part of this engagement, the Board requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement. At a meeting of the Board held on June 23, 2022, Evercore rendered to the Board its oral opinion, which was subsequently confirmed in writing, that, as of June 23, 2022, and based upon and subject to the assumptions made, procedures followed, conditions described, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion and as set forth in the written opinion, the merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of Company common stock.

The full text of the written opinion of Evercore, dated as of June 23, 2022, which sets forth, among other things, the assumptions made, procedures followed, conditions described, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The stockholders of the Company are encouraged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the merger, including as to how any holder of shares of Company common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the merger.  For further information, see the section entitled “The Merger — Opinion of Evercore Group L.L.C.,” beginning on page [ ] and Annex B.

Certain Effects of the Merger (see page [    ])

Upon completion of the merger, Merger Sub will be merged with and into the Company upon the terms and subject to the conditions set forth in the merger agreement. The Company will survive the merger as the surviving corporation and become a wholly owned subsidiary of Parent.

Following the completion of the merger, shares of Company common stock will no longer be traded on the NASDAQ Global Select Market (the “NASDAQ”) or any other public market. In addition, the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Consequences if the Merger is Not Completed (see page [    ])

If the proposal to adopt the merger agreement does not receive the required approval from the Company stockholders, or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your shares of Company common stock. Instead, the Company will remain a public company and Company common stock will continue to be (i) registered under the Exchange Act and (ii) listed and traded on the NASDAQ.

In addition, upon termination of the merger agreement under certain circumstances, the Company would be obligated to pay Parent a termination fee of $10.0 million (the “Company termination fee”). For additional information, see the section entitled “The Agreement and Plan of Merger – Company Termination Fee,” beginning on page [ ].

Treatment of Company Equity Awards (see page [     ])

Company Stock Options

The merger agreement provides that, at the effective time:

•   each outstanding and unexercised option to purchase shares of Company common stock (whether vested or unvested and whether exercisable or unexercisable) (a “Company stock option”) will become fully vested and be cancelled; and

•   each holder of any such Company stock option will be entitled to receive, in consideration of and in full settlement for the cancellation of each such Company stock option, a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such Company stock option, and (ii) the excess, if any, of the merger consideration over the exercise price per share of each such Company stock option.

Restricted Stock

The merger agreement provides that, at the effective time:

•   each outstanding share of restricted stock of the Company (whether vested or unvested) (“restricted stock”), will become fully vested and be cancelled; and

•   each holder of any such restricted stock will be entitled to receive, in consideration of and in full settlement for the cancellation of each such share of restricted stock, a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such award of restricted stock and (ii) the merger consideration.

Restricted Performance Stock Units

The merger agreement provides that, at the effective time:

• each outstanding performance stock unit with respect to shares of Company common stock (whether vested or unvested) (a “PSU”), will become fully vested and be cancelled; and

•   each holder of any such PSU will be entitled to receive, in consideration of and in full settlement for the cancellation of each such PSU, a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such PSU and (ii) the merger consideration.

See the section entitled “The Agreement and Plan of Merger—Treatment of Company Equity Awards,” beginning on page [ ] for details regarding payment timing in respect of the Company’s equity awards in the merger.

Interests of Directors and Executive Officers in the Merger (see page [    ])

In considering the recommendation of the Board that you vote “FOR” the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. A description of these interests is included in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page [ ]. The Board was aware of these interests and considered them at the time it approved the merger agreement and made its recommendation to the Company stockholders. Such interests potentially include entitlement to:

• accelerated vesting and settlement of outstanding Company equity awards at the effective time;

• possible severance payments and/or benefits under preexisting change-in-control/severance agreements; and

• continued indemnification and insurance coverage under the merger agreement.

Conditions to Consummation of the Merger (page [    ])

The respective obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or, where permitted by law, waiver at or before the closing date of the merger (the “closing date”) of the following conditions:

• the approval and adoption of the merger agreement by the vote of stockholders of two-thirds of shares of the Company common stock issued and outstanding and entitled to vote on the matter;

• no law or outstanding order enacted, promulgated, issued, entered, amended or enforced by any governmental entity that restrains, enjoins or otherwise prohibits the consummation of the merger; and

• the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

In addition, the respective obligations of the Company to effect the merger are subject to the satisfaction or waiver at or before the closing date of the following conditions:

•   the accuracy of representations and warranties of Parent and Merger Sub in the merger agreement, as of the date of the merger agreement and as of the date of the closing of the merger (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), subject to certain materiality and “material adverse effect” qualifiers with certain exceptions for inaccuracies that do not constitute a Parent Material Adverse Effect (as defined in the merger agreement);

•   the performance in all material respects by Parent and Merger Sub of or with their respective covenants and agreements required to be performed by them under the merger agreement at or before the closing date, subject to certain cure rights; and

•   the receipt by the Company of a certificate signed on behalf of Parent by certain executive officers of Parent certifying that the conditions described in the two immediately preceding bullets have been satisfied.

In addition, the obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or waiver on or before the closing date of the following conditions:

•   the accuracy of representations and warranties of the Company in the merger agreement, as of the date of the merger agreement and as of the date of the closing of the merger (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), subject to certain materiality and “material adverse effect” qualifiers and with certain exceptions for inaccuracies that are de minimis or do not constitute a Company Material Adverse Effect (as defined in “The Agreement and Plan of Merger—Representations and Warranties”);

•  the performance in all material respects by the Company of or with the covenants and agreements required to be performed by it under the merger agreement at or before the closing date, subject to certain cure rights;

•   since June 23, 2022, there not having occurred a Company Material Adverse Effect under clause (b) of the definition thereof;

•   the receipt by Parent of a certificate signed on behalf of the Company by certain executive officers of the Company stating that the conditions described in the three immediately preceding bullets have been satisfied; and

• CFIUS approval (as defined in “The Merger—Regulatory Approvals Required for the Merger”) having been obtained.

Finally, no party may rely on the failure of any condition set forth above to be satisfied if such failure was caused by that party’s material breach of any provision of the merger agreement.

Regulatory Approvals (see page [    ])

The respective obligations of the Parent, Merger Sub and the Company under the merger agreement to effect the merger are subject to the termination or expiration of any waiting period (or extension thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act being terminated or having expired. Notification under the HSR Act was filed on July 8, 2022.

The obligations of Parent and Merger Sub to effect the merger are further subject to CFIUS approval (as defined in “The Merger—Regulatory Approvals Required for the Merger”).

Each of the parties agreed to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under the merger agreement and applicable law to obtain all regulatory approvals required to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable.

In addition, each party has agreed to use reasonable best efforts to (1) cooperate reasonably with each other in connection with regulatory filings or submissions in connection with the transactions contemplated by the merger agreement or any investigation or other inquiry by a governmental entity in connection with the transactions contemplated by the merger agreement; (2) promptly inform the other parties to the merger agreement of material communications regarding the transactions contemplated by the merger agreement received from the Federal Trade Commission (“FTC”), the Antitrust Division of the Department of Justice (“Antitrust Division”), Committee on Foreign Investment in the United States (“CFIUS”), or any other similar governmental entity (foreign or domestic); (3) consult with each other prior to taking any material position with respect to the regulatory filings or submissions; (4) permit the other parties’ legal counsel to review and discuss in advance any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any governmental entity with respect to regulatory filings; and (5) coordinate with the other parties’ legal counsel in preparing and exchanging such information and promptly provide the other parties’ legal counsel with copies of all filings, presentations or material submissions made by such party with any governmental entity with respect to regulatory filings. Parent will, with prior notice to and consultation of the Company, and taking the Company’s views into account in good faith, control and lead all communications and strategy on behalf of the parties relating to regulatory filings.

For a description of the respective obligations of Parent, Merger Sub and the Company under the merger agreement with respect to regulatory approvals, see the sections entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page [ ] and “The Agreement and Plan of Merger—Efforts to Complete the Merger,” beginning on page [ ].

Restrictions on Solicitation of Acquisition Proposals (see page [    ])

Except as expressly permitted by the merger agreement (as described in “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals” on page [  ] of this proxy statement), until the earlier of the closing date and the termination of the merger agreement in accordance with its terms, the Company has agreed not to, and to cause its subsidiaries not to, and its subsidiaries’ respective directors, officers, and representatives not to instruct, authorize or knowingly permit any of their officers, directors or other representatives to:

•  solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined in “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals”);

•  furnish to any third party any non-public information relating to the Company or its subsidiaries or afford to any third party access to the properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an acquisition proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•  participate or engage in discussions, communications or negotiations with any third party with respect to an acquisition proposal or inquiry (other than to inform such third party that provisions of the merger agreement prohibit such discussions);

•  approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an acquisition proposal; or

•  enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract with respect to, or that is intended to result in, or would reasonably be expected to lead to an acquisition transaction (as defined in “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals”) (an “alternative acquisition agreement”).

Notwithstanding the foregoing, if prior to the receipt of the Company stockholder approval (as defined below), (i) the Company has received an acquisition proposal (as defined in “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals”) from a third party, (ii) such acquisition proposal was not the result of any material breach of the non-solicitation restrictions set forth in the merger agreement and (iii) the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal either (A) constitutes a superior proposal (as defined in “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals”) or would be reasonably likely to lead to a superior proposal and (B) the failure to discuss such acquisition proposal would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, the Company may participate or engage in discussions or negotiations with, furnish non-public information relating to the Company and its subsidiaries, or afford access to non-public information, or to any personnel, of the Company or its subsidiaries pursuant to a confidentiality agreement, the provisions of which are not materially less favorable, in the aggregate, to the Company than its confidentiality agreement with Parent, to any third party or its representatives that has made or delivered to the Company such acquisition proposal. The Company must provide to Parent and its representatives any non-public information that is provided to any third party or its representatives given such access that was not previously made available to Parent prior to or substantially concurrently to the time it is provided to such third party.

Subject to certain limited exceptions, until the receipt of the approval of the proposal to adopt the merger agreement by the vote of stockholders of a two-thirds of shares of the issued and outstanding Company common stock as of the record date and entitled to vote on the matter (the “Company stockholder approval”) neither our Board nor any committee thereof will:

•  withhold, withdraw, amend, qualify, or modify in any manner adverse to Parent or Merger Sub in any material respect, its recommendation to approve the merger;

•  adopt, approve, endorse, recommend or otherwise declare advisable an acquisition proposal;

•  fail to include the Board’s recommendation to approve the merger in this proxy statement;

•  within five business days of Parent’s written request, fail to make or reaffirm its recommendation to approve the merger following the date any acquisition proposal or any material modification thereto is first publicly disclosed or distributed to the Company’s stockholders;

•  cause or direct the Company or its subsidiaries to enter into any alternative acquisition agreement (as defined in “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals”); or

•  publicly propose or agree to any of the foregoing.

If the Company receives an acquisition proposal from a third party that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal and the failure to discuss such acquisition proposal would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, the Board may, provided that the Company has not breached the non-solicitation restrictions in the merger agreement in any material respect with respect to such acquisition proposal, effect a Board recommendation change (as defined in  “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals”) with respect to such superior proposal or terminate the merger agreement to enter into an alternative acquisition agreement, subject to compliance with certain notice and other requirements set forth in the merger agreement (as described in  “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals” on page [  ] of this proxy statement). In addition, the Company will not be permitted to terminate the merger agreement to accept a superior proposal in accordance with the terms and conditions of the merger agreement unless the Company pays the Company termination fee described in “The Agreement and Plan of Merger—Company Termination Fee” on page [  ] of this proxy statement.

Notwithstanding the foregoing, the Board may, at any time prior to the receipt of the Company stockholder approval, effect a Board recommendation change in response to an intervening event (as defined in “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals”) if the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, subject to compliance with certain notice and other requirements set forth in the merger agreement (as described in  “The Agreement and Plan of Merger —Restrictions on Solicitation of Acquisition Proposals” on page [  ] of this proxy statement).

Termination of the Merger Agreement (see page [    ])

The merger agreement may be terminated at any time prior to the effective time only as follows:

• by mutual written consent of the Company and Parent;

• by Parent (on behalf of itself and Merger Sub) or the Company:

o  if the Company stockholder meeting (as it may be adjourned) has concluded following the taking of a vote to approve the merger and the Company stockholder approval has not been obtained;

o  if (i) the consummation of the merger has been restrained, enjoined, prohibited or otherwise made illegal by any law or outstanding order (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental entity that is final and non-appealable or (ii) as of March 23, 2023 (the “outside date”), the expiration or termination of the waiting period under the HSR Act shall not have occurred; provided that the right to terminate the merger agreement as describe in this paragraph will not be available to a party if such party’s material failure to comply with its obligations set forth in the merger agreement was the principal cause of the circumstances described in the foregoing clauses (i) or (ii);

• by the Company:

o     if the transactions contemplated by the merger agreement have not been completed on or before the outside date; so long as the Company’s breach of the merger agreement was not the principal cause of the failure to close prior to the outside date;

o     at any time prior to the receipt of the Company stockholder approval, if the Board authorizes the Company to enter into a definitive agreement with respect to a superior proposal to the extent permitted by and in accordance with the merger agreement (provided that the  Company pays the Company termination fee to Parent concurrently with such termination);

o if Parent or Merger Sub have breached in any material respect any of their representations or warranties or Parent or Merger Sub have failed to perform in any material respect any of their covenants or other agreements contained in the merger agreement which breach or failure to perform would render certain conditions to the consummation of the merger incapable of being satisfied by the outside date, or if capable of being satisfied by the outside date, shall not have been cured by the earlier of (x) 30 days after the Company has provided written notice of such breach to Parent and (y) the third business day prior to the outside date; provided, however, that the Company may not terminate the merger agreement in this way if the Company is then in material breach of any of its obligations under the merger agreement;

o     if (i) all of the conditions to Parent’s obligations to complete the merger have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to such conditions being capable of being satisfied), (ii) the Company has delivered a written notice to Parent at least three business days prior to such termination confirming that, if Parent performed its obligations, the Company is ready, willing and able to consummate the closing and (iii) Parent has failed to close within three business days after the later to occur of (x) delivery of the written notice of such failure and (y) the date when the closing is required to occur under the merger agreement;

• by Parent (on behalf of itself and Merger Sub):

o     if the transactions contemplated by the merger agreement have not been completed on or before the outside date; so long as Parent’s breach of the merger agreement was not the principal cause of the failure to close prior to the outside date;

o     prior to the time at which the Company stockholder approval has been obtained, if the Company effects a Board recommendation change whether or not in compliance with the merger agreement or the Company enters into a merger agreement, letter of intent or other similar agreement related to an alternative acquisition proposal from a third party; or

o     if the Company has breached in any material respect any of its representations or warranties or the Company has failed to perform in any material respect any of its covenants or other agreements contained in the merger agreement, which breach or failure to perform would render certain conditions incapable of being satisfied by the outside date, or if capable of being satisfied by the outside date, shall not have been cured prior to the earlier of (x) 30 days after Parent provided written notice of such breach to the Company and (y) the third business day prior to the outside date; provided, however, that Parent may not terminate the merger agreement in this way if Parent is then in material breach of any of its obligations under the merger agreement.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement (other than certain provisions that expressly survive termination of the merger agreement) will become void and of no effect without liability or obligation on the part of any party thereto. However, no termination of the merger agreement shall relieve any party from liabilities or damages incurred or suffered as a result of a willful and material breach of any representations, warranties, covenants or other agreements set forth in the merger agreement or fraud if such willful and material breach or fraud is the principal cause of a condition to the closing of the merger to becoming incapable of satisfaction by the outside date (or if capable of being satisfied by the outside date, to not be satisfied by the outside date).

Company Termination Fee (see page [    ])

Under the merger agreement, the Company must pay to Parent the Company termination fee of $10.0 million if the merger agreement is terminated under the following circumstances:

•  prior to the receipt of the Company stockholder approval, if the Company terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement;

•  prior to the receipt of the Company stockholder approval, Parent terminates the merger agreement because the Company has effected a Board recommendation change or the Company has entered into a merger agreement, letter of intent or other similar agreement related to an alternative acquisition proposal from a third party; or

•  if the following clauses (a), (b) and (c) are all satisfied: (a) either Parent or the Company terminates the merger agreement because the Company stockholder meeting has concluded following the taking of a vote to approve the merger and the Company stockholder approval has not been obtained, (b) an acquisition proposal made by a third party that is reasonably capable of consummating such acquisition proposal has been publicly disclosed after the date of the merger agreement (except that for purposes of this bullet point, all references to “25%” in the definition of “acquisition proposal” will be deemed to be references to “50%”) and (c) within 12 months of such termination the Company and its subsidiaries consummate any alternative acquisition proposal.

In the event the Company fails to promptly pay the Company termination fee when due and Parent commences a suit in order to obtain such payment and such suit resulting in a judgment against the Company for payment of the Company termination fee, the Company will be required to pay, up to $2.0 million, Parent’s and its affiliates’ costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

Appraisal Rights (see page [ ])

Under the Delaware law, holders of record of shares of Company common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. A holder of record of shares of Company common stock who properly seeks appraisal and complies with the applicable requirements under the Delaware law (the holders of such shares, “dissenting stockholders”) will forego the merger consideration and instead be entitled to receive a cash payment equal to the “fair value” of such holder’s shares of the Company common stock in connection with the merger. Fair value will be determined by the Court of Chancery of the State of Delaware (“Court of Chancery”) following an appraisal proceeding. The fair value of the Company common stock may be more than, the same as or less than the merger consideration that such holders would have received under the merger agreement. A detailed description of the appraisal rights available to holders of Company common stock and procedures required to exercise statutory appraisal rights is included in the section entitled “Appraisal Rights,” beginning on page [ ].

To seek appraisal, a Company stockholder of record must deliver a written demand for appraisal to the Company before the vote on the merger agreement at the Company special meeting, not vote in favor of the proposal to adopt the merger agreement, continuously hold the shares of Company common stock until the effective time, and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under the Delaware law may result in the loss of appraisal rights. The text of the Delaware appraisal rights statute, Section 262 of the DGCL, is reproduced in its entirety as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety.

Litigation Related to the Merger (see page [    ])

Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger, which could prevent or delay completion of the merger and result in substantial costs to the Company, including any costs associated with indemnification.

Material U.S. Federal Income Tax Consequences of the Merger (see page [    ])

Other than with respect to Company common stock received in compensatory arrangements, the material U.S. federal income tax consequences of the merger are described in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [  ] of this proxy statement. The receipt of cash by a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for the U.S. holder’s shares of Company common stock in the merger generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received by the U.S. holder for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. The amount and character of such gain or loss will be determined separately for each block of shares of Company common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the merger.

The receipt of cash by a non-U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for the non-U.S. holder’s shares of Company common stock in the merger generally will not be subject to U.S. federal income taxation unless (1) the non-U.S. holder has certain connections to the U.S. or (2) the Company is, or was during the relevant period, a U.S. real property holding corporation.

Company stockholders should refer to “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [  ] of this proxy statement for a more complete description of the material U.S. federal income tax consequences of the merger and consult their own tax advisors concerning the U.S. federal income tax consequences to them of the merger in light of their particular circumstances, as well as any consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local or non-U.S. tax law or under any applicable income tax treaty.

Additional Information (see page [    ])

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:
On June 23, 2022, the Company entered into the merger agreement with Parent and Merger Sub providing for the acquisition of the Company by Parent for a price of $31.72 per share, in cash, without interest and subject to any applicable withholding taxes. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and to approve the other related proposals to be voted on at the special meeting.

Q:	As a stockholder of the Company, what will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $31.72, in cash, without interest and subject to any applicable withholding taxes, for each share of Company common stock you own as of immediately prior to the effective time (other than the excluded shares), unless you have properly exercised and perfected your demand for appraisal rights in accordance the Section 262 of the DGCL with respect to such shares. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements may result in the loss or waiver of your appraisal rights. See “The Agreement and Plan of Merger—Appraisal Rights” on page [  ] of this proxy statement.

Q:	What will happen to my Company stock options in the merger?

A:
At the effective time, each then-outstanding and unexercised Company stock option (whether vested or unvested and whether exercisable or unexercisable) will become fully vested and be cancelled, and each holder of any such Company stock option will be entitled to receive a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such Company stock option and (ii) the excess, if any, of the merger consideration over the exercise price per share of each such cancelled Company stock option.

For additional information regarding the treatment of outstanding Company equity awards, see the section entitled “The Agreement and Plan of Merger—Treatment of Company Equity Awards,” beginning on page [ ].

Q:	What will happen to my restricted stock in the merger?

A:
At the effective time, each then-outstanding share of restricted stock (whether vested or unvested), will become fully vested and be cancelled, and each holder of any such restricted stock will be entitled to receive a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such award of restricted stock and (ii) the merger consideration.

For additional information regarding the treatment of outstanding Company equity awards, see the section entitled “The Agreement and Plan of Merger—Treatment of Company Equity Awards,” beginning on page [ ].

Q:	What will happen to my PSUs in the merger?

A:
At the effective time, each then-outstanding PSU (whether vested or unvested), will become fully vested and be cancelled, and each holder of any such PSU will be entitled to receive a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such PSU and (ii) the merger consideration.

For additional information regarding the treatment of outstanding Company equity awards, see the section entitled “The Agreement and Plan of Merger—Treatment of Company Equity Awards,” beginning on page [ ].

Q:	Where and when will the special meeting of stockholders be held?

A:	The special meeting of the Company stockholders will be held virtually via the Internet at [ ] on [ ], 2022, at [ ] Eastern Time at [ ].

Q:	Are there any requirements if I plan to attend the special meeting?

A:
The special meeting will be held solely via live webcast, and there will not be a physical meeting location. Company stockholders will be able to attend the special meeting by visiting the special meeting website. If you choose to attend the special meeting and vote your shares via the special meeting website, you will need the control number included on your proxy card.

Q:	Who is entitled to vote at the special meeting?

A:
Only holders of record of Company common stock as of the close of business on [    ], 2022, the record date for the special meeting, are entitled to receive these proxy materials and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Company common stock that you held on the record date.

Q:	What proposals will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on:

•  a proposal to adopt the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent;

•  a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page [ ]; and

•  a proposal to adjourn the special meeting to a later date or time if necessary, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	What vote is required to approve each of the proposals?

A:
The proposal to adopt the merger agreement requires the affirmative vote of the stockholders of two-thirds of the issued and outstanding shares of Company common stock entitled to vote on such matter. Abstentions and failures to vote (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on the Company or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by the Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers in accordance with the terms of their compensation agreements and arrangements even if this proposal is not approved. Abstentions and failures to vote will have no effect on the approval of this proposal.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. Abstentions and failures to vote will have no effect on the approval of this proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of holders of a majority of the shares of Company common stock present virtually or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In such case, abstentions will have the same effect as a vote “AGAINST” such adjournment. Failures to vote will have no effect on such adjournment.

The Company may not recess or postpone the special meeting, and may not change the record date, except (a) with Parent’s consent, (b) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of Company common stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, (c) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting, (d) to allow additional solicitation of votes to the extent necessary in order to obtain the Company stockholder approval at the special meeting or (e) to the extent required by applicable law.

Q:	How does the Board recommend that I vote on the proposals?

A:
Upon careful consideration, the Board has unanimously determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its stockholders, and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the non-binding compensation advisory proposal and “FOR” the proposal to adjourn the special meeting if necessary or appropriate.

For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, see the section entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page [ ]. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. For additional information, see the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page [ ].

Q:	Have any of the Company’s stockholders already agreed to approve the proposal to adopt the merger agreement?

A:
No. Neither the Company nor any of its subsidiaries is a party to any voting trust, proxy, voting agreement, stockholders agreement, registration rights agreement or other similar agreement relating to the voting or disposition of any Company securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

Q:	Do I need to attend the special meeting?

A:
No. It is not necessary for you to virtually attend the special meeting via the special meeting website in order to vote your shares. You may vote by mail, through the Internet or by phone, as described in more detail below.

Q:	How many shares are needed to constitute a quorum?

A:
The presence at the special meeting, virtually or by proxy, of the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote constitutes a quorum for the purpose of considering the proposals. As of the record date, there were [    ] shares of Company common stock issued and outstanding and entitled to vote at the special meeting (including [    ] shares of restricted stock that are entitled vote). If you are a Company stockholder as of the close of business on the record date and you vote by mail, through the Internet, by phone or virtually at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of Company common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee), your shares will not be counted in determining the presence of a quorum, unless you provide your bank, broker, trust or other nominee with voting instructions.

All shares of Company common stock held by the Company stockholders that are present virtually, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In addition, even if a quorum is not present at the special meeting, the affirmative vote of holders of a majority of the shares of Company common stock present virtually or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

Q:
Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger?

A:
Section 14A of the Exchange Act requires the Company to conduct a non-binding advisory vote with respect to certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, including the agreements and understandings with the Company pursuant to which such compensation may be paid or become payable. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page [ ].

Q:	What will happen if the Company stockholders do not approve the non-binding compensation advisory proposal?

A:
The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the non-binding compensation advisory proposal is not a condition to completion of the merger and is advisory in nature only, meaning that it will not be binding on the Company or Parent or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by the Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers in accordance with the terms of their compensation agreements and arrangements even if this proposal is not approved.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of Company common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Company common stock that you owned on the record date.

Q:	How do I vote if I am a stockholder of record?

A:
You may vote by:

• submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

• submitting your proxy through the Internet or by phone by following the voting instructions printed on each proxy card you receive; or

• appearing virtually at the special meeting and voting electronically.
If you are submitting your proxy through the Internet or by phone, your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting.

Submitting your proxy by mail, through the Internet, or by phone will not prevent you from voting virtually at the special meeting. You are encouraged to submit a proxy by mail, through the Internet, or by phone even if you plan to virtually attend the special meeting to ensure that your shares of Company common stock are represented at the special meeting.

If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting if necessary or appropriate.

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:
Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Company common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote through the Internet or by phone if your bank, broker, trust or other nominee offers this option.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your shares of Company common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Company common stock, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	May I change my vote after I have mailed my proxy card or submitted my proxy through the Internet or by phone?

A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to the Secretary of the Company at USA Truck, Inc., 3200 Industrial Park Road, Van Buren, Arkansas 72956. You may also revoke your proxy or change your vote by submitting another proxy through the Internet or by phone in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Company common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote through the Internet or by phone. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting virtually. However, simply attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of shares of Company common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, it means that you hold shares of Company common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or through the Internet or by phone by using the different voter control number(s) on each proxy card.

Q:	What happens if I transfer my shares of Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date on which the merger is expected to be completed. If you own shares of Company common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds such shares as of immediately prior to the effective time.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under the Delaware law, holders of record of Company common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Court of Chancery if the merger is completed. Appraisal rights will be available to these holders only if they deliver a written demand for an appraisal to the Company prior to the vote on the proposal to adopt the merger agreement at the special meeting and they comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. For additional information, see the section entitled “Appraisal Rights,” beginning on page [ ].

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, stockholders holding certificated shares of Company common stock will be sent a letter of transmittal that includes detailed written instructions on how to return such stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	Should I do anything with respect to my Company equity awards now?

A:
No. There is no need for you to do anything with respect to your Company equity awards at this time. For additional information, see the section entitled “The Agreement and Plan of Merger—Treatment of Company Equity Awards,” beginning on page [ ].

Q:	When is the merger expected to be completed?

A:
We and Parent are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed by the end of 2022, but it is not certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by the Company stockholders and the receipt of certain regulatory approvals. For additional information, see the section entitled “The Agreement and Plan of Merger— Conditions to Consummation of the Merger,” beginning on page [ ].

Q:	What happens if the merger is not completed?

A:
If the proposal to adopt the merger agreement is not approved by the holders of two-thirds of the issued and outstanding shares of Company common stock entitled to vote on the matter or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your shares of Company common stock. Instead, the Company will remain a public company, and Company common stock will continue to be (i) registered under the Exchange Act and (ii) listed and traded on the NASDAQ. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of Company common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Company common stock.

Under specified circumstances, the Company may be required to pay Parent the Company termination fee upon the termination of the merger agreement, as described in “The Agreement and Plan of Merger—Company Termination Fee” on page [  ] of this proxy statement.

If Parent or Merger Sub breaches the merger agreement (excluding a willful breach or fraud) or fails to perform under the merger agreement, then the Company’s sole and exclusive remedies (other than specific performance to the extent permitted under the merger agreement, as described in “The Agreement and Plan of Merger—Specific Performance” on page [  ] of this proxy statement) against Parent, Merger Sub or any of their affiliates or representatives for any breach of, or failure to perform under, the merger agreement or any document delivered in connection with the merger agreement or otherwise will be for the Company to terminate the merger agreement in accordance with its terms.

Q:	Who is soliciting my vote?

A:
The Board is soliciting your proxy, and the Company will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $25,000 and will be reimbursed for specified out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Company common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation, by the Parent or Merger Sub and certain of the Company’s, the Parent’s and Merger Sub’s directors, officers and employees.

Q:	Where can I find more information about the Company?

A:
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, www.sec.gov, that contains reports, proxy, prospectus and other information regarding registrants, such as the Company. You can also find additional information about us at www.usa-truck.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page [ ].

Q:	Who can help answer my questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock or additional copies of this proxy statement or the enclosed proxy card(s), please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
(800) 322-2885 (Toll Free)
proxy@mackenziepartners.com (E-Mail Address)

If your shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this proxy statement that are not historical in nature are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the completion of the merger These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or if any occur, what effect they will have on our results of operations or financial condition. These factors include, but are not limited to:

•
the satisfaction of the conditions precedent to the consummation of the merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	uncertainties as to the timing of the merger and the possibility that the merger may not be completed;

•	unanticipated difficulties or expenditures relating to the merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including, in circumstances which would require the Company to pay the Company termination fee;

•
legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Board, the Company’s executive officers and others following the announcement of the merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the merger;

•	risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger;

•	potential difficulties in employee retention due to the announcement and pendency of the merger;

•	the response of customers, suppliers, drivers and regulators to the announcement and pendency of the merger;

•	disruptions in the execution of plans, strategies, goals and objectives of management for future operations caused by the merger;

•	changes in accounting standards or tax rates, laws or regulations;

•	continued and sufficient access to capital;

•
economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, inflation, or the conflict in Ukraine and related sanctions) or competition, or changes in such conditions, negatively affecting the Company’s business, operations and financial performance;

•	the fact that receipt of the all-cash per share price will be taxable to our stockholders that are U.S. taxpayers and may be taxable to our stockholders that are taxpayers in foreign jurisdictions;

•	risks that the price of the Company common stock price may decline significantly if the merger is not completed;

•	the possibility that the Company could, following the merger, engage in operational or other changes that could result in meaningful appreciation in its value; and

•
the possibility that the Company could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of the Company’s assets to one or more as yet unknown purchasers, which could conceivably produce a higher aggregate value than that available to our stockholders in the merger.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this proxy statement and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
For additional information, see the section entitled “The Merger—Forward-Looking Financial Information,” beginning on page [ ].

PARTIES TO THE MERGER

The Company

USA Truck, Inc., a Delaware corporation, provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Its Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. Shares of Company common stock are listed on the NASDAQ and trades under the symbol “USAK”.

Our principal executive offices are located at 3200 Industrial Park Road, Van Buren, Arkansas 72956, and our telephone number is 479-471-2500. Our website address is www.usa-truck.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement. For additional information, see the section entitled “Where You Can Find More Information,” beginning on page [ ].

Parent

Schenker, Inc., is a New York corporation. Parent is a subsidiary of DB Schenker, a leading logistics provider. Upon completion of the merger, Parent will be the immediate parent company of the Company. Parent’s principal office is located at 1305 Executive Boulevard, Suite 200, Chesapeake, VA 23320, and its telephone number is 757-821-3400.

Merger Sub

Tango Merger, Inc., is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was formed on June 23, 2022, expressly for the purpose of the merger and the other transactions contemplated by the merger agreement and conducts no other business. Upon completion of the merger, Merger Sub will merge with and into the Company, with the Company surviving, and Merger Sub will cease to exist. Merger Sub’s head office is located at 1305 Executive Boulevard, Suite 200, Chesapeake, VA 23320, and its telephone number is 757-821-3400.

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held virtually via live webcast on [    ], 2022, at [    ] Eastern Time at [    ].

The special meeting will be held solely via live webcast, and there will not be a physical meeting location. Company stockholders will be able to attend the special meeting by visiting the special meeting website. If you choose to attend the special meeting and vote your shares via the special meeting website, you will need the control number included on your proxy card.

Purpose of the Special Meeting

At the special meeting, the Company stockholders of record will be asked to consider and vote on:

•
a proposal to adopt the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent;

•
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page [ ]; and

•
a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Recommendation of the Board

•
The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement and the unanimous recommendation of the Transaction Committee. By a unanimous vote, the Board (i) approved, adopted and declared advisable the merger agreement and the merger and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its stockholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of the Company’s stockholders and (v) recommended that the Company’s stockholders vote for the adoption of the merger agreement. Accordingly, the Board unanimously recommends you vote “FOR” the proposal to adopt the merger agreement.

•	The Board unanimously recommends you vote “FOR” the non-binding compensation advisory proposal.

•
The Board unanimously recommends you vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Quorum

Each holder of record of shares of Company common stock as of the close of business on [    ], 2022, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Company common stock that you owned on the record date. As of the record date, there were [    ] shares of Company common stock issued and outstanding and entitled to vote at the special meeting (including [    ] shares of restricted stock that are entitled vote). The presence at the special meeting, virtually or by proxy, of the holders of a majority of the shares of Company common stock issued and outstanding entitled to vote constitutes a quorum for the special meeting.
If you are a Company stockholder of record and you vote by mail, through the Internet, by phone or virtually at the special meeting, then your shares of Company common stock will be counted as part of the quorum. If you are a “street name” holder of shares of Company common stock, your shares will not be counted in determining the presence of a quorum, unless you provide your bank, broker, trust or other nominee with voting instructions.

All shares of Company common stock held by stockholders of record that are present virtually or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In addition, even if a quorum is not present at the special meeting, the affirmative vote of holders of a majority of the shares of Company common stock present virtually or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

Vote Required for Approval

Merger Agreement Proposal. The approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company common stock entitled to vote on such matter.

Non-Binding Compensation Advisory Proposal. The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. The vote is advisory only and, therefore, is not binding on the Company or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by the Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers in accordance with the terms of their compensation agreements and arrangements even if this proposal is not approved.

Adjournment Proposal. The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of holders of a majority of the shares of Company common stock present virtually or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

The Company may not recess or postpone the special meeting, and may not change the record date, except (a) with Parent’s consent, (b) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of Company common stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, (c) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting, (d) to allow additional solicitation of votes to the extent necessary in order to obtain the Company stockholder approval at the special meeting or (e) to the extent required by applicable law.

Effect of Abstentions and Failures to Vote

The approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company common stock entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. Abstentions and failures to vote will have no effect on the approval of this proposal.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. Abstentions and failures to vote will have no effect on the approval of this proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of holders of a majority of the shares of Company common stock present virtually or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In such case, abstentions will have the same effect as a vote “AGAINST” such adjournment. Failures to vote will have no effect on such adjournment.

The Company may not recess or postpone the special meeting, and may not change the record date, except (a) with Parent’s consent, (b) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of Company common stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, (c) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting, (d) to allow additional solicitation of votes to the extent necessary in order to obtain the Company stockholder approval at the special meeting or (e) to the extent required by applicable law.

Under NASDAQ rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust or other nominee will NOT be able to vote your shares of Company common stock on any of the proposals, unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Company common stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Because the approval of (i) the non-binding compensation advisory proposal and (ii) the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of those proposals.

How to Vote

You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy through the Internet or by phone by following the voting instructions printed on each proxy card you receive; or

•	appearing virtually at the special meeting and voting electronically.

Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The Internet and phone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you submit your proxy by mail or through the Internet or phone voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of Company common stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting if necessary or appropriate. However, in the absence of quorum, an abstention will have the same effect as vote “AGAINST” a proposal to adjourn the special meeting.  If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Company common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

If you wish to vote virtually at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.

If you do not submit a proxy or otherwise vote your shares of Company common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting if necessary or appropriate.

If you have any questions about how to vote or direct a vote in respect of your shares of Company common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
(800) 322-2885 (Toll Free)
proxy@mackenziepartners.com (E-Mail Address)

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Company common stock will be mailed to stockholders if the merger is completed.

Revocation of Proxies

Any proxy given by a Company stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	by submitting another proxy through the Internet or by phone, in accordance with the instructions on the accompanying proxy card;

•
by delivering a signed written notice of revocation bearing a date later than the date of the proxy to the Company’s Secretary at 3200 Industrial Park Road, Van Buren, Arkansas 72956, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same shares of Company common stock; or

•	by attending the special meeting and voting virtually (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote virtually at the special meeting).

“Street name” holders of shares of Company common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement. Your shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if you return a properly executed proxy card but do not indicate instructions on your proxy card, “FOR” the proposal.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of holders of a majority of the shares of Company common stock present virtually or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 30 days or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the special meeting.

The Company may not recess or postpone the special meeting, and may not change the record date, except (a) with Parent’s consent, (b) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of Company common stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, (c) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting, (d) to allow additional solicitation of votes to the extent necessary in order to obtain the Company stockholder approval at the special meeting or (e) to the extent required by applicable law.

Solicitation of Proxies

The Company is soliciting the enclosed proxy card on behalf of the Board, and the Company will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, the Company and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

The Company has retained MacKenzie Partners, Inc. to assist in the solicitation process. The Company will pay MacKenzie Partners, Inc. a fee of approximately $25,000 plus reimbursement of certain specified out-of-pocket expenses. The Company also has agreed to indemnify MacKenzie Partners, Inc. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

The Company will ask banks, brokers, trusts and other nominees to forward the Company’s proxy solicitation materials to the beneficial owners of shares of Company common stock held of record by such banks, brokers, trusts or other nominees. The Company will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Stockholder List

A list of the Company stockholders entitled to vote at the special meeting will be available for examination by any Company stockholder at the special meeting via the special meeting website at [    ]. At least ten days prior to the date of the special meeting, this stockholder list will be available for inspection by the Company stockholders, subject to compliance with applicable provisions of the Delaware law, during ordinary business hours at 3200 Industrial Park Road, Van Buren, Arkansas 72956.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
(800) 322-2885 (Toll Free)
proxy@mackenziepartners.com (E-Mail Address)

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, the Company stockholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger, including the information set forth in the sections entitled “The Merger,” beginning on page [ ], and “The Agreement and Plan of Merger,” beginning on page [ ]. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement.

The Board unanimously recommends that the Company stockholders vote “FOR” the proposal to adopt the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the proposal to adopt the merger agreement.

The approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Company common stock entitled to vote on such proposal.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, we are required to provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page [ ], including the tables, accompanying footnotes, and additional disclosures referenced therein. Accordingly, the Company stockholders are being provided with the opportunity to cast an advisory vote on such payments, and the Company is requesting that its stockholders adopt the following resolution, on a non-binding advisory basis:

“RESOLVED, that the stockholders of USA Truck, Inc. approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of USA Truck, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page [ ] (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The Board unanimously recommends that the Company stockholders vote “FOR” the non-binding compensation advisory proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the non-binding compensation advisory proposal.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. As an advisory vote, this proposal is not binding upon the Company, the Board, the Executive Compensation Committee or Parent, or any of the Company’s or Parent’s subsidiaries, and approval of this proposal is not a condition to completion of the merger. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted and the merger is completed (subject only to the contractual conditions applicable thereto).

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

Company stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The Board unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of holders of a majority of the shares of Company common stock present virtually or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

The Company may not recess or postpone the special meeting, and may not change the record date, except (a) with Parent’s consent, (b) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of Company common stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, (c) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting, (d) to allow additional solicitation of votes to the extent necessary in order to obtain the Company stockholder approval at the special meeting or (e) to the extent required by applicable law.

THE MERGER
Overview

The Company is seeking the adoption by the Company stockholders of the merger agreement the Company entered into on June 23, 2022 with Parent and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company. The Company will survive the merger as a wholly owned subsidiary of Parent. The Board has unanimously approved the merger agreement and unanimously recommends that the Company stockholders vote “FOR” the proposal to adopt the merger agreement.

At the effective time, each share of the Company common stock that is issued and outstanding immediately prior to the effective time (other than the excluded shares) will be automatically cancelled and cease to exist and each holder of such shares will be entitled to receive $31.72 per share, in cash, without interest, subject to any applicable withholding taxes.

Following the completion of the merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

Background of the Merger

The Board, together with members of the senior management team of the Company, periodically and in the ordinary course evaluate and consider strategic opportunities and alternatives with a view to enhancing stockholder value. Such opportunities and alternatives include, among other things, the acquisition of the Company, on-going operation of the Company as a stand-alone entity, acquisitions of trucking and logistics companies, dispositions of one or more of the Company’s businesses, stock repurchases, and other transactions.

Evercore Group L.L.C. (“Evercore”) has periodically met with the Board and members of the senior management team with respect to strategic opportunities and alternatives. The Company has had a longstanding relationship with Evercore and retained Evercore in October 2019 to act as its financial advisor in connection with, among other services, an assessment of strategic alternatives.  The Company subsequently retained Evercore, under the terms of the engagement letter executed in October 2019 (as extended in October 2020 and December 2021), as the Company’s financial advisor in connection with the proposed merger. The Company selected Evercore based on its experience in transactions similar to the merger, industry knowledge, qualifications, expertise and reputation, as well as its knowledge of the Company.

On September 8, 2021, James D. Reed, the Company’s Chief Executive Officer, was contacted by a representative of DB Schenker (“DBS”), regarding the interest of DBS in a potential acquisition of the Company.

On September 15, 2021, the Company and Schenker America, Inc., a wholly owned subsidiary of DBS (“Schenker”), executed a confidentiality agreement. The confidentiality agreement included a prohibition on Schenker contacting financing sources without the Company’s prior approval, as well as a standstill provision prohibiting Schenker from making acquisition proposals to the Company, unless approved by the Board.

On September 16, 2021, the Board met in executive session without members of the senior management team, other than Mr. Reed, and discussed the interest of DBS in a potential acquisition of the Company.

On September 20, 2021, Alexander D. Greene, the Company’s Chairman of the Board of Directors, and Mr. Reed, met with representatives of DBS to discuss the potential benefits of a potential acquisition of the Company.

On October 12, 2021, the Chairman of the Board of Directors of Party A, a competitor of the Company, approached Mr. Greene with an unsolicited offer to acquire all of the outstanding shares of common stock of the Company for $19.50 per share, to be paid 50% in cash and 50% in Party A stock (the “Party A Proposal”). The price per share of the Company common stock as of the close of trading on October 12, 2021 was $16.10. The Party A Proposal required that the Company agree to an exclusivity period of 30 days.

On October 14, 2021, the Board met to discuss the Party A Proposal. Following the discussion, the Board unanimously (i) directed Evercore to perform a financial analysis of the Party A Proposal and (ii) agreed to retain Scudder Law Firm, P.C., L.L.O. (“Scudder”) as outside legal counsel with respect to the Party A Proposal and other strategic alternatives.

On October 25, 2021, Messrs. Greene and Reed met with representatives of DBS to discuss a potential acquisition of the Company.

On October 26, 2021, the Board met with members of the Company’s senior management team and representatives of Evercore and Scudder to discuss the Party A Proposal. Representatives of Evercore reviewed with the Board the Party A Proposal and discussed considerations in determining whether to proceed with the Party A Proposal. Following such discussion, the Board met in executive session without Evercore representatives present. A representative of Scudder reviewed with the Board its fiduciary duties, including those in connection with a potential sale of the Company. The Board further reviewed Evercore’s analysis of the Party A Proposal. Mr. Greene then updated the Board on recent discussions he and Mr. Reed had with DBS regarding a potential acquisition of the Company. The Board then agreed that the Party A Proposal would not be accepted, and that Party A would need to increase its valuation and provide for an all-cash transaction in order to warrant further discussions with respect to a potential acquisition of the Company.

On October 27, 2021, Mr. Greene informed Party A of the Board’s conclusion that the Party A Proposal was not in the best interests of the Company or its stockholders because the price was inadequate and an all-cash transaction would be required. A representative of Party A informed Mr. Greene that Party A was unwilling to enhance its proposal.

Also on October 27, 2021, Mr. Greene discussed with a representative of DBS the potential benefits of a potential acquisition of the Company.

On October 28, 2021, the Company issued its earnings release for its third fiscal quarter of 2021.

On November 1, 2021, the Board met with members of the Company’s senior management team and representatives of each of Evercore and Scudder to discuss Mr. Greene’s discussions with representatives of DBS with respect to a potential acquisition of the Company. The Board and members of the Company’s senior management team also discussed the Company’s annual operating plan and certain updates to the Company’s strategic plan.

Between November 10, 2021 and December 9, 2021, Messrs. Greene and Reed and representatives of Evercore continued to engage in discussions with representatives of DBS and representatives from Morgan Stanley Co. Int. PLC, DBS’s financial advisor (“Morgan Stanley”), regarding the potential benefits of a potential acquisition of the Company.

On January 28, 2022, Deutsche Bahn AG (“DB”) submitted a written non-binding proposal for DBS to acquire all of the Company’s outstanding shares of common stock for $27.00 per share, to be paid in cash (the “$27.00 Proposal”), representing a 51.4% premium to the $17.83 price per share of the Company common stock as of the close of trading on January 28, 2022. The $27.00 Proposal did not require that the Company enter into an exclusivity agreement.

On February 2, 2022, the Board met with members of the Company’s senior management team and representatives from Evercore and Scudder to discuss the $27.00 Proposal. Representatives from Evercore reviewed the $27.00 Proposal following which the Board requested that Evercore perform additional analysis prior to its next meeting. The Board also created a “Transaction Committee” to assist the Board and its legal and financial advisors in efficiently and timely exploring strategic alternatives. The Transaction Committee was authorized to advise and direct Company management with respect to the exploration, consideration, and negotiation of strategic alternatives, to facilitate negotiation, engage counsel and other advisors on behalf of the Board, and to report to the Board on a regular basis with the Board retaining full authority to approve any transaction. The Board unanimously appointed Mr. Greene, Ms. Barbara J. Faulkenberry, and Mr. Gary R. Enzor to the Transaction Committee.

On February 3, 2022, the Company issued its earnings release for its fourth fiscal quarter of 2021 and fiscal year 2021.

On February 7, 2022, the Transaction Committee held its first meeting, with Mr. Reed and representatives of Evercore and Scudder in attendance. The Transaction Committee discussed the Board’s engagement of Evercore as financial advisor and Evercore’s analysis of the $27.00 Proposal. The Transaction Committee then reviewed the $27.00 Proposal, including the proposed diligence and approval processes. Representatives from Evercore then joined the meeting and reviewed their analysis of the $27.00 Proposal and potential parties that might have an interest in and the financial capacity to complete a similar transaction with the Company. The Transaction Committee met in executive session with a representative from Scudder and without Evercore representatives present. There was a discussion of transaction process and timing.

On February 10, 2022, Mr. Reed and representatives of Evercore and Scudder discussed with representatives of DBS and representatives from Morgan Stanley and Latham & Watkins LLP, DBS’s outside legal counsel (“Latham”), the due diligence process and expected internal and governmental approvals for each of the Company and DBS in connection with a potential acquisition of the Company.

On February 11, 2022, the Company made available to DBS and its advisors a virtual data room following which DBS and its advisors commenced a due diligence review of the Company through in person meetings, telephone calls and access to the virtual data room.

Between February 11, 2022 to June 23, 2022, members of the senior management team of the Company, including Mr. Reed, Zachary B. King, the Company’s Executive Vice President and Chief Financial Officer, and Edwin Anglin, the Company’s Vice President of Legal, Mr. Greene and representatives from Scudder and Evercore engaged in due diligence, discussions of due diligence matters, and review of government ministerial review and approval processes with representatives of DBS and representatives from Morgan Stanley, Boston Consulting Group, a consultant of DBS, and Latham.

On February 14, 2022, the Board met with members of the Company’s senior management team and representatives of Evercore and Scudder to further discuss the $27.00 Proposal. Mr. Greene reviewed ongoing discussions with DBS regarding the $27.00 Proposal, the deliberations of the Transaction Committee, and DBS’s ongoing due diligence. Representatives from Evercore reviewed a financial presentation, which (1) addressed various perspectives of the Company’s valuation on a standalone basis, (2) discussed the current market conditions of the transportation and logistics industry, and (3) further analyzed the $27.00 Proposal and other strategic alternatives including a potential acquisition of the Company. Evercore representatives left the meeting and the Board met in executive session. A representative of Scudder reviewed with the Board its fiduciary duties, including those in connection with a potential sale of the Company. The Board discussed potential responses to the $27.00 Proposal with an effort towards increasing the price and receiving assurances regarding the certainty of completing a transaction.

On February 16, 2022, the Board met with members of the Company’s senior management team and representatives from Evercore and Scudder. A representative from Evercore reviewed recent discussions with the Company’s senior management team and DBS’s senior management team with respect to the $27.00 Proposal. The Board directed Evercore to further review the Company’s valuation and potential responses to the $27.00 Proposal that would lead to an improved offer from DBS, and other strategic alternatives. Following the discussions with Evercore, the Board met in executive session without Evercore representatives present. A representative from Scudder reviewed with the Board its fiduciary duties, including those in connection with a potential sale of the Company. The Board further reviewed a proposed response to the $27.00 Proposal.

Also on February 16 and February 17, 2022, Mr. Greene discussed with a representative of DBS the $27.00 Proposal and the potential benefits of a potential acquisition of the Company.

On February 23, 2022, the Board and a representative of Scudder met to discuss Mr. Greene’s ongoing discussions with DBS regarding the $27.00 Proposal, specifically that DBS should improve the price of its offer. The Board further discussed potential responses to the $27.00 Proposal with a goal of increasing the price.  Strategic alternatives available to the Company were addressed.

On February 25, 2022, Mr. Greene discussed with a representative of DBS the $27.00 Proposal, noting that given the Company’s recent operating performance the price of the $27.00 Proposal was inadequate and not in the best interests of the Company’s stockholders.

On March 1, 2022, DB submitted a written non-binding proposal for DBS to acquire all of the Company’s outstanding shares of common stock for $31.00 per share, to be paid in cash (the “$31.00 Proposal”), representing a 15% increase to the $27.00 Proposal and a 22.9% premium to the $25.22 price per share of the Company common stock as of the close of trading on March 1, 2022. The proposal did not require that the Company enter into an exclusivity agreement.

Also on March 1, 2022, the Transaction Committee met with members of the Company’s senior management team and a representative from Scudder to discuss the $31.00 Proposal and Mr. Greene’s ongoing discussions with DBS. The Transaction Committee reviewed Evercore’s valuation information provided to the Board and potential responses to DBS with a goal of increasing the price. The Transaction Committee authorized Mr. Greene to further negotiate with DBS toward a revised proposal that included an increase in the price per share.

On March 3, 2022, Mr. Greene communicated in writing to DB the Transaction Committee’s views that a price in excess of the $31.00 Proposal would be justified based on the Company’s continued, positive trend in its financial results, the successful implementation of key initiatives, and the synergies DBS would realize in connection with a potential acquisition of the Company.

Between March 14, 2022 and March 21, 2022, Messrs. Greene and Reed held several discussions with representatives of DBS regarding the $31.00 Proposal, industry trends and strategy of the Company, and business rationale and potential benefits to DBS of acquiring the Company.

On March 23, 2022, Messrs. Greene and Reed discussed with representatives of DBS a potential increase of the per share price from $31.00 to $32.00 to be paid all in cash.

On March 25, 2022 and March 28, 2022, the Board and representatives from each of Evercore and Scudder met to discuss a potential acquisition of the Company by DBS for $32.00 per share. Mr. Reed reviewed with the Board the Company’s first quarter performance and transportation and logistics industry trends. Representatives from Evercore reviewed general economic conditions, current transportation and logistics industry dynamics, and a summary of the Company’s valuation based on trading comparables, precedent transactions, and discounted cash flows. The Board discussed potential market check approaches and other strategic alternatives in order to maximize stockholder value. Following the discussions with Evercore, the Board met in executive session without Evercore representatives present. A representative from Scudder reviewed fiduciary duties of the Board in considering the proposal and Evercore’s advice to the Board, including those in connection with a potential sale of the Company, and other transaction matters. The Board further discussed a potential acquisition of the Company by DBS for $32.00 per share, specifically the terms of such offer and procedural requirements for such a transaction. On March 28, 2022, the Board unanimously authorized Mr. Greene to ask DBS to memorialize the $32.00 per share proposal in a letter.

On April 1, 2022, the Transaction Committee met with members of the Company’s senior management team and representatives from Evercore and Scudder to discuss the ongoing due diligence by DBS and review market check materials, including a list of potential buyers.

On April 4, 2022, Messrs. Greene and Reed discussed with representatives of DBS the timeline of a potential acquisition of the Company by DBS.

On April 5, 2022, DB submitted a written non-binding proposal for DBS to acquire all of the Company’s outstanding shares of common stock for $32.00 per share in cash (the “$32.00 Proposal”), representing a 99.3% premium to the $16.06 price per share of the Company common stock as of the close of trading on April 5, 2022. The proposal did not require that the Company enter into an exclusivity agreement.

Also later on April 5, 2022, the Transaction Committee met with representatives from Evercore and Scudder to review the $32.00 Proposal. A representative from Scudder reviewed ongoing discussions with Latham, including due diligence, documentation, timeline, and governmental approvals. The Transaction Committee discussed the market check process by Evercore and the list of potential buyers.

On April 26, 2022, the Transaction Committee met with members of the Company’s senior management team and representatives from Evercore and Scudder to discuss DBS’s ongoing due diligence in connection with the $32.00 Proposal. The Transaction Committee discussed the timeline for the market check process and the governmental approvals in connection with the $32.00 Proposal. A representative from Scudder reviewed customary terms and conditions for public company transactions.

On April 28, 2022, the Company issued its earnings release announcing results for the first fiscal quarter of 2022.

On May 2, 2022, Messrs. Greene and Reed discussed with representatives of DBS ongoing due diligence and governmental approvals and a proposed timeline for the $32.00 Proposal.

On May 3, 2022 and May 5, 2022, the Transaction Committee met with members of the Company’s senior management team and representatives from each of Evercore and Scudder to discuss transaction documentation, timeline, DBS’s ongoing due diligence, the market check process, and Evercore’s methodology for selecting potential buyers to approach. The Transaction Committee authorized Evercore to commence a staged market check process with Evercore first reaching out to potential financial buyers and later, for confidentiality reasons, reaching out to potential strategic buyers.

On May 6, 2022, the Company and Schenker executed a clean team confidentiality agreement. The clean team confidentiality agreement governed the access, and use of, highly sensitive information of the Company. Upon execution of the clean team confidentiality agreement, the Company opened the clean room virtual data room to DBS’s advisors.

On May 9 and May 10, 2022, representatives of Evercore, on behalf of the Company and consistent with the Board’s directives, began to reach out to potential financial buyers. 10 prospective financial bidders were contacted, including (1) a U.S.-based private equity firm (“Party B”), (2) a U.S.-based private equity firm (“Party C”), (3) a U.S.-based private equity firm (“Party D”), and (4) a U.S.-based private equity firm (“Party E”). Each of Party B, Party C, Party D, and Party E expressed interest and executed a confidentiality agreement to further facilitate discussions. Such confidentiality agreements included a prohibition on the counterparty contacting debt and equity financing sources without the Company’s prior approval, as well as a standstill provision, key elements of which (including a prohibition on making private acquisition proposals to the Company) would automatically expire in the event the Company were to enter into a definitive agreement relating to certain extraordinary transactions, including the transactions contemplated by the $32.00 Proposal. Following the execution of confidentiality agreements between May 13 and May 23, 2022, each of Party B, Party C, Party D, and Party E was provided a presentation containing information on the Company.

Between May 16 and June 8, 2022, consistent with the Board’s directives, the Evercore market check process was expanded to include potential strategic buyers. Nine prospective strategic bidders were contacted, including five truckload carriers and four logistics companies. Each of the prospective strategic bidders either declined interest or did not respond to Evercore’s outreach.

On May 17, 2022, the Transaction Committee met with Mr. Reed and representatives from Scudder and Evercore to discuss DBS’s ongoing due diligence with respect to the $32.00 Proposal. A representative from Evercore discussed the Company’s valuation given the current market dynamics and the ongoing market check process. Following such discussions, Evercore representatives left the meeting and the Transaction Committee met in executive session with Mr. Reed. A representative from Scudder reviewed the Transaction Committee’s and the Board’s fiduciary duties and discussed timing considerations and the documentation process in connection with the $32.00 Proposal.

On May 18, 2022, the Transaction Committee met with the Board in executive session to discuss how the transaction was proceeding across various workstreams of the Company and its advisors. Mr. Greene, on behalf of the Transaction Committee, updated the Board on documentation, timing, work streams, governmental matters, DBS approval matters, and DBS’s ongoing due diligence. Mr. Reed then updated the Board on the Company’s performance to date.

Also, later on May 18, 2022, Latham, on behalf of DBS, provided Scudder with a draft of the merger agreement, which, among other things, proposed a Company termination fee in the amount of 4.0% of the transaction equity value and provided a requirement for the Company to reimburse Parent for its deal-related expenses in the event either the Company or Parent terminates the merger agreement because the Company’s stockholders did not vote to approve the transaction at the stockholder meeting.

On May 20, 2022, Party D expressed interest in a potential acquisition of the Company. Following such expression of interest, the Company made available to Party D the virtual data room.

On May 24, 2022, the Transaction Committee met with Mr. Reed and representatives of Scudder and Evercore to discuss the $32.00 Proposal and Evercore’s market check process, including which prospective bidders were contacted and which had executed confidentiality agreements. A representative from Evercore further discussed the fairness opinion process and timing. Following discussions with Evercore, the Transaction Committee met in executive session without Evercore representatives present. A representative from Scudder reviewed the Transaction Committee’s and the Board’s fiduciary duties and discussed the transaction process, including merger agreement terms, documentation, confidentiality, and disclosure matters.

Also on May 24, 2022, Mr. Reed met with representatives of DBS to discuss due diligence review, governmental approvals and transaction timeline.

On May 25, 2022, Party D indicated to an Evercore representative that it had no interest in proceeding with a potential acquisition of the Company.

On May 26, 2022, Scudder, on behalf of the Company, provided Latham with a revised draft of the merger agreement, which, among other things, (1) contemplated a “hell or high water” antitrust and regulatory efforts standard requiring Parent and its affiliates to take all actions to obtain all necessary antitrust and regulatory approvals, including, but not limited to, divesting assets, pursue litigation and take other certain actions, (2) proposed a Company termination fee in the amount of 2.0% of transaction equity value, and (3) removed the requirement that the Company reimburse Parent for its deal-related expenses in the event either the Company or Parent terminates the merger agreement because the Company’s stockholders did not vote to approve the transaction at the stockholder meeting.

On May 31, 2022, DB submitted a letter to the Company confirming DBS’s commitment to the $32.00 Proposal, representing a 102.0% premium to the $15.84 price per share of the Company common stock as of the close of trading on May 31, 2022. The letter did not require that the Company enter into an exclusivity agreement.

On June 7, 2022, the Transaction Committee met with Mr. Reed and representatives of Scudder and Evercore to discuss the timing of the transaction documentation and the fairness opinion. Mr. Greene reviewed internal approvals received by DBS and remaining approvals that needed to be obtained. A representative from Evercore reviewed the ongoing market check process, including prospective bidders contacted and the responses received. Following discussions with Evercore, the Transaction Committee met in executive session without Evercore representatives present and discussed the transaction timeline. The Transaction Committee then discussed the potential engagement of Schulte Roth & Zabel LLP (“Schulte”) to serve as counsel to the Board. After discussion, the Transaction Committee unanimously approved the engagement of Schulte as counsel to the Board.

Also on June 7, 2022, Latham, on behalf of DBS, provided Scudder with a revised draft of the merger agreement, which, among other things, (1) removed the “hell or high water” antitrust and regulatory efforts standard, (2) proposed a Company termination fee in the amount of 3.75% of the transaction equity value, and (3) added back the requirement for the Company to reimburse Parent for its deal-related expenses in the event either the Company or Parent terminates the merger agreement because the Company’s stockholders did not vote to approve the transaction at the stockholder meeting.

On June 11, 2022, the Transaction Committee met with members of the senior management team and representatives of Scudder and Evercore to discuss Evercore’s fairness opinion process and the Company’s five-year forecast. Representatives from Evercore provided their perspectives on the Company’s five-year forecast and transportation and logistics industry trends. Mr. Reed discussed the communication plan in connection the $32.00 Proposal, including timing and substance of such communications. Following such discussion, the Transaction Committee met in executive session without Evercore representatives present. A representative from Scudder updated the Transaction Committee on negotiations with Latham with respect to the merger agreement.

Also on June 11, 2022, Scudder, on behalf of the Company, provided Latham with a revised draft of the merger agreement, which, among other things, proposed a Company termination fee equal to 2.5% of transaction equity value and removed the requirement that the Company reimburse Parent for its deal-related expenses in the event either the Company or Parent terminates the merger agreement because the Company’s stockholders did not vote to approve the transaction at the stockholder meeting.

On June 13, 2022, members of the Company’s senior management team met with representatives of DBS and representatives from Evercore, Morgan Stanley, Scudder, and Latham to discuss confirmatory due diligence items.

On June 14, 2022, the Transaction Committee met with members of the senior management team and representatives of Scudder and Evercore to discuss the market check process. Representatives from Evercore reviewed their efforts with the prospective strategic bidders and to have Party A improve the Party A Proposal. Party A indicated to the Evercore representative that it was not interested in revising the Party A Proposal. A representative from Evercore reviewed the market check process, noting that there was no remaining interest from the prospective bidders contacted.  Following such discussion, the Transaction Committee met in executive session without Evercore representatives present. A representative from Scudder updated the Transaction Committee on certain regulatory matters in connection with the $32.00 Proposal and reviewed other material provisions of the merger agreement.

On June 15, 2022, the Board met with members of the senior management team and representatives of Scudder and Evercore to discuss the Company’s five-year forecast. Members of the senior management team reviewed the Company’s year-to-date performance and updates to the Company’s five-year forecast. Members of the senior management team reviewed for the Board the methodologies and assumptions used in preparation of the five-year forecast and confirmed that the methodologies used in the five-year forecast are consistent with the methodologies used in the Company’s previous five-year forecasts. Members of the senior management team confirmed that the five-year forecast was reasonably prepared and reflects management’s best currently available estimates, assumptions, and judgments. Following such discussion, the Board met in executive session without members of the senior management team, other than Mr. Reed, and without the representative from Evercore present. The Board discussed the Company’s five-year forecast and management’s assumptions and methodologies used in the preparation of the five-year forecast. Following such discussion, the Board unanimously approved the Company’s five-year forecast. A representative from Scudder reviewed the open issues with respect to the merger agreement. The Board continued to meet in executive session without Mr. Reed and further discussed the transaction process.

On June 16, 2022, Latham, on behalf of DBS, provided Scudder with a revised draft of the merger agreement, which, among other things, proposed a Company termination fee in the amount of 3.75% of the transaction equity value and added back the requirement for the Company to reimburse Parent for its deal-related expenses in the event either the Company or Parent terminates the merger agreement because the Company’s stockholders did not vote to approve the transaction at the stockholder meeting.

On June 17, 2022, the Transaction Committee met with Mr. Reed and representatives from Scudder and Evercore to discuss the market check process and outstanding items with respect to the $32.00 Proposal. A representative from Evercore reviewed the market check process, noting that there was no remaining interest from the prospective bidders contacted. Following such discussion, the Board met without the representative from Evercore present. Mr. Reed discussed the status of the transaction communications. The Transaction Committee then met in executive session without Mr. Reed present. A representative from Scudder reviewed the outstanding items in the merger agreement with respect to the $32.00 Proposal.

On June 18, 2022, Scudder, on behalf of the Company, provided Latham with a revised draft of the merger agreement, which, among other things, proposed a Company termination fee equal to 2.5% of transaction equity value and removed the requirement that the Company reimburse Parent for its deal-related expenses in the event the Company’s stockholders did not vote to approve the transaction at the stockholder meeting.

On June 20, 2022, the Board met with representatives from Scudder, Schulte, and Evercore to discuss the $32.00 Proposal. Representatives from Evercore reviewed the market check process, including the prospective bidders contacted and the valuation of the Company. Evercore representatives confirmed for the Board that Evercore had no conflicts that would adversely affect its ability to provide a fairness opinion to the Board in connection with its engagement. Following such discussion, the Board met in executive session without the representative from Evercore present. A representative from Scudder reviewed the material terms of and outstanding items in the merger agreement with respect to the $32.00 Proposal. A representative from Schulte reviewed the Board’s fiduciary duties.

Also on June 20, 2022, Morgan Stanley, on behalf of DBS, informed Evercore that because the parties had not completed negotiations and valuation regarding acceleration of the PSUs, the cost of which had not been included in its offer, that DBS was seeking a $0.30 per share price reduction to the $32.00 Proposal. Evercore conducted additional analysis with respect to the acceleration of these issued and outstanding performance share units and determined the financial impact to be equal to $0.28 per share.

On June 21, 2022, the Transaction Committee met with Mr. Reed and representatives from Scudder and Evercore to discuss the outstanding items in the merger agreement, including DBS’s purchase price adjustment. Representatives from Evercore provided their perspective to the Transaction Committee on the impacts of DBS’s purchase price adjustment. The Transaction Committee authorized Evercore to negotiate with Morgan Stanley a price adjustment of not more than $0.30 per share, subject to Board approval.

Also on June 21, 2022, the Board met with representatives from Scudder, Schulte, and Evercore to discuss DBS’s adjustment to the $32.00 Proposal. A representative from Evercore reviewed Evercore’s analysis with respect to such price adjustment and confirmed for the Board that Evercore was prepared to deliver a fairness opinion at or above $31.70 per share. Following such discussion, the Board met in executive session without the representative from Evercore present. A representative from Scudder reviewed for the Board the price adjustment, the Board’s options with respect to the price adjustment, and Evercore’s confirmation that the price adjustment will not affect Evercore’s ability to deliver a fairness opinion at or above $31.70 per share. A representative from Schulte reviewed the Board’s fiduciary duties. Following such discussion, the Board unanimously authorized Evercore to negotiate with Morgan Stanley a price adjustment of not more than $0.30 per share.

On June 22, 2022, following negotiations between Morgan Stanley and Evercore, DBS revised its proposal to acquire all of the Company’s outstanding shares of common stock from $32.00 per share in cash to $31.72 per share in cash (the “$31.72 Proposal”), representing a 126.25% premium to the $14.02 price per share of the Company common stock as of the close of trading on June 22, 2022.

Also on June 22, 2022, the Board met with representatives from Scudder, Schulte, and Evercore to discuss the $31.72 Proposal. Representatives from Evercore noted that DBS was unwilling to increase the $31.72 Proposal despite Evercore’s efforts to increase the price. Representatives from Evercore then discussed the timing of the fairness opinion and further confirmed that Evercore was prepared to provide its fairness opinion at $31.72 per share. Following such discussion, the Board met in executive session without the representatives from Evercore present. A representative from Scudder reviewed the outstanding items in the merger agreement with respect to the $31.72 Proposal. A representative from Schulte reviewed the Board’s fiduciary duties. Following such discussion, the Board authorized Scudder to accept the $31.72 Proposal and resolve any remaining outstanding legal issues with respect to the merger agreement.

Later on June 22, 2022 and into June 23, 2022, the Company, DBS, and their respective legal advisors continued to negotiate the terms of the merger agreement with respect to the $31.72 Proposal. Key terms negotiated between the parties included (1) the circumstances in which a termination fee would be payable by the Company and the amount of the termination fee; (2) the terms and conditions applicable to DBS’s and the Company’s obligations to obtain regulatory approvals, and the closing conditions related to regulatory approvals; (3) the interim operating covenants applicable to the Company prior to closing of the merger and related exceptions; (4) the termination fee of $10,000,000 (approximately 3.44% of the transaction equity value); and (5) the parties’ other representations, warranties, and covenants.

On June 23, 2022, DBS representatives informed the Company that it had obtained the required approvals to enter into the proposed transaction.  Subsequent thereto, the Transaction Committee met with members of the Board and the senior management team and representatives from Scudder and Schulte to discuss the merger agreement with respect to the $31.72 Proposal. A representative from Scudder reviewed the material terms of the merger agreement. Following such discussion, the Transaction Committee unanimously recommended to the Board that the Board approve the merger agreement with respect to the $31.72 Proposal.

On June 23, 2022, the Board met with members of the senior management team and representatives from Scudder, Schulte, and Evercore. Representatives from Evercore reviewed the $31.72 Proposal, including as compared to the $32.00 Proposal. Evercore representatives confirmed for the Board that Evercore had no conflicts that would adversely affect its ability to provide a fairness opinion to the Board in connection with its engagement. Following such confirmation, representatives from Evercore then gave their oral fairness opinion (which was subsequently confirmed in writing) to the effect that, as of that date and based upon and subject to the assumptions, procedures, conditions, matters considered and qualifications and limitations described in Evercore’s opinion, the merger consideration payable in the proposed merger to the Company’s stockholders was fair to such stockholders from a financial point of view. The representatives from Evercore then left the meeting. A representative from Scudder then reviewed the material terms of the merger agreement with respect to the $31.72 Proposal. The Board deliberated on the following factors: (1) the financial terms of the $31.72 Proposal, including the premium to the Company’s recent and historical stock prices; (2) the certainty of value given that the $31.72 Proposal is all-cash without a financing contingency; (3) the potential value of strategic alternatives reasonably available to the Company; (4) the terms and conditions of the merger agreement; (5) the oral opinion of Evercore, to be confirmed in writing; (6) the results of Evercore’s market check process which yielded no further indications of interest; (7) the timing and likelihood of the consummation of the merger, in light of the required regulatory approvals and commitments made by DBS in connection with obtaining such approvals; (8) multiple meetings and extensive discussions of the terms and conditions of the merger agreement, the merger, and other transactions contemplated by the merger agreement, including with financial and legal advisors; and (9) the recommendation of the Transaction Committee, based on its extensive review of the merger and the other transactions contemplated by the merger agreement, multiple meetings, and recommendations of financial and legal advisors, that the Company enter into the merger agreement with respect to the $31.72 Proposal. The Board also weighed the foregoing advantages and benefits against potentially negative factors, including limitations on the ability to respond to competing proposals to acquire the Company and terminate the merger agreement in connection with a superior proposal and termination fees in connection therewith, the impact of interim restrictions on the Company’s conduct between signing and closing, and the risk of the merger not being consummated and potential negative effects to the Company of failure to consummate the merger. Following such deliberations, the Board unanimously approved the merger agreement with respect to the $31.72 Proposal.

On June 23, 2022, the Company and DBS executed and delivered the merger agreement and, prior to the open of trading in the Company’s stock on June 24, 2022, the Company issued a press release announcing the execution of the merger agreement with respect to the $31.72 Proposal, representing a 113.7% premium to the $14.58 price per share of the Company common stock as of the close of trading on June 23, 2022. At no time prior to the execution of the merger agreement were there any discussions between DBS and its representatives, on the one hand, and the Company’s directors or officers, on the other hand, regarding individual post-transaction employment or retention arrangements or directorships, and none of DBS’s proposals made proposals with respect to management employment or retention following the merger or the purchase of or participation in the equity of the surviving corporation or its affiliates following the merger.

Recommendation of the Board

At the special meeting of the Board held on June 23, 2022, after careful consideration, including detailed discussions with the Company’s management and its legal and financial advisors, and review of the unanimous recommendation of the Transaction Committee, the Board unanimously:

•	approved, adopted and declared advisable the merger agreement and the merger and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger;

•
authorized and approved the execution, delivery and performance of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger;

•	determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its stockholders;

•	directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of the Company stockholders; and

•	recommended that the Company stockholders vote for the adoption of the merger agreement.

Reasons for Recommending the Adoption of the Merger Agreement

In evaluating the transaction, the Board consulted with the Company’s management, as well as legal and financial advisors to the Company and considered the unanimous recommendation of the Transaction Committee.

The Board considered various factors, discussed in more detail below, in making its determination and recommendation (which are not listed in any relative order of importance).

•	Financial Terms; Certainty of Value

o
recent and historical market prices, volatility and trading information with respect to the Company common stock, including that the merger consideration of $31.72 per share of Company common stock as of June 23, 2022, represented a substantial premium to the Company’s recent closing and historical stock prices of:

◾	approximately 117.6% over the Company’s closing share price on June 23, 2022, the last trading day before public announcement of the merger;

◾	approximately 101.7% over the Company’s 30-trading day volume weighted average price as of June 23, 2022;

o
the fact that the merger consideration is all cash with no financing condition, which provides certainty of value and immediate liquidity to the Company stockholders while avoiding potential long-term business risk;

o
the belief of the Board that, at this time, the base merger consideration of $31.72 per share is more favorable to the Company stockholders than the potential value that might result from the alternatives reasonably available to the Company (including the alternative of remaining a stand-alone public company and other strategic alternatives that might be pursued as a stand-alone public company), given the potential rewards, risks and uncertainties associated with pursuing those alternatives;

o
the view of the Board that the transaction provides a reasonable degree of deal certainty, taking into account, among other things, the limited number of conditions to closing in the merger agreement, the fact that no Parent stockholder vote is required to approve the transaction, the consummation of the merger is not subject to a financing condition, Parent’s representations in the merger agreement that it will have sufficient funds to consummate the merger, and Parent’s commitment to use its reasonable best efforts to obtain required regulatory clearances;

•	Prospects of the Company

o
the Company’s current, historical and projected business, financial condition, results of operations, competitive position, strategic options and prospects (including uncertainties in connection with the COVID-19 pandemic), the risks and challenges associated with remaining a stand-alone public company, the risks and uncertainties associated with the execution of the stand-alone strategic plan, and the potential impact of those factors on the future trading price of Company common stock, including risks related to:

◾
the general business environment for, and impact of general economic conditions on, the trucking industry, including the tight driver market, increasing fuel and insurance costs, and the availability and prices of revenue equipment, which could negatively affect the Company’s results of operations; and

◾	the additional costs and burdens involved with being a public company.

The Board considered the following additional factors as generally supporting its determination and recommendation, (which are not listed in any relative order of importance):

•
that the terms of the merger agreement, including the merger consideration, reflected extensive negotiations between the parties and their respective advisors and was the highest price per share of Company common stock reasonably available for the Company and to which the Board believed Parent was willing to agree;

•
based upon the results of the market check process and advice from Company’s management and the Company’s financial advisors, the likelihood that any strategic parties would be able to acquire or be interested in acquiring the Company;

•
the oral opinion of Evercore, rendered on June 23, 2022 and subsequently confirmed in writing, to the Board to the effect that, as of June 23, 2022, and based upon and subject to the assumptions made, procedures followed, conditions described, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion and as set forth in Evercore’s written opinion, the merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of Company common stock, as more fully described below under the section entitled “The Merger—Opinion of Evercore Group L.L.C.” beginning on page [ ];

•
the timing and likelihood of the consummation of the transaction, in light of the required regulatory clearances and the commitments made by Parent in connection with obtaining such clearances, as further described in “The Merger—Regulatory Approvals Required for the Merger” beginning on page [ ];

•	certain other terms of the merger agreement, including, among others, the following:

o	the customary nature of the representations, warranties and covenants of the Company in the merger agreement;

o
the ability of the Board, subject to certain limitations, to respond to an unsolicited acquisition proposal received from a third party prior to obtaining the Company stockholder approval if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal constitutes or would be reasonably likely to lead to a superior proposal;

o
the ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption of the merger agreement in response to the occurrence of an intervening event that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) and that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties;

o
the ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption of the merger agreement or to terminate the merger agreement in order to accept an alternative acquisition proposal and enter into a definitive agreement with respect to such proposal, subject to payment to Parent of  the Company termination fee, provided the Board shall have concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes a superior proposal;

o
the conclusion of the Board that the Company termination fee and the circumstances in which such Company termination fee may be payable are reasonable in light of the benefit of the merger and would not be a significant impediment to third parties interested in making an acquisition proposal;

o	the fact that Parent and Merger Sub agreed to use their reasonable best efforts to obtain regulatory approval for the merger under applicable competition laws;

o	the absence of a financing condition to Parent’s obligation to consummate the merger;

o
the fact that, pursuant to the merger agreement and subject to certain limitations, the Company is entitled to specific performance and other equitable remedies to prevent breaches of the merger agreement;

o	the fact that the outside date (as it may be extended) under the merger agreement is intended to allow for sufficient time to complete the merger; and

o
the availability of statutory appraisal rights to the Company’s stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with all required procedures under Section 262 of the DGCL.

The Board weighed the foregoing advantages and benefits against the following potentially negative factors (which are not listed in any relative order of importance):

•	the restrictions in the merger agreement on our soliciting competing proposals to acquire the Company;

•
the restrictions in the merger agreement on the Company’s ability to terminate the merger agreement in connection with the receipt of a superior proposal, including the fact that the Board must (i) provide four business days’ written notice to Parent of its intention to effect a Board recommendation change or terminate the merger agreement in order to provide Parent with an opportunity to match a superior proposal (and a further three business days’ written notice with respect to any subsequent material modifications to any such superior proposal) and (ii) negotiate in good faith with Parent during such period, and the discouraging effect such restrictions may have on other potential bidders;

•
the fact that, under certain circumstances, including the termination of the merger agreement by the Company to accept a superior proposal, the termination of the merger agreement by Parent following a change in recommendation by the Board, and other customary circumstances, the Company would be required to pay Parent the Company termination fee of $10.0 million, and the potential effect of such Company termination fee to deter other potential bidders from making an acquisition proposal for the Company;

•	the fact that the Company’s stockholders will not participate in any potential future earnings or growth of the Company and will not benefit from any appreciation in its value as a private company;

•
the risk that the conditions to the consummation of the merger may not be satisfied and, as a result, the possibility that the merger may not be completed in a timely manner or at all, even if the merger agreement is adopted by the Company’s stockholders;

•	the potential negative effects if the merger is not consummated, including:

o	the trading price of the Company common stock could be adversely affected;

o	we will have incurred significant transaction and opportunity costs attempting to complete the merger;

o	we could lose customers, suppliers, business partners and employees, including drivers, key executives, sales and other personnel;

o	our business may be subject to significant disruption and decline;

o	any potential future business combinations may be less likely to arise;

o	the market’s perceptions of our prospects could be adversely affected; and

o	our directors, officers and other employees will have expended considerable time and efforts to consummate the merger;

•
the fact that, notwithstanding our specific performance remedy under the merger agreement, our remedy in the event of a breach of the merger agreement by Parent or Merger Sub is limited to the ability to seek recovery for damages suffered or incurred as a result of Parent’s willful and material breach or fraud with respect to Parent’s representations, warranties, covenants or other agreements in the merger agreement in certain circumstances, and that under certain circumstances we may not be entitled to recovery for damages at all;

•
the fact that any gain realized by the Company’s stockholders as a result of the merger generally will be taxable for U.S. federal income tax purposes to those stockholders that are subject to taxation in the U.S.;

•
the fact that that Parent and its affiliates are non-U.S. entities with assets located primarily in non-U.S. jurisdictions and the potential challenges of successfully pursuing claims against such entities in the event of a breach by Parent or its affiliates of the merger agreement or any other transaction agreements;

•
the restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking business or other opportunities that may arise prior to the consummation of the merger;

•	the potential distraction to our business from stockholder suits in connection with the merger; and

•
the fact that certain of the Company’s directors and executive officers may receive certain change in control benefits that are different from, and in addition to, those received by the Company’s other stockholders (see the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [ ]).

The Board believed that, overall, the potential benefits of the proposed transaction to the Company and the Company stockholders outweighed the risks, many of which are mentioned above. The Board realized, however, that there can be no assurance about future results, including results considered or expected as described in the factors listed above. The factors considered by the Board and all other information in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page [ ].

This discussion of the factors considered by the Board in approving the merger agreement and the merger and recommending that the Company stockholders approve the proposals at the special meeting described in this proxy statement includes the material factors considered by the Board, but it is not intended to be exhaustive and does not include all of the factors considered. In view of the variety of factors described above and the quality and amount of information considered, the Board did not find it practicable to quantify or otherwise assign relative weight to, and did not make any specific assessments of, the specific factors considered in reaching its determination. Individual members of the Board may have given different weights to different factors. The Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, the Company’s executive management and its financial advisors and outside legal counsel.

Forward-Looking Financial Information

Given the subjective judgements and assumptions, which are subject to change, as well as the risks and uncertainties inherent in preparing financial projections, the Company does not as a matter of general practice publicly disclose detailed projections as to its anticipated financial position or results of operations, particularly over extended future periods. From time to time the Company may provide revenue, earnings per share or other projected financial information in its earnings press releases and other investor materials. These financial projections were made available to the Board and Evercore. These financial projections were used and relied upon by Evercore in connection with its financial analyses and fairness opinion provided to the Board on June 23, 2022 in connection with its consideration of the transactions contemplated by the merger, as summarized below under “ —Opinion of Evercore Group L.L.C.”. In connection with Parent’s due diligence investigation, the Company made available to Parent portions of the financial projections. None of the financial projections were intended for public disclosure. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to the Board and Evercore and because portions of the financial projections were also made available to Parent. The financial projections are not included in this proxy statement to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to the shares of Company common stock.

The financial projections are forward-looking statements. Important factors that may affect actual results and cause the financial projections not to be achieved include, but are not limited to, the risks and uncertainties described below and those described in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page [ ]. Although the financial projections are presented with numerical specificity, they reflect numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The financial projections reflect assumptions as to certain potential business decisions that are subject to change. Without limiting the generality of the foregoing, the financial projections include assumptions relating to the level of and changes in the freight market as a result of, among other things, freight demand and rates, wage and other inflation, driver availability for the Company and industry-wide, availability of third-party capacity, fuel costs, usage and surcharge revenue, insurance and claims frequency and costs and revenue equipment availability and cost. The financial projections cover several years and such information by its nature becomes less reliable with each successive year. The financial projections were prepared on a standalone basis without giving effect to the merger. Furthermore, the financial projections do not take into account the effect of any failure of the merger to be completed and should not be viewed as accurate or continuing in that context.

In the view of the Company’s management, the information in the financial projections was prepared on a reasonable basis and reflected the reasonable estimates and judgments available to the Company’s management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of future results. The financial projections reflect subjective judgments and assumptions in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the financial projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the financial projections, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, the COVID-19 pandemic and pandemic recovery, changes in freight demand and rates, changes in driver availability and compensation, changes in fuel prices, the availability and prices of revenue equipment, the failure to achieve the Company’s cost containment goals, the impact of the announcement of the merger on the Company’s business and operating results, the occurrence of any circumstance or any other events that could give rise to the termination of the merger, or the failure to obtain Company stockholder approval or failure to satisfy any other conditions precedent to consummate the proposed transaction, including the receipt of all necessary regulatory approvals on a timely basis or at all, risks that the pendency of the merger disrupts current ongoing business operations, risks of litigation and/or regulatory actions related to the merger, and other risks set forth in the Company’s reports filed with the SEC. There can be no assurance that the financial projections will be realized or that actual results will not be significantly higher or lower than forecasted. In addition, the financial projections will be affected by our ability to achieve strategic goals, objectives and targets over the applicable periods. The financial projections cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such.

The inclusion of the financial projections should not be regarded as an indication that the Company, Evercore, any of their respective affiliates, officers, directors, advisors or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the financial projections herein should not be deemed an admission or representation by the Company that it views such financial projections as material information. No representation is made by the Company or any other person regarding the financial projections or the Company’s ultimate performance compared to such information. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about the Company contained in its public filings with the SEC. For additional information, see the section entitled “Where You Can Find More Information” beginning on page [ ]. In light of the foregoing factors, and the uncertainties inherent in the financial projections, the Company’s stockholders are cautioned not to place undue reliance on the financial projections.

The financial projections included in this document have been prepared by, and are solely the responsibility of, the Company’s management. Neither the Company’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the financial projections, nor have they or Evercore expressed any opinion or any other form of assurance on the financial projections, the assumptions on which they were based or their achievability.

Some of the financial projections are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

Financial Projections

($ in millions, except per share data)	2022	E	2023	E	2024	E	2025	E	2026	E
Operating revenue excluding fuel surcharge(1)	$725.5		$806.2		$907.4		$991.0		$1,083.3
Adjusted operating income(2)	$43.4		$52.9		$64.2		$74.4		$85.2
Adjusted earnings per diluted share(3)	$3.07		$3.77		$4.57		$5.31		$6.10
Adjusted operating ratio(4)	94.0%		93.4%		92.9%		92.5%		92.1%

($ in millions)	2H 2022	E	2023	E	2024	E	2025	E	2026	E
Adjusted EBITDAR(5)	$50		$110		$128		$143		$160
Adjusted EBITDA(6)	$46		$104		$122		$136		$153
Adjusted EBIT(7)	$23		$51		$62		$72		$83
Net Operating Profit After Tax(8)	$22		$41		$48		$49		$52
Unlevered Free Cash Flow (9)	$8		$21		$18		$24		$29

(1)	Operating revenue excluding fuel surcharge is calculated as operating revenue minus fuel surcharge revenue.

(2)
Adjusted operating income is calculated by deducting operating expenses excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.

(3)
Adjusted earnings per diluted share is calculated as net income excluding amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate divided by the weighted average number of diluted shares outstanding during the period.

(4)
Adjusted operating ratio is calculated as operating expenses excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.

(5)
Adjusted EBITDAR is calculated as earnings before interest, taxes, depreciation and amortization and equipment rent expense, adjusted for equity compensation, property, plant and equipment impairments, restructuring and severance expenses.

(6)	Adjusted EBITDA is calculated as Adjusted EBITDAR less rent expense.

(7)	Adjusted EBIT is calculated as Adjusted EBITDA less equity compensation and depreciation and amortization.

(8)	Net Operating Profit After Tax is calculated as Adjusted EBIT less unlevered cash taxes.

(9)
Unlevered Free Cash Flow is calculated as Net Operating Profit After Tax plus depreciation and amortization, less change in net working capital, less gross capital expenditures plus proceeds from disposals.

The financial projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws.

WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS OR THE SPECIFIC PORTIONS PRESENTED TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

Opinion of Evercore Group L.L.C.

The Board selected Evercore to act as the Company’s financial advisor in connection with the merger. As part of this engagement, the Board requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement. At a meeting of the Board held on June 23, 2022, Evercore rendered to the Board its opinion to the effect that, as of June 23, 2022 and based upon and subject to the assumptions, procedures, conditions, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in connection with the preparation of its written opinion and as described therein, the merger consideration to be received by the holders of shares of Company common stock in the merger was fair, from a financial point of view, to such holders of shares of Company common stock.

The full text of the written opinion of Evercore, dated as of June 23, 2022, which sets forth, among other things, the assumptions made, procedures followed, conditions described, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The stockholders of the Company are encouraged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the merger, including as to how any holder of shares of Company common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the merger.

In connection with rendering its opinion, Evercore, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

(ii)	reviewed certain non-public historical financial statements and other non-public historical financial data relating to the Company prepared and furnished to Evercore by management of the Company;

(iii)	reviewed certain non-public historical operating data relating to the Company prepared and furnished to Evercore by management of the Company;

(iv)
reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to Evercore by management of the Company, as approved for Evercore’s use by the Company;

(v)
discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and such projected financial and operating data;

(vi)	reviewed the reported prices and the historical trading activity of shares of the Company common stock;

(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

(viii)
compared the financial performance of the Company and the valuation multiples relating to the merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

(ix)	reviewed the financial terms and conditions of the merger agreement; and

(x)	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the projected financial and operating data, Evercore assumed with the Company’s consent that such data had been reasonably prepared on bases reflecting the best then available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby.  Evercore expressed no view as to the projected financial and operating data or the assumptions on which they are based.

For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver or modification thereof.  Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the merger or materially reduce the contemplated benefits to the holders of shares of Company common stock of the merger. Further, the credit, financial and stock markets have been experiencing unusual volatility and Evercore expressed no opinion or view as to any potential effects of such volatility on the Company, Parent or Merger Sub or the merger.

Evercore did not conduct a physical inspection of the equipment, properties or facilities of the Company and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.  Evercore’s opinion is necessarily based upon information made available to it as of the date of its written opinion and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of shares of Company common stock, from a financial point of view, of the merger consideration.  Evercore did not express any view on, and its opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the merger consideration or otherwise.

Evercore has not been asked to, nor did it express any view on, and Evercore’s opinion did not address, any other term or aspect of the merger agreement or the merger, including, without limitation, the structure or form of the merger, or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger agreement.  Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the merger.  Evercore’s opinion does not constitute a recommendation to the Board or to any other persons in respect of the merger, including as to how any holder of shares of Company common stock should vote or act in respect of the merger.  Evercore did not express any opinion as to the prices at which shares of Company common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the merger or as to the impact of the merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. Evercore is not legal, regulatory, accounting or tax experts and has assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Board on June 23, 2022 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 22, 2022, and is not necessarily indicative of current or future market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of the Company. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the second half of the Company’s fiscal year 2022 and the Company’s fiscal years 2023 through 2026 based on financial projections prepared by the Company’s management and set forth in the section entitled “Financial Projections”.  Evercore calculated terminal values of the Company by applying (i) a range of perpetuity growth rates of 3.5% to 4.5% and (ii) a range of estimated EBITDA exit multiples of 3.75x to 4.75x, which were each selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that the Company was forecasted to generate based on management’s financial projections.  The unlevered cash flows and terminal values in each case were then discounted to present value as of June 30, 2022 using discount rates ranging from 12.5% to 14.5%, which were based on an estimate of the Company’s weighted average cost of capital, based on the mid-year cash flow discounting convention.  Based on this range of implied enterprise values, after adjusting for cash, debt and finance lease obligations as of March 31, 2022, and the number of fully diluted shares of Company common stock as of June 22, 2022, in each case as provided by the Company’s management, (i) the discounted cash flow analysis utilizing the perpetuity growth rate methodology to calculate the terminal value indicated a range of implied equity values per share of Company common stock of $18.95 to $32.60 and (ii) the discounted cash flow analysis utilizing the EBITDA exit multiple methodology to calculate the terminal value indicated a range of implied equity values per share of Company common stock of $26.10 to $39.15, compared to the merger consideration of $31.72 per share of Company common stock.

Precedent Transactions Analysis
Evercore reviewed publicly available financial information related to the following selected transactions involving target companies in the asset-based trucking industry announced since 2002 (the “Selected Transactions”).  The Selected Transactions reviewed by Evercore, and the month and year each was announced, were as follows:
Month and Year Announced	Target / Acquiror	Transaction Value (in millions)	Enterprise Value / LTM EBITDA
June 2022	Metropolitan Trucking Inc. / P.A.M. Transportation (c)	$77	3.5x
August 2019	Millis Transfer, Inc. / Heartland	$150	5.1x
June 2018	Epes / Penske (c)	$350	6.5x (d)
July 2017	IDC / Heartland Express (c)	$113	4.3x (a)
May 2017	Estenson Logistics / Hub Group (c)	$289	6.8x (d)
October 2016	XPO North American Truckload Operation / Transforce Inc.	$558	4.8x
October 2014	Barr-Nunn Transportation / Knight Transportation (c)	$112	4.3x
June 2014	Transport America / Transforce Inc.	$310	5.7x
November 2013	Gordon Trucking / Heartland Express (b) (c)	$300	5.0x
August 2013	Central Refrigerated Service, Inc. / Swift Transportation	$225	4.5x
July 2013	Frozen Food Express Industries / Duff Brothers Capital Corp.	$82	NM (e)
July 2007	Contract Freighters, Inc. / Conway Inc. (c)	$750	N/A (f)
June 2007	US Xpress / Mountain Lake Acquisition Co.	$675	5.4x
March 2007	Smithway Motor Xpress Corp. / Western Express, Inc.	$91	4.1x
November 2006	Swift Transportation / Saint Acquisition Corporation	$2,820	5.6x
October 2005	Transport Corporation of America / Goldner Hawn Johnson & Morrison	$113	3.9x
October 2002	Landair Corp. / Landair Acquisition Corp.	$100	5.4x

(a)	Represents research estimates of acquisition multiple range from 3.5x to 5.0x.
(b)	Represents adjusted Enterprise Value / LTM EBITDA of ~4.0x when factoring in $60 million net present value of expected future cash tax savings attributable to a Section 338(h)(10) tax election.
(c)	Transaction structure appears to include use of a Section 338(h)(10) tax election or other basis for the buyer receiving a stepped up asset basis.
(d)	Transaction involves a “dedicated” business.
(e)	NM means not meaningful because LTM EBITDA is negative.
(f)	N/A means not applicable because LTM EBITDA is not publicly available.

For each Selected Transaction, Evercore (i) calculated the transaction value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, less cash and cash equivalents, as applicable, where publicly available) or otherwise utilized the transaction value as publicly available or otherwise made available to Evercore and (ii) calculated transaction value as a multiple of last twelve-month EBITDA (defined as earnings before interest, taxes, depreciation, amortization and, as applicable, non-recurring items) for the target company at the time of the announcement of the applicable transaction, which we refer to as “Enterprise Value / LTM EBITDA”.  Estimated financial data of the Selected Transactions were based on publicly available information at the time of announcement of the relevant transaction.
This analysis indicated the following:
Benchmark	Mean	Median
Enterprise Value / LTM EBITDA	5.0x	5.0x

Based on the multiples it derived from the Selected Transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM EBITDA multiples of 4.25x to 5.50x and applied this range of multiples to the Company’s LTM EBITDA as of the first quarter of 2022.  Based on the resulting ranges of values, after adjusting for cash, debt and finance lease obligations as of March 31, 2022, and the number of fully diluted shares of Company common stock, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company common stock of $24.20 to $36.05, as compared to the merger consideration of $31.72 per share of Company common stock.
Although none of the target companies or businesses reviewed in the Selected Transactions analysis is directly comparable to the Company and none of the Selected Transactions is directly comparable to the merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses.  In evaluating the Selected Transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the Selected Transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the Selected Transactions.  Accordingly, an evaluation of the results of this analysis is not entirely mathematical.  Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the Selected Transactions and the multiples derived from the Selected Transactions.  Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Transactions.
Selected Public Company Trading Multiples Analysis
Evercore reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for the following selected publicly traded small cap and large cap peer companies in the truckload motor carrier industry (collectively, the “Selected Companies”):
Small Cap Peer Companies

•	U.S. Xpress Enterprises, Inc.
•	P.A.M. Transportation Services, Inc.
•	Covenant Logistics Group, Inc.
Large Cap Peer Companies

•	Marten Transport, Ltd.
•	Knight-Swift Transportation Holdings Inc.
•	Heartland Express, Inc.
•	Werner Enterprises, Inc.
•	Schneider National, Inc.

In addition, based on its experience and professional judgment, Evercore determined to analyze the publicly traded small cap and large cap peer companies separately. The small cap peer companies were distinguished by their market equity values (as of June 22, 2022) and profitability (measured in terms of adjusted operating ratio) and were deemed more similar to the Company in terms of, among other factors, total enterprise value, key financial and operational metrics including adjusted operating ratio, scale of operations, size and float of shares outstanding, and/or level of research analyst coverage. Accordingly, Evercore deemed the large cap peer companies less relevant than the small cap peer companies for purposes of determining the various multiples that Evercore applied to the Company, as described below. The financial data of the selected publicly traded companies used by Evercore for this analysis were based on data from FactSet Research Systems, Inc. and company filings.
For each of the Selected Companies, Evercore calculated (i) enterprise value (defined as equity market capitalization plus total debt, plus finance lease obligations, plus minority interest, less unconsolidated assets, less cash and cash equivalents, as applicable) based on closing share prices as of June 22, 2022, as a multiple of estimated EBITDA for fiscal year 2022, (ii) enterprise value based on closing share prices as of June 22, 2022, as a multiple of estimated EBITDA for fiscal year 2023, (ii) price per share as of June 22, 2022 as a multiple of estimated EPS (defined as earnings per share) for fiscal year 2022 and (iv) price per share as of June 22, 2022 as a multiple of estimated EPS for fiscal year 2023.  Estimated financial data of the Selected Companies were based on publicly available filings with the SEC and publicly available research analysts’ consensus estimates.
This analysis indicated the following:
Benchmark	Mean	Median
Small Cap Peer Companies
Enterprise Value / 2022E EBITDA	3.8x	3.8x
Enterprise Value / 2023E EBITDA	3.8x	4.1x
Price / 2022E Earnings per Share	6.4x	5.8x
Price / 2023E Earnings per Share	7.5x	7.1x

Large Cap Peer Companies
Enterprise Value / 2022E EBTIDA	4.6x	4.6x
Enterprise Value / 2023E EBTIDA	4.7x	4.6x
Price / 2022E Earnings per Share	10.5x	9.3x
Price / 2023E Earnings per Share	11.4x	10.0x

Based on the multiples it derived for the Selected Companies and based on its professional judgment and experience, Evercore applied an enterprise value / EBITDA multiple reference range of 3.00x – 4.50x to the Company’s estimated EBITDA for 2022 as set forth in the financial projections.  Based on this range of implied enterprise values, after adjusting for cash, debt and finance lease obligations as of March 31, 2022, and the number of fully diluted shares of Company common stock, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company common stock of $12.05 to $26.25, compared to the merger consideration of $31.72 per share of Company common stock.
Based on the multiples it derived for the Selected Companies and based on its professional judgment and experience, Evercore applied an enterprise value / EBITDA multiple reference range of 3.50x – 4.50x to the Company’s estimated EBITDA for 2023 as set forth in the financial projections.  Based on this range of implied enterprise values, after adjusting for cash, debt and finance lease obligations as of March 31, 2022, and the number of fully diluted shares of Company common stock, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company common stock of $23.65 to $35.05, compared to the merger consideration of $31.72 per share of Company common stock.
Based on the multiples it derived for the Selected Companies and based on its professional judgment and experience, Evercore applied a price / EPS multiple reference range of 5.00x – 8.00x to the Company’s estimated EPS for fiscal year 2022 as set forth in the financial projections. This analysis indicated a range of implied equity values per share of Company common stock of $15.35 to $24.60, compared to the merger consideration of $31.72 per share of Company common stock.

Based on the multiples it derived for the Selected Companies and based on its professional judgment and experience, Evercore applied a price / EPS multiple reference range of 5.00x – 9.00x to the Company’s estimated EPS for fiscal year 2023 as set forth in the financial projections. This analysis indicated a range of implied equity values per share of Company common stock of $18.85 to $33.95, compared to the merger consideration of $31.72 per share of Company common stock.
Although none of the Selected Companies is identical or directly comparable to the Company, Evercore selected these companies because they are publicly traded companies that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses.  In evaluating the Selected Companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the Selected Companies and other matters, as well as differences in the Selected Companies’ financial, business and operating characteristics.  Accordingly, an evaluation of the results of this analysis is not entirely mathematical.  Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the Selected Companies and the multiples derived from the Selected Companies.  Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Companies.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Premiums Paid Analysis
Using publicly available information, Evercore reviewed all-cash completed transactions announced since January 1, 2005, excluding transactions in the financial and REIT sectors, with a transaction size ranging from $250 million to $350 million involving a U.S. acquiror and a U.S. publicly traded target.  Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid in each such transaction exceeded the closing market prices per share of the target companies one day, one week and one month prior to announcement of each transaction.
This analysis indicated the following:

	One Day Prior	One Week Prior	One Month Prior
Median	29.1%	31.7%	31.7%
75th Percentile	51.1%	50.2%	48.5%
Mean	40.5%	41.2%	39.2%
25th Percentile	14.1%	17.4%	17.7%

Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 30.0% to 50.0% to the closing price per share of Company common stock of $14.02 as of June 22, 2022. This analysis indicated a range of implied equity values per share of common stock of $18.25 to $21.05, compared to the merger consideration of $31.72 per share of Company common stock.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the shares of Company common stock prepared and published by equity research analysts that were publicly available as of June 22, 2022.  These price targets reflect analysts’ estimates of the future public market trading price of the shares of Company common stock at the time the price target was published.  The range of selected equity research analyst price targets per share of Company common stock was $24.00 to $39.00 as of June 22, 2022.  Public market trading price targets published by equity research analysts are generally twelve-month price targets and hence do not necessarily reflect current market trading prices for the shares of Company common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of the Company and future general industry and market conditions.

Trading Range

Evercore reviewed historical trading prices of shares of Company common stock during the twelve-month period ended June 22, 2022, noting that the low and high intraday prices during such period ranged from $13.15 to $28.40 per share of Company common stock, respectively.
Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Board. In connection with the review of the merger by the Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Company common stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, of the merger consideration to the holders of shares of Company common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Board (in its capacity as such) in connection with its evaluation of the proposed merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Board or the Company’s management or that any specific amount of consideration constituted the only appropriate consideration in the merger for the holders of Company common stock.

Pursuant to the terms of Evercore’s engagement letter with the Company, the Company has, from the date of its initial engagement, agreed to pay Evercore retainer fees for its services equal to $500,000. The Company also agreed to pay Evercore (i) a sale transaction fee equal to the greater of $4 million and 1.4% of the enterprise value payable upon the consummation of a sale transaction (such as the merger) and (ii) an opinion fee equal to $1 million upon delivery of Evercore’s opinion. The opinion fee is fully creditable against the sale transaction fee. If the sale transaction fee becomes payable on or prior to December 2, 2022, then $125,000 of the retainer fees will be creditable against the sale transaction fee. If the sale transaction fee becomes payable on or after December 3, 2022, but on or before June 2, 2023, then $62,500 of the retainer fees will be creditable against the sale transaction fee. The Company has also agreed to reimburse Evercore for its reasonable expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two-year period prior to the date of its written opinion, Evercore and its affiliates were not engaged to provide financial advisory or other services to the Company and did not receive compensation from the Company during such period, other than the engagements and fees described above.  In addition, during the two-year period prior to the date of its written opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Parent and have not received any compensation from Parent during such period.  Evercore may provide financial advisory or other services to the Company and Parent in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Parent.

The Board selected Evercore to act as the Company’s financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Interests of Directors and Executive Officers in the Merger

Members of the Board and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board for the adoption of the merger agreement. The members of the Board were aware of these interests and considered them at the time they approved the merger agreement and in making their recommendation that the Company stockholders adopt the merger agreement. These interests are described below and in the section entitled “The Agreement and Plan of Merger—Treatment of Company Equity Awards” beginning on page [ ].

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payment and benefits described in this section, the following assumptions, as well as those described in the section entitled “ —Golden Parachute Compensation” below, were used:

•
the relevant price per share of Company common stock is $31.72 per share, which is the fixed price per share to be received by Company stockholders as merger consideration in respect of their shares of Company common stock;

•	the effective time is September 30, 2022, which is the assumed date of the effective time solely for purposes of the disclosure in this section (the “assumed effective time”);

•
the employment of each executive officer of the Company is terminated without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the change-in-control/severance agreements), in each case, immediately following the assumed effective time; and

•	the service of each non-employee director of the Company is terminated immediately following the assumed effective time.

Treatment of Outstanding Equity Awards

Company Stock Options

The merger agreement provides that, at the effective time:

•	each outstanding and unexercised Company stock option will become fully vested and be cancelled; and

•
each holder of any such Company stock option will be entitled to receive, in consideration of and in full settlement for the cancellation of each such Company stock option, a cash payment, without interest and subject to applicable tax withholding of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such cancelled Company stock option and (ii) the excess, if any, of the merger consideration over the exercise price per share of each such Company stock option.

Restricted Stock

The merger agreement provides that, at the effective time:

•	each outstanding share of restricted stock (whether vested or unvested), will become fully vested and be cancelled; and

•
each holder of any such restricted stock will be entitled to receive, in consideration of and in full settlement for the cancellation of each such share of restricted stock, a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such award of restricted stock and (ii) the merger consideration.

 Performance Stock Units

The merger agreement provides that, at the effective time:

•	each outstanding PSU (whether vested or unvested), will become fully vested and be cancelled; and

•
each holder of any such PSU will be entitled to receive, in consideration of and in full settlement for the cancellation of each such PSU, a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such cancelled PSU and (ii) the merger consideration.

Treatment of Outstanding Equity Awards—Summary Table

The following table sets forth for each of the Company’s executive officers and non-employee directors, (1) the number of shares of the Company common stock directly held, (2) the number of shares of the Company common stock subject to Company stock options which all have a per-share exercise price less than the merger consideration, (3) the number of shares of restricted stock held, and (4) the number of shares of the Company common stock subject to PSUs, assuming the assumptions set forth above in “— Certain Assumptions,” the following and such additional assumptions set forth in the footnotes to the table:

•	The Company stock options, restricted stock and PSUs include those that would be outstanding as of the assumed effective time, assuming continued service by the individual through such date; and

•
None of the individuals exercises any of his or her Company stock options on or before the assumed effective time, and no additional Company stock options, restricted stock, or PSUs are granted to any such individual on or before the assumed effective time.

	Shares Held Directly(1)			Company Stock Options		Shares of Restricted Stock		PSUs
Name	Number of Shares (#)		Value of Shares ($)	Number of Shares Subject to Option (#)	Value of Shares Subject to Option ($)	Number of Shares (#)	Value of Shares ($)	Number of Shares Subject to PSU (#)	Value of Shares Subject to PSU ($)	Total ($)
Executive Officers
James D. Reed	176,521		$5,599,246	48,174	$672,991	129,020	$4,092,514	21,171	$671,544	$11,036,295
Zachary B. King	16,747		$531,215	1,095	$15,297	52,716	$1,672,152	7,031	$223,023	$2,441,687
Timothy W. Guin	50,704		$1,608,331	17,505	$244,545	66,545	$2,110,807	8,703	$276,059	$4,239,742
George T. Henry	17,832		$565,631	13,129	$183,412	50,636	$1,606,174	5,534	$175,538	$2,530,755
Kimberly K. Littlejohn	15,066		$477,894	7,002	$97,818	32,606	$1,034,262	5,327	$168,972	$1,778,946
Non-Employee Directors
Alexander D. Greene	52,356		$1,660,732	—	—	5,813	$184,388	—	—	$1,845,120
Robert E. Creager	57,976		$1,838,999	—	—	2,906	$92,178	—	—	$1,931,177
Gary R. Enzor	46,051	(2)	$1,460,738	—	—	2,906	$92,178	—	—	$1,552,916
Barbara J. Faulkenberry	26,156		$829,668	—	—	2,906	$92,178	—	—	$921,846
M. Susan Chambers	17,813		$565,028	—	—	2,906	$92,178	—	—	$657,206
Rajan C. Penkar	2,757		$87,452	—	—	2,906	$92,178	—	—	$179,630

(1)
Represents shares of Company common stock held as of July 15, 2022. The amounts shown are determined assuming that no individual will acquire or dispose of shares of common stock from July 15, 2022 through the assumed effective time. For additional ownership regarding beneficial ownership of common stock, see the section entitled “Stock Ownership” beginning on page [ ].

(2)	Represents shares of Company common stock held by Gary and Wendy Enzor as tenants in common.

Executive Change in Control/Severance Agreements

Each of Messrs. Reed, King, Guin, and Henry and Ms. Littlejohn have Change in Control/Severance Agreements (each, a “Severance Agreement”) with the Company. Each Severance Agreement includes a double-trigger change-in-control provision. Under the Severance Agreements, the participant is entitled to certain benefits (the “Change in Control Benefit”) if, in the event of and during the 12-month period following a “change in control,” the Company or its successor terminates the participant’s employment without “cause” or the participant is subject to a “constructive termination” (as defined in the Severance Agreements) (each a “qualifying termination”). Eligibility for payment of the Change in Control Benefit is subject to execution by the recipient of a general release of claims against the Company and is conditioned upon (among other things) compliance with non-competition and non-solicitation obligations for a period of 18 months following a qualifying termination.

With respect to the Change in Control Benefit, each of our executive officers is entitled to (i) a lump sum severance payment equal to 150% of base salary (in the case of Mr. Reed, 200% of base salary), (ii) a lump-sum payment of 150% of target of their short-term incentive cash compensation (in the case of Mr. Reed, 200% of target), (iii) COBRA reimbursement for a period of 18 months following termination, and (iv) in the case of Mr. Reed and Ms. Littlejohn, a lump sum payment of $50,000 as a relocation service benefit.

Annual Cash Bonus Plan

Pursuant to the merger agreement, if the effective time occurs prior to the payment of any outstanding amounts under any 2022 cash-based short-term bonus plan, then Parent will pay such bonuses to each employee of the Company and its subsidiaries immediately prior to the effective time (each, a “continuing employee”), including the executive officers, at the target level of achievement and at such times as the Company would have customarily made such bonus payments. If any continuing employee is terminated without cause by the Company prior to the payment of outstanding amounts under any applicable 2022 cash-based short-term bonus plan and such termination occurs prior to December 31, 2022, then Parent will pay to such continuing employee, on, or as promptly as practicable after, the date of such termination, an amount equal to such continuing employee’s target level of achievement, pro-rated for the number of days that occur between January 1, 2022 and the date of such termination. If any continuing employee is terminated without cause by the Company prior to the payment of any outstanding amounts under any 2022 cash-based short-term bonus plan and such termination occurs on or after December 31, 2022, then Parent will pay to such continuing employee an amount equal to such continuing employee’s target level of achievement at such time as the Company would have customarily made such bonus payments.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the tables below (and the accompanying footnotes) present the estimated amounts of compensation that each of the Company’s named executive officers could receive that are based on or otherwise relate to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the Company’s named executive officers. This merger-related compensation is subject to a non-binding advisory vote of the Company stockholders, as set forth in proposal 2 to this proxy statement. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page [ ].

The amounts set forth below are estimates of the amounts that would be payable to the Company’s named executive officers using the assumptions described under “—Certain Assumptions” above. These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
James D. Reed	$2,728,493	$4,932,299	$85,413	$7,746,205
Zachary B. King	$854,137	$1,899,003	$35,413	$2,788,553
Timothy W. Guin	$953,786	$2,448,013	$35,413	$3,437,212
George T. Henry	$854,137	$1,827,576	$35,413	$2,717,126
Kimberly K. Littlejohn	$754,488	$1,227,682	$76,337	$2,058,507

(1)
The amounts in this column represent the aggregate value of the cash severance payments payable to our named executive officers pursuant to the Severance Agreements in connection with a qualifying termination following the assumed effective time. The payments of cash severance are each equal to (i) 150% of the executive officer’s annual base salary (in the case of Mr. Reed, 200% of base salary) as in effect at the assumed effective time, assuming that the termination of employment occurs on such date, paid in lump sum, and (ii) (a) 150% of the executive officer’s target short-term incentive cash compensation (in the case of Mr. Reed, 200% of target) as in effect at the assumed effective time, assuming that the termination of employment occurs on such date, paid in lump sum. These cash severance payments are “double-trigger” payments (i.e., they are each conditioned upon both the consummation of the merger and a qualifying termination of employment within 12 months following the merger). In addition, such cash payments are conditioned upon the execution and non-revocation of a release of claims, and continued compliance with any applicable restrictive covenants. Additionally, pursuant to the merger agreement, assuming each named executive officer were terminated without cause at the assumed effective time, he or she would be eligible to receive an amount equal to his or her target level of achievement under the 2022 cash-based short-term bonus plan, pro-rated for the number of days that occur between January 1, 2022 and the assumed effective time. These pro-rated target bonus payments are “double-trigger” payments (i.e., they are each conditioned upon both the consummation of the merger and a termination without cause).

Name	Cash Severance ($)	Pro-Rated Target Bonus ($)	Total ($)
James D. Reed	$2,300,000	$428,493	$2,728,493
Zachary B. King	$720,000	$134,137	$854,137
Timothy W. Guin	$804,000	$149,786	$953,786
George T. Henry	$720,000	$134,137	$854,137
Kimberly K. Littlejohn	$636,000	$118,488	$754,488

(2)
The amounts in this column represent the value of the unvested Company stock options, restricted stock and PSUs held by the named executive officers that will be fully vested at the assumed effective time and cancelled in exchange for a cash payment as described in the section titled “The Agreement and Plan of Merger—Treatment of Company Equity Awards” beginning on page [ ], and further quantified in the following table. The payments described in this footnote are “single-trigger” payments (i.e., they are conditioned solely upon the consummation of the merger and continued employment through the closing date, and not the named executive officer’s subsequent termination of employment following the assumed effective time).

Name	Company Stock Options ($)(a)	Restricted Stock ($)(b)	PSUs ($)(c)	Total ($)
James D. Reed	$168,241	$4,092,514	$671,544	$4,932,299
Zachary B. King	$3,828	$1,672,152	$223,023	$1,899,003
Timothy W. Guin	$61,147	$2,110,807	$276,059	$2,448,013
George T. Henry	$45,864	$1,606,174	$175,538	$1,827,576
Kimberly K. Littlejohn	$24,448	$1,034,262	$168,972	$1,227,682

(a)
The amounts in this column represent the value of unvested Company stock options that will vest and paid out in the merger. Such amounts were determined by multiplying the total number of shares of Company common stock underlying Company stock options held by each such named executive officer by the merger consideration, less the applicable exercise price per share of each such Company stock option.

(b)
The amounts reported in this column represent the value of the unvested Company restricted stock held by our named executive officers that will vest and be paid out in the merger. Such amounts were determined by multiplying the number of unvested Company restricted stock held by each such named executive officer by the merger consideration.

(c)
The amounts reported in this column represent the value of the unvested PSUs held by our named executive officers that will vest and be paid out in the merger. Such amounts were determined by multiplying the number of shares of common stock underlying PSUs held by each such named executive officer, multiplied by the merger consideration.

(3)
The amounts reported in this column represent the value of (i) the Company’s COBRA reimbursement for a period of 18 months and (ii) for each of Mr. Reed and Ms. Littlejohn, a lump sum payment of $50,000 as a relocation service benefit. These benefits are “double-trigger” payments (i.e., they are each conditioned upon both the consummation of the merger and a qualifying termination of employment within 12 months following the merger). In addition, such payments are conditioned upon the execution and non-revocation of a release of claims, and continued compliance with any applicable restrictive covenants.

Name	COBRA Reimbursement ($)	Relocation Services ($)	Total ($)
James D. Reed	$35,413	$50,000	$85,413
Zachary B. King	$35,413	—	$35,413
Timothy W. Guin	$35,413	—	$35,413
George T. Henry	$35,413	—	$35,413
Kimberly K. Littlejohn	$26,337	$50,000	$76,337

Certain Effects of the Merger

If the proposal to adopt the merger agreement is approved by the holders of two-thirds of the issued and outstanding shares of Company common stock entitled to vote on such matter and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

Following the merger, all of the Company’s equity interests will be beneficially owned by Parent, and none of the Company’s current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent after the completion of the merger. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company common stock. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

At the effective time, each share of the Company common stock that is issued and outstanding immediately prior to the effective time (other than the excluded shares) will be automatically cancelled and cease to exist and each holder of such shares will be entitled to receive $31.72 per share, in cash, without interest, subject to any applicable withholding taxes.

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the sections entitled “—Interests of Directors and Executive Officers in the Merger,” beginning on page [ ], and “The Agreement and Plan of Merger—Treatment of Company Equity Awards,” beginning on page [ ].

The Company common stock is currently registered under the Exchange Act and trades on the NASDAQ under the symbol “USAK”. Following the completion of the merger, shares of Company common stock will no longer be traded on the NASDAQ or any other public market. In addition, the registration of shares of Company common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to Company common stock.

Consequences if the Merger is Not Completed

If the proposal to adopt the merger agreement does not receive the required approval from the Company stockholders, or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your shares of Company common stock. Instead, the Company will remain a public company and Company common stock will continue to be (i) registered under the Exchange Act and (ii) listed and traded on the NASDAQ. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of Company common stock will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of Company common stock reflects a market assumption that the merger will be completed. If the proposal to adopt the merger agreement is not approved by the holders of two-thirds of the outstanding shares of Company common stock entitled to vote on such matter or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the merger agreement under certain circumstances, the Company would be obligated to pay Parent the Company termination fee of $10.0 million. For additional information, see the section entitled “The Agreement and Plan of Merger—Company Termination Fee,” beginning on page [ ].

If Parent or Merger Sub breaches the merger agreement (excluding a willful breach or fraud) or fails to perform under the merger agreement, then the Company’s sole and exclusive remedies (other than specific performance to the extent permitted under the merger agreement) against Parent, Merger Sub or any of their affiliates or representatives for any breach of, or failure to perform under, the merger agreement or any document delivered in connection with the merger agreement or otherwise will be for the Company to terminate the merger agreement in accordance with its terms.

Financing of the Merger

Parent’s and Merger Sub’s obligations under the merger agreement are not conditioned on the receipt or availability of funds, or subject to any financing condition. Parent intends to finance the transaction using cash on hand and has represented in the merger agreement that it has sufficient funds to consummate the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of Company common stock who receive cash in exchange for shares of Company common stock pursuant to the merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. The tax consequences of the merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this discussion. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any rulings from the IRS with respect to the statements made and the conclusions described in the following discussion. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the merger.

This discussion is limited to holders of shares of Company common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of Company common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations” or other pass-through entities (and investors therein);

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell their shares of Company common stock under the constructive sale provisions of the Code;

•	persons who own an equity interest, actually or constructively, in Parent or, following the merger, the surviving corporation;

•	persons who hold or received their shares of Company common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL; and

•	tax-qualified retirement plans.

This discussion also does not address the U.S. federal income tax consequences to holders of shares of Company common stock who exercise appraisal rights in connection with the merger under the DGCL.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of Company common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of Company common stock and partners in such partnerships should consult their tax advisors regarding the tax consequences of the merger to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF COMPANY COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Company common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•
a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Effect of the Merger

The receipt of cash by a U.S. holder in exchange for shares of Company common stock in the merger generally will be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss recognized by a U.S. holder who receives cash for shares of Company common stock in the merger generally will equal the difference, if any, between the amount of cash received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share generally will be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of Company common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the merger. Any gain or loss recognized by a U.S. holder upon the receipt of cash in exchange for a share of Company common stock in the merger generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time. Otherwise, such gain or loss will be short-term capital gain or loss which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at a preferential rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of Company common stock pursuant to the merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Such payments will not be subject backup withholding if the U.S. holder (i) completes and returns to the paying agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that the U.S. holder is a United States person, the taxpayer identification number provided is correct and that the U.S. holder is not subject to backup withholding or (ii) otherwise establishes an exemption. Certain holders (including corporations) are not subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Company common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Company common stock in the merger unless:

•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the U.S.);

•
the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition of shares of Company common stock in the merger and certain other requirements are met; or

•
at the time of the merger, the Company is a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes or has been a USRPHC at any time during the shorter of the five-year period ending on the date of the merger or the non-U.S. holder’s holding period for its shares of Company common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain realized on the receipt of cash in exchange for shares of Company common stock in the merger, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the U.S.), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, although there can be no assurances in this regard and the Company has not made a definitive determination, the Company believes that it is not currently a USRPHC and has not been a USRPHC during the five-year period ending on the date of the merger. Even if the Company is or was a USRPHC during the five-year period ending on the date of the merger, gain realized by a non-U.S. holder on the receipt of cash in exchange for shares of Company common stock in the merger will not be subject to U.S. federal income tax if Company common stock is regularly traded on an established securities market, such as the New York Stock Exchange, during the calendar year in which the merger occurs and such non-U.S. holder owned (actually or constructively) five percent or less of the total fair market value of the outstanding shares of Company common stock during the applicable period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in exchange for shares of Company common stock pursuant to the merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). A non-U.S. holder generally will not be subject to information reporting and backup withholding if the non-U.S. holder (i) provides the paying agent with a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or successor form), as the case may be, certifying under penalties of perjury the holder’s non-U.S. status (and the paying agent does not have actual knowledge or reason to know that the holder is a United States person) or (ii) otherwise establishes an exemption.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The discussion above of material U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the merger. This summary is for general information purposes only and is not tax or legal advice. Because individual circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or non-U.S. tax laws or any applicable income tax treaty.

Regulatory Approvals Required for the Merger

Completion of the merger is conditioned on the expiration or termination of any waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act. The Company and Parent filed their respective notification and report forms under the HSR Act with the Antitrust Division and the FTC on July 8, 2022, which triggered the start of the HSR Act waiting period.

The obligations of Parent and Merger Sub to effect the merger are further subject to CFIUS approval, as defined below.

At any time before or after the effective time, the Antitrust Division, the FTC, antitrust authorities outside the U.S. or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of the Company’s or Parent’s assets, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

While we believe that the Company and Parent will receive the requisite approvals and clearances for the merger, the Company and Parent may not obtain the regulatory consents necessary to consummate the merger. Each of the parties has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, in each case without the imposition of a burdensome condition.

Other than the filings described above, neither the Company nor Parent is aware of any governmental or regulatory filings or consents required to be made or obtained, or waiting periods required to expire or terminate after the making of a filing prior to the closing of the merger. If the parties discover that other filings, consents or waiting periods are necessary, then the parties will seek to make such other filings and obtain such other approvals.

We currently expect to obtain all antitrust and other regulatory approvals that are required for the completion of the merger by the end of 2022. However, there can be no assurance that any such filings will be made, that any such waiting period will expire or that any required governmental or regulatory consents will be obtained on a timely basis, if at all.

As used in this proxy statement, “CFIUS approval” means (a) the parties to the merger agreement have received written notice from CFIUS that (i) CFIUS has determined that the merger and the other transactions contemplated by the merger agreement are not “covered transactions,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (ii) CFIUS has conducted an assessment, review or investigation with respect to the merger and the other transactions contemplated by the merger agreement and determined that there are no unresolved national security concerns, and has concluded all action under the DPA; or (iii) CFIUS has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action under the DPA with respect to the merger and the other transactions contemplated by the merger agreement pursuant to a CFIUS declaration submitted by the parties to the merger agreement but has not requested the submission of a CFIUS notice; or (b) pursuant to the DPA, CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the merger and the other transactions contemplated by the merger agreement and (A) the President has announced a decision not to suspend or prohibit such transactions or (B) the period under the DPA during which the President may announce a decision to take such action has expired without any such action being announced or taken.

Litigation Related to the Merger

Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger, which could prevent or delay completion of the merger and result in substantial costs to the Company, including any costs associated with indemnification. As of the date of the preliminary version of this proxy statement, no such lawsuits have been filed.

THE AGREEMENT AND PLAN OF MERGER
Explanatory Note Regarding the Merger Agreement

The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, the Parent or Merger Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov, For additional information, see the section entitled “Where You Can Find More Information,” beginning on page [  ].

The representations, warranties and covenants made in the merger agreement by and among the Company, the Parent and Merger Sub are qualified and subject to important limitations agreed to by the Company, the Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement and were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by the Company, which disclosures are not reflected in the merger agreement. The representations and warranties in the merger agreement will not survive completion of the merger. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may or may not have been included in the Company’s periodic and current reports, this proxy statement and other documents filed with the SEC. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference in this proxy statement.

Date of the Merger Agreement

The merger agreement was executed by the Company, the Parent and Merger Sub on June 23, 2022 (the “date of the merger agreement”).

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the effective time, Merger Sub, a direct wholly owned subsidiary of Parent and a party to the merger agreement, will be merged with and into the Company. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will be the surviving company in the merger and will continue its corporate existence as a wholly owned subsidiary of Parent.

The certificate of incorporation of the surviving corporation will be amended at the effective time to read in the form of Exhibit A to the merger agreement and, as so amended, will be the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by law. The bylaws of Merger Sub, as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by law.

The directors of Merger Sub immediately prior to the effective time will become the initial directors of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the effective time or such other individuals designated by Parent will be the initial officers of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Closing; Effective Time of the Merger

The closing of the merger will occur at 8:00 a.m. Central Time the third business day following the date on which each of the conditions to the merger is satisfied or, to the extent permitted by law, waived (other than those conditions that by their nature are to be satisfied only on the closing date, but subject to the fulfillment or waiver of those conditions on the closing date). See the section entitled “ —Conditions to Consummation of the Merger,” beginning on page [ ], for further discussion of the conditions to the closing of the merger.

The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company agree and specify in the certificate of merger.

Parent and the Company currently expect to complete the merger by the end of 2022, subject to receipt of the Company stockholder approval, regulatory approvals and the satisfaction or waiver of the other conditions to the closing of the merger.

Effects of the Merger

The merger agreement provides that, at the effective time, each issued and outstanding share of Company common stock (other than the excluded shares) will be cancelled and automatically converted into the right to receive $31.72, in cash (the “merger consideration”), without interest and subject to any applicable withholding taxes.

Payment for Securities; Surrender of Certificates

At or prior to the effective time, Parent will designate a nationally recognized bank or trust company to act as the paying agent for purposes of effecting the payment of the merger consideration in connection with the transactions contemplated by the merger agreement. Parent shall pay, or cause to be paid, the fees and expenses of the paying agent. At or prior to the effective time, Parent shall deposit, or cause to be deposited, with the paying agent the aggregate merger consideration to which holders of Shares shall be entitled at the effective time. In the event such deposited funds are insufficient to make the payments for the purposes of effecting the payment of the merger consideration, Parent will promptly deposit, or cause to be deposited, with the paying agent additional funds to ensure that the paying agent has sufficient funds to make such payments.

As soon as practicable after the effective time (and in no event later than the third business day following the effective time), the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the effective time, a holder of record of Shares represented by a stock certificate, which Shares were converted into the right to receive the merger consideration at the effective time, a letter of transmittal, together with instructions for effecting the surrender of the stock certificates (or affidavits of loss in lieu of the certificates) in exchange for payment of the merger consideration. Upon surrender of a stock certificate (or affidavit of loss) to the paying agent together with delivery of an executed letter of transmittal, with respect to such stock certificate, the paying agent will transmit to the holder of such stock certificates the merger consideration for each Share formerly represented by such stock certificates (subject to any applicable tax withholding), and any such stock certificate so surrendered shall be cancelled.

As soon as practicable after the effective time (and in no event later than the third business day following the effective time), the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the effective time, a holder of book-entry Shares not held through The Depository Trust Company, which book-entry Shares were converted into the right to receive the merger consideration at the effective time, a letter of transmittal, together with instructions for returning such letter of transmittal in exchange for payment of the merger consideration. Upon delivery of an executed letter of transmittal, in accordance with the terms of such letter of transmittal, the paying agent will transmit to the holder of such book-entry Shares the merger consideration for such book-entry Shares (subject to any applicable tax withholding), and any such book-entry Shares so surrendered shall be cancelled.

Each holder of record of one or more book-entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the merger consideration shall automatically upon the effective time be entitled to receive, and Parent shall cause the paying agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the effective time, in respect of each such book-entry Share, a cash amount in immediately available funds equal to the merger consideration (without interest and subject to applicable withholding taxes), and such book-entry Shares will be cancelled.

At the effective time, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers of Shares on the records of the Company. From and after the effective time, the holders of stock certificates and book-entry Shares outstanding immediately prior to the effective time will cease to have any rights with respect to such Shares except as otherwise provided for in the merger agreement or by applicable law. If, after the effective time, stock certificates are presented to the surviving corporation for any reason, they will be cancelled and exchanged as provided in the merger agreement.

If any cash deposited with the paying agent remains unclaimed by the holders of stock certificates or book-entry Shares on the first anniversary of the effective time, such cash will be returned to the surviving corporation and any holder of Shares who has not tendered its stock certificates or book-entry Shares for the merger consideration prior to such time shall thereafter look only to Parent and the surviving corporation for the delivery of the merger consideration (without any interest and subject to applicable withholding taxes, abandoned property, escheat or other similar laws). Any merger consideration remaining unclaimed by the holders of stock certificates or book-entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of any claim or interest of any person previously entitled thereto. Parent, Merger Sub, the surviving corporation, and the paying agent will not be liable to any holder of a stock certificate or book-entry Shares for merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration made available to the paying agent to pay for Shares for which appraisal rights have been perfected will be returned to the surviving corporation, upon demand.

In the event that any stock certificates shall have been lost, stolen or destroyed, the paying agent will issue in exchange for such lost, stolen or destroyed stock certificates, upon the making of an affidavit of that fact by the person claiming such stock certificate is lost, stolen or destroyed, the merger consideration. Parent may, in its reasonable discretion and as a condition precedent to the payment of such merger consideration, require the owners of such lost, stolen or destroyed stock certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the surviving corporation or the paying agent with respect to the stock certificates alleged to have been lost, stolen or destroyed.

Lost, Stolen or Destroyed Certificates

If any of your Company common stock certificates have been lost, stolen or destroyed, you will have to provide an affidavit of that fact and, if required by Parent or the paying agent, post a bond in customary amount as indemnity against any claim that may be made against Parent, the paying agent or the surviving corporation with respect to such Company common stock certificates. Upon the provision of such affidavit and the posting of such bond, the paying agent will pay you the applicable merger consideration in exchange for your lost, stolen or destroyed Company common stock certificates.

Treatment of Company Equity Awards

Company Stock Options

The merger agreement provides that, at the effective time:

•	each outstanding and unexercised Company stock option (whether vested or unvested) will become fully vested and be cancelled; and

•
each holder of any such Company stock option will be entitled to receive, in consideration of and in full settlement for the cancellation of each such Company stock option, a cash payment of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such cancelled Company stock option and (ii) the excess, if any, of the merger consideration over the exercise price per share of each such Company stock option, without interest and subject to applicable tax withholding.

Restricted Stock

The merger agreement provides that, at the effective time:

•	each outstanding share of restricted stock (whether vested or unvested), will become fully vested and be cancelled; and

•
each holder of any such restricted stock will be entitled to receive, in consideration of and in full settlement for the cancellation of each such share of restricted stock, a cash payment of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such award of restricted stock and (ii) the merger consideration, without interest and subject to applicable tax withholding.

Performance Stock Units

The merger agreement provides that, at the effective time:

•	each outstanding PSU (whether vested or unvested), will be fully vested and cancelled; and

•
each holder of any such PSU will be entitled to receive, in consideration of and in full settlement for the cancellation of each such PSU, a cash payment of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such cancelled PSU and (ii) the merger consideration, without interest and subject to applicable tax withholding.

Payment and Timing of Payment

Parent will cause the surviving corporation to make any payments required to be made in respect of the Company equity awards (subject to any tax withholding), as soon as practicable following the effective time, but in no event later than five business days following the effective time, through the payroll systems of the surviving corporation. However, to the extent any payment in respect of the Company equity awards would relate to nonqualified deferred compensation subject to Section 409A of the Code, such payment will be made as promptly as practicable following the earliest time permitted under the applicable Company equity plan that would not trigger a tax or penalty under Section 409A of the Code.

Appraisal Rights

Shares of Company common stock that are outstanding immediately before the effective time and that are held by any person who is entitled to demand and has properly demanded appraisal of such shares pursuant to, and who has otherwise complied in all respects with, Section 262 of the DGCL will not be converted into merger consideration, but rather the holders of such shares (“appraisal shares”) will be entitled to the rights granted to them under Section 262 of the DGCL with respect to appraisal shares. At the effective time, appraisal shares will be cancelled and cease to exist. If any holder of appraisal shares fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then such holder’s right to be paid fair value of such holder’s appraisal shares will cease and such holder’s appraisal shares will be deemed to have been converted, at the effective time, into, and to have become exchangeable solely for, the right to receive merger consideration, without interest and subject to any withholding taxes.

The Company will give Parent prompt written notice of any demand for appraisal of shares of Company common stock, and any other instruments served pursuant to the DGCL and received by the Company for appraisal of Company common stock relating to rights to be paid “fair value” of Company common stock pursuant to Section 262 of the DGCL (no later than two (2) business days following the Company’s receipt of such demands or instruments). Prior to the effective time, the Company will not, without Parent’s prior written consent, voluntarily make any payment with respect to, or offer to settle or compromise, or settle or compromise, any such demands, approve any withdrawal of such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the DGCL, or agree to do any of the foregoing. Parent will have the right to participate in all negotiations and proceedings with respect to appraisal demands.

Adjustments

If, between the date of the merger agreement and the effective time, the outstanding shares of Company common stock (or securities convertible or exchangeable into or exercisable for shares of Company common stock) are changed into a different number or class of shares by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend thereon, then the merger consideration will be appropriately and equitably adjusted, without duplication.

Representations and Warranties

In the merger agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the confidential disclosure schedules to the merger agreement. These representations and warranties relate to, among other things:

•	the due organization, valid existence, good standing and corporate power of the Company and each of its subsidiaries;

•
the capitalization of the Company, including the number of shares of Company common stock, shares of preferred stock, restricted stock, Company stock options, and PSUs outstanding, and a list of each subsidiary of the Company together with its jurisdiction of organization;

•
the authority of the Company to enter into the merger agreement and complete the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against the Company;

•
with respect to the execution of the merger agreement and consummation of the merger, the absence of (i) any conflict with or violation of the Company’s charter or the Company’s bylaws, (ii) any conflict with or violation of applicable laws, (iii) any conflict with or violation of any of the organizational documents of any subsidiary of the Company, (iv) any conflict with or violation of any law applicable to the Company or any of its subsidiaries, and (v) any required consents or approvals under, or breach, violation, loss of benefit, change in control or default under or giving to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien on any property or asset of the Company or its subsidiaries or pursuant to any contract or permit to which the Company or its subsidiaries is party, except, with respect to clauses  (iv) and (v), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below);

•
compliance with SEC filing requirements for the Company’s SEC filings since January 1, 2020, including the accuracy of information contained in such documents and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

•	the absence of any Company Material Adverse Effect or certain changes and events since December 31, 2021;

•	the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

•	litigation matters;

•	the Company’s compliance with applicable laws;

•	the consents, filings and authorizations required by governmental entities in connection with the transactions contemplated by the merger agreement;

•	employment benefit plans;

•	employee and labor matters;

•	environmental matters;

•	owned and leased real properties;

•	tax matters;

•	matters with respect to certain material contracts;

•	international trade and anti-corruption matters;

•	insurance matters;

•	intellectual property and privacy matters;

•	affiliate transactions;

•	the condition of the Company’s tractors and trailers;

•	the absence of undisclosed broker’s fees and expenses payable in connection with the merger; and

•	the opinion of Evercore Group L.L.C.

Some of the representations and warranties in the merger agreement are qualified by the knowledge of certain specified officers and members of senior management or a “materiality” or “material adverse effect” standard or by reference to a “Company Material Adverse Effect.” For purposes of the merger agreement, a “Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the merger or the transactions contemplated by the merger agreement or the compliance by the Company with its obligations under the merger agreement or (b) has or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of the Company or its subsidiaries, taken as a whole, except that the definition of Company Material Adverse Effect excludes from clause (b) any change, effect, event, occurrence, state of facts or development attributable to:

(i)
the announcement, pendency, or consummation of the transactions contemplated by the merger agreement (provided that this clause (i) does not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery the merger agreement, the pendency or consummation of the merger and the other transactions contemplated by the merger agreement);

(ii)	conditions generally affecting the industries in which the Company and its subsidiaries participate;

(iii)	the economy as a whole or the capital, financial, debt, credit, or securities markets in the U.S. or elsewhere in the world;

(iv)	the taking of any action to the extent expressly required by the merger agreement (but excluding the Company’s obligation to operate in the ordinary course of business);

(v)	any change after the date of the merger agreement in applicable laws or the interpretation thereof by governmental entities;

(vi)	any change after the date of the merger agreement in GAAP;

(vii)	the commencement, continuation or escalation of a war (whether or not declared), material armed hostilities or other material international or national calamity or act of terrorism;

(viii)	volcanoes, tsunamis, pandemics or disease outbreaks (including COVID-19 or any measures related to COVID-19), earthquakes, hurricanes, tornados or other natural disasters;

(ix)
any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (provided that the underlying cause of such change, decline or failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); and

(x)
changes after the date of the merger agreement in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (provided that the underlying cause of such failure may be taken into account in determining whether a material adverse effect has occurred).

Any change referred to in the foregoing clauses (ii), (v), (vi), (vii) or (viii) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such change has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry or jurisdiction in which the Company and its subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

Subject to certain limited exceptions such as in the case of fraud, none of the representations and warranties in the merger agreement will survive the completion of the merger.

Covenants Regarding Conduct of Business by the Company Prior to the Merger

Certain covenants in the merger agreement restrict the conduct of the Company’s and its subsidiaries’ business between the date of the merger agreement and the effective time. Except (i) as expressly contemplated by the merger agreement, (ii) as required by applicable law, (iii) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed),  (iv) for actions the Company reasonably believes is necessary or prudent for the Company or any of its subsidiaries to take or abstain from taking, to preserve and protect their businesses and assets, or the health and safety of natural persons, solely in connection with COVID‑19, or (v) as set forth on the confidential disclosures schedules to the merger agreement, (x) the Company shall, and shall cause its subsidiaries to, use reasonable best efforts to (A) conduct its operations in the ordinary course of business and (B) preserve the goodwill and organization of the Company and its subsidiaries and the Company’s and its subsidiaries’ relationships with lenders, customers, suppliers, vendors, officers, employees, consultants and other persons having business relations with the Company and its subsidiaries and (y) the Company shall not, and shall cause its subsidiaries not to:

•
issue, sell distribute, assign, transfer, grant, pledge, hypothecate, set aside, dispose of or otherwise encumber any shares of capital stock of, or other equity interest in the Company or any of its subsidiaries;

•	merge, combine or consolidate the Company or any of its subsidiaries with any other person or entity;

•
acquire any material assets or businesses or make any material investments in any other business, other than purchases of equipment, inventory or other assets in the ordinary course of business and investments in its subsidiaries;

•	amend its certificate or articles of incorporation, bylaws or limited liability company agreements (or equivalent organizational documents);

•	effect any recapitalization, reclassification, in-kind dividend, equity split or similar change in capitalization;

•
make, declare, or pay any dividend or other distribution with respect to any equity interests or redeem or purchase any equity interests, except for (i) any dividends or distributions among from a wholly owned subsidiary of the Company to other subsidiaries or the Company or (ii) the acceptance of Shares, or withholding of Shares, to satisfy withholding taxes in connection with the exercise, vesting, or settlement of Company stock options, restricted stock and PSUs;

•
sell, dispose, assign, transfer, mortgage, pledge, lease, license, sublicense or subject to any lien, charge or otherwise encumber any portion of its assets, except certain specified permitted liens, sales of products in the ordinary course of business, dispositions of assets that are obsolete, worn out surplus or no longer used and useful in the conduct of its business, factoring arrangements entered into in the ordinary course of business, non-exclusive licenses of intellectual property entered into the ordinary course of business, and transactions by and among the Company’s subsidiaries entered into in the ordinary course of business;

•	abandon or permit to lapse any owned material intellectual property;

•
enter into any contracts with any holder of five percent (5%) or more of the issued and outstanding shares of the Company common stock or any present or former director, executive officer or affiliate of the Company or any of its subsidiaries or into any contract with an “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing;

•
disclose any material trade secrets or confidential information to any person, other than in the ordinary course of business to persons under contractual, legal, or ethical obligations to maintain the confidentiality of such information;

•
make any capital investment, capital contribution, loan or advance to, or guaranty for the benefit of, any entity that (i) is not a wholly owned the Company subsidiary (except as required by the organizational documents of the Company’s subsidiaries and joint ventures) or (ii) is a wholly owned the Company subsidiary (except in the ordinary course of business);

•
make capital expenditures or commitments in excess of $1,000,000 in the aggregate (with any capital expenditures for the purchase of tractors and trailers netted against the proceeds from dispositions of tractors and trailers) other than capital expenditures or commitments that are provided for in the Company’s budget for calendar year 2022;

•
incur any indebtedness in amounts exceeding $10,000,000 in the aggregate (with any indebtedness incurred in connection with the purchase of tractors and trailers netted against the proceeds from dispositions of tractors and trailers), other than (i) indebtedness between or among the Company and its wholly owned subsidiaries in the ordinary course of business, (ii) guarantees by the Company or its wholly owned subsidiaries of indebtedness of the Company or its wholly owned subsidiaries, and (iii) indebtedness arising solely from a change in GAAP;

•
amend in the terms of any indebtedness for borrowed money existing on the date of the merger agreement in a manner that is materially detrimental to the Company or any of its subsidiaries, other than at the request of Parent or Merger Sub;

•
except to the extent required under any Company benefit plan, (i) grant any increases in benefits, bonus or compensation to any current or former director, independent contractor, officer, employee or contractor of the Company or its subsidiaries not previously receiving or entitled to such increase, other than increases in base salary for Company employees with annual compensation less than $200,000 in the ordinary course of business, as part of the Company’s annual merit review process, provided that such increases shall not exceed 10% in the aggregate, (ii) grant or increase any severance, retention, change in control or other termination compensation to any person, other than with respect to new hires with an annual base salary or base wages less than $200,000 or to employees (other than officers or employees who would be promoted to the level of officer) in the context of promotions based on job performance or jurisdiction requirements, in each case in the ordinary course of business, (iii) establish, enter into or adopt any new Company benefit plan or amend any existing benefit plan, other than any such amendments to existing Company benefit plans that are group health insurance plans or tax-qualified defined contribution retirement plans that are in the ordinary course of business actions and which do not materially increase, individually or in the aggregate, the annual cost to the Company and its subsidiaries of the applicable Company benefit plan or (iv) take any action to accelerate the payment, right to payment, funding or vesting of any compensation or benefits to employees under any Company benefit plan;

•
hire or terminate the employment of any person (other than “for cause”), except for hiring or terminating employees with annual base salary or base wages less than $150,000 in the ordinary course of business;

•
make any material change in the financial accounting policies or procedures used by the Company or any of its subsidiaries or any of the methods of reporting income, deductions or other items for financial accounting purposes used by the Company or any of its subsidiaries, except as required by GAAP or applicable law;

•
make change or revoke any material tax election, adopt or change any tax accounting method, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provisions of state, local or non-U.S. tax law) with any governmental entity, settle any claim, audit, assessment or proceeding with respect to a material amount of taxes, surrender (other than pursuant to the expiration of an applicable statute of limitations) any right to claim a refund, offset or other reduction of a material amount of taxes, or agree to an extension or waiver of the statute of limitations for any material tax liability;

•
implement any “mass layoffs” that would reasonably be expected to trigger notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”) (as such terms are defined by the WARN);

•
settle, release, waive, forgive or compromise any claim, or other pending or threatened proceedings by or before a governmental entity if such settlement, release, waiver or compromise (i) with respect to the payment of monetary damages, involves the payment of monetary damages exceeding $1,000,000 individually or $4,000,000 in the aggregate or (ii) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to the Company and its subsidiaries, taken as a whole;

•
subject to certain exceptions, terminate or amend in a manner materially adverse to the Company and its subsidiaries any material contract, lease or landlord lease of material property, enter into any lease or landlord lease of material property or contract that would be a Company material contract if entered into before the date of the merger agreement or waive any material right under or release or settle any material claim under any material contract, lease or landlord lease of material property;

•
modify, extend or enter into any collective bargaining agreement or other contract with any labor union, labor organization, works council or reorganize or certify any labor union works council of the Company or its subsidiaries;

•
enter into a plan or agreement of complete or partial liquidation, dissolution, consolidation, restructuring, or other reorganization of the Company or any of its subsidiaries, except for liquidation or dissolution of any dormant subsidiary, or enter into a new line of business;

•
adopt a rights plan, “poison pill” or similar agreement that is, or at the effective time will be, applicable to Parent and its controlled affiliates in connection with the merger agreement or the merger;

•
fail to maintain in force and effect insurance policies (including renewals thereof) covering the Company and its subsidiaries and their respective properties, assets and business in form and amounts consistent with past practice; or

•	agree or make any commitment to take, or adopt any resolutions in support of, any of the foregoing actions.

Restrictions on Solicitation of Acquisition Proposals

Except as expressly permitted by the merger agreement, until the earlier of the closing date and the termination of the merger agreement in accordance with its terms, the Company has agreed not to, and to cause its subsidiaries not to, instruct, authorize or knowingly permit any of their officers and directors or any of their other representatives to, directly or indirectly:

•
solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•
furnish to any third party any non-public information relating to the Company or its subsidiaries or afford to any third party access to the properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an acquisition proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•
participate or engage in discussions, communications or negotiations with any third party with respect to an acquisition proposal or inquiry (other than to inform such third party that provisions of the merger agreement prohibit such discussions);

•	approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an acquisition proposal; or

•
enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract with respect to, or that is intended to result in, or would reasonably be expected to lead to an acquisition transaction (as defined below).

Notwithstanding the foregoing, if prior to the receipt of the Company stockholder approval, (i) the Company has received an acquisition proposal from a third party, (ii) such acquisition proposal was not the result of any material breach of the non-solicitation restrictions set forth in the merger agreement and (iii) the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal either (A) constitutes a superior proposal (as defined below) or would be reasonably likely to lead to a superior proposal, and (B) the failure to discuss such acquisition proposal would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, the Company may, directly or indirectly, (x) contact the third party who submitted such acquisition proposal to clarify any ambiguous terms and conditions to determine whether the acquisition proposal constitutes or would reasonably be likely to lead to a superior proposal and (y) participate or engage in discussions or negotiations with, furnish non-public information relating to the Company and its subsidiaries, or afford access to non-public information, or to any personnel, of the Company or its subsidiaries pursuant to a confidentiality agreement that is not materially less favorable to the Company than its confidentiality agreement with Parent, to any third party or its representatives that has made or delivered to the Company such acquisition proposal. The Company must provide to Parent and its representatives any non-public information that is provided to any third party or its representatives if such information was not previously made available to Parent prior to or substantially concurrently to the time it is provided to such third party.

Subject to certain limited exceptions, neither our Board nor any committee thereof will take the following actions (each, a “Board recommendation change”):

•	withhold, withdraw, amend, qualify or modify, in any manner adverse to Parent or Merger Sub in any material respect, its recommendation to approve the merger;

•	adopt, approve, endorse, recommend or otherwise declare advisable an acquisition proposal;

•	fail to include the Board’s recommendation to approve the merger in this proxy statement;

•
within five business days of Parent’s written request, fail to make or reaffirm its recommendation to approve the merger following the date any acquisition proposal or any material modification thereto is first publicly disclosed or distributed to the Company’s stockholders;

•	cause the Company or its subsidiaries to enter into any alternative acquisition agreement; or

•	publicly propose or agree to any of the foregoing.

If the Company receives an acquisition proposal from a third party that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal and the failure to discuss such acquisition proposal would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, the Board may, provided that the Company has not breached the non-solicitation restrictions in the merger agreement in any material respect with respect to such acquisition proposal, effect a Board recommendation change with respect to such superior proposal or terminate the merger agreement pursuant to the terms thereof to enter into a definitive agreement contemplating the consummation of such superior proposal (an “alternative acquisition agreement”). The Company, however, is not entitled to effect a Board recommendation change or terminate the merger agreement unless the Company has provided to Parent at least four business days’ prior written notice of the Company’s intention to take such action, which notice will specify the identity of the third party making such acquisition proposal, the material terms and conditions thereof and include copies of all relevant documents related to such acquisition proposal, and unless:

•
during the four business day notice period described above, if requested by Parent, the Company will have engaged in good faith negotiations with Parent and Merger Sub regarding any adjustments to the terms and conditions of the merger agreement or related documentation proposed by Parent and Merger Sub to cause the relevant acquisition proposal to no longer constitute a superior proposal; and

•
the Board will have taken into account any adjustments to the terms and conditions of the merger agreement or related documentation proposed in writing by Parent and Merger Sub no later than 11:59 p.m. (Eastern Time) on the last day of such four business day notice period and will have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the acquisition proposal continues to constitute a superior proposal.

In the event of any material, written revisions to the terms of such acquisition proposal, the Company is required to deliver a new written notice to Parent describing such revisions and to again comply with the negotiation obligations described above for an additional three (3) business days following such new notice.

The Board may, at any time prior to the receipt of the Company stockholder approval, effect a Board recommendation change in response to an intervening event (as defined below). The Company, however, will not be entitled to effect a Board recommendation change pursuant to the merger agreement unless:

•
the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

•
the Company provides four business days’ prior written notice to Parent of its intention to effect a Board recommendation change, which notice must specify the basis for the Board recommendation change and describe the intervening event in reasonable detail;

•
during the four business day notice period, the Company and its representatives negotiate with Parent, Merger Sub and their representatives in good faith to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of the merger agreement and related transactional agreements to obviate the need for a Board recommendation change; and

•
following the notice period, the Board (after consultation with its financial advisor and outside legal counsel) determines that the failure of the Board to make such a Board recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

In the event of any material modifications to the intervening event occur, the Company is required to deliver a new written notice to Parent describing such modifications and to again comply with the negotiation obligations described above for an additional three business days following such new notice.

Nothing in the merger agreement limits the Company’s or the Board’s ability to (i) take and disclose to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Board to the Company stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (ii) comply with Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (iii) inform any person of the existence of the non-solicitation obligations contained in the merger agreement or (iv) make any disclosure to the Company stockholders required by applicable law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Board must be subject to the terms and conditions of the merger agreement and not limit or otherwise affect the obligations of the Company or the rights of Parent under the non-solicitation provisions of the merger agreement, and (2) the Company will not be permitted to effect a Board recommendation change other than in accordance with the terms and conditions of the merger agreement.

As used in this proxy statement:

•
“acquisition proposal” means, any offer, proposal, indication of interest or inquiry by a third party, other than a proposal made by Parent or its affiliates with respect to the transactions contemplated by the merger agreement, contemplating or otherwise relating to any transaction or series of transactions involving any (i) acquisition, purchase or license of assets of the Company and its subsidiaries constituting 25% or more of the consolidated assets of the Company and its subsidiaries (excluding cash), or to which 25% or more of the net income, revenues or earnings of the Company and its subsidiaries on a consolidated basis are attributable for the 2021 fiscal year; or (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of record or beneficial ownership of 25% or more of any class of equity or voting securities of the Company or securities convertible into or exchangeable for such securities (any transaction described by the foregoing clauses (i) or (ii), an “acquisition transaction”).

•
“intervening event” means any material event, fact, circumstance, development or occurrence that (i) was not known to, or reasonably foreseeable by, the Board as of the date of the merger agreement and (ii) does not involve or relate to (x) the receipt, existence or terms of any acquisition proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal) and (y) changes in the market price or trading volume of the Company common stock or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period.

•
“superior proposal” means any bona fide written acquisition proposal made after the date of the merger agreement (except that the references in the definition thereof to 25% shall be replaced with greater than 75%), other than the merger agreement and the transactions contemplated by the merger agreement, on terms that the Board determines in good faith, after consultation with the Company’s outside financial advisor and outside legal counsel, taking into account such factors as the Board considers to be appropriate, to be (i) more favorable to the Company or the Company’s stockholders, including from a financial point of view, than the transactions contemplated by the merger agreement and (ii) reasonably capable of being completed on the terms proposed.

Efforts to Obtain Required Stockholder Approval

The Company has agreed to hold its special meeting and to use its reasonable best efforts to solicit and secure the required approval of the Company stockholders to approve and adopt the merger agreement and the merger. The Board has approved and adopted the merger agreement and the transactions contemplated by the merger agreement and adopted resolutions directing that such proposal be submitted to the Company stockholders for their consideration and recommending that the Company stockholders vote “FOR” the proposal to adopt the merger agreement.

Efforts to Complete the Merger

See the section entitled “The Merger—Regulatory Approvals Required for the Merger,” beginning on page [  ], for a description of the material regulatory filings required for the completion of the merger. In connection with such regulatory approvals, the Company and the Parent will make or file, or cause to made or filed, as promptly as practicable, with the appropriate governmental entities all filings, forms, registrations and notifications required under applicable laws to consummate the merger. Subsequent to such filings, the Company and the Parent will, and will cause their respective affiliates to, as promptly as practicable, respond to inquiries from governmental entities, or provide any supplemental information that may be requested by governmental entities, in connection with filings made with such governmental entities.

The merger agreement required the Company and the Parent to file, or cause to be filed:

•	the notification and report forms required under the HSR Act no later than ten (10) business days after the date of the merger agreement; and

•
a CFIUS declaration with CFIUS no later than fifteen (15) business days after the date of the merger agreement and, if subsequently requested by CFIUS submit to CFIUS (x) as promptly as practicable following the receipt of such request, a pre-filing draft of a CFIUS notice and (y) as promptly as practicable after the resolution of all questions and comments received from CFIUS staff on the draft CFIUS notice (or receipt of confirmation that the CFIUS staff have no such questions or comments), a final CFIUS Notice, in each case, pursuant to the DPA.

There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by our stockholders and the completion of the merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

In connection with the efforts described in this section, each of the Parent and the Company has agreed to:

•
cooperate with each other in connection with any filing in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry of any governmental entity relating to the transactions contemplated by the merger agreement;

•	promptly inform each other any material communications with any governmental entity regarding any of the transactions contemplated by the merger agreement;

•
consult with each other prior to taking any material position with respect to the filings under any the HSR Act, or with respect to the CFIUS approval, in discussions with or filings to be submitted to any governmental entity;

•
permit the other party’s legal counsel to review and discuss in advance, and consider in good faith the views of the other party in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any governmental entity;

•
coordinate with the other party’s legal counsel in preparing and exchanging such information and promptly provide the other party’s legal counsel with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any governmental entity relating to the merger agreement or the transactions contemplated by the merger agreement; and

•
to the extent permitted by the applicable governmental entity, participate in material meetings, presentations, consultations, and discussions related to obtaining clearances required in connection with the transactions contemplated by the merger agreement.

Parent will control and direct the overall process and strategy for effecting filings and obtaining approvals under the HSR Act, any competition laws and with respect to the CFIUS approval, and take the lead in all communications with governmental authorities in connection with the same; however, Parent has agreed to consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction in connection with such filings and approvals.

Directors’ and Officers’ Indemnification and Insurance

After the effective time, Parent will cause the surviving corporation to indemnify, defend and hold harmless, and will advance expenses as incurred by, to the fullest extent permitted under applicable law, the certificate of incorporation, bylaws or similar organizational documents of the Company and any contract of the Company and its subsidiaries, in each case, in effect as of the date of the merger agreement, each present and former director and officer of the Company and its subsidiaries and each of their respective employees who serves as a fiduciary of the Company benefit plan (in each case, when acting in such capacity, an “indemnitee”), against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil or criminal, administrative or investigative, whenever asserted, arising out of or pertaining to any matter existing or occurring at or prior to the effective time, including in connection with the merger agreement or the transactions contemplated by the merger agreement and actions to enforce any indemnification or advancement right of any indemnitee.

Under the merger agreement, Parent has agreed that all rights to exculpation, indemnification, contribution, and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to, at, or after the effective time existing as of the effective time in favor of an indemnitee as provided in the Company’s and its subsidiaries’ certificate of incorporation or bylaws or similar organizational documents, or under any contract or indemnification agreement to which the Company or any of its subsidiaries is a party shall survive the merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from the effective time, Parent will cause the surviving corporation to maintain in effect exculpation, indemnification, contribution, and advancement of expenses provisions in favor of an indemnitee as provided in (i) the applicable organizational documents that are no less favorable to the indemnitee than those in effect as of the date of the merger agreement and (ii) any contract or indemnification agreement of the Company or its subsidiaries in effect as of the date of the merger agreement with any indemnitee, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the effective time were current or former directors, officers or employees of the Company or its subsidiaries; provided, however, that all rights to exculpation, indemnification, contribution, and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such proceeding.

The merger agreement provides that, subject to certain limits on the premium to be paid, from and for six years after the effective time, Parent and the surviving corporation will be jointly and severally responsible for maintaining for the benefit of the current and former directors, officers, and employees of the Company or its subsidiaries as of the date of the merger agreement and as of the closing date an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time, that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of the Company. In the event that either Parent or the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent  and the surviving corporation will cause proper provision to be made so that the successor or assign will expressly assume the obligations described above.

Employee Matters

The merger agreement provides that, for a 12-month period following the closing of the merger, each continuing employee will receive (i) an annual base salary or wage rate and a target annual cash bonus opportunity that is not less than the annual base salary or wage rate and target annual cash bonus opportunity provided to such continuing employee immediately prior to the effective time, and (ii) other compensation and benefits (excluding equity award compensation and defined benefit pension benefits) that are not less than substantially comparable in the aggregate to the other compensation and benefits (excluding equity award compensation and defined benefit pension benefits) provided to such continuing employees immediately prior to the effective time.

The merger agreement further provides that Parent will assume, or cause its subsidiaries, including the surviving corporation, to assume, honor and continue for a 12-month period following the closing of the merger, or if sooner, until all obligations thereunder have been satisfied, each of the Company’s benefit plans, in accordance with the terms of such plans, provided that Parent is not prohibited from amending each such plan in accordance with its terms.

Pursuant to the merger agreement, if the effective time occurs prior to the payment of any outstanding amounts under any 2022 cash-based short-term bonus plan, then Parent will pay such bonuses to continuing employee, including the executive officers, at the target level of achievement and at such times as the Company would have customarily made such bonus payments. If any continuing employee is terminated without cause by the Company prior to the payment of outstanding amount under any applicable 2022 cash-based short-term bonus plan and such termination occurs prior to December 31, 2022, then Parent will pay to such continuing employee, on, or as promptly as practicable after, the date of such termination, an amount equal to such continuing employee’s target level of achievement, pro-rated for the number of days that occur between January 1, 2022 and the date of such termination. If any continuing employee is terminated without cause by the Company prior to the payment of any outstanding amounts under any 2022 cash-based short-term bonus plan and such termination occurs on or after December 31, 2022, then Parent will pay to such continuing employee an amount equal to such continuing employee’s target level of achievement at such time as the Company would have customarily made such bonus payments.

The merger agreement also provides that with respect to the benefit plans maintained by Parent or any of its subsidiaries, including the surviving corporation (including any vacation, paid time off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each continuing employee’s service with the Company and its subsidiaries, as reflected in the Company’s records, will be treated as service with Parent or any of its subsidiaries, provided that such prior service credit will not be recognized to the extent that it results in a duplication of benefits, and the foregoing service credit will not apply with respect to any defined benefit plan, non-qualified deferred compensation plan, equity compensation plan or post-termination or retiree health or welfare benefits. The merger agreement also provides that Parent will, or will cause its subsidiaries to use reasonable efforts to (i) waive or cause to be waived any pre-existing condition limitations, exclusions, evidence of insurability, actively-at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries in which continuing employees (and their eligible dependents) will be eligible to participate from and after the effective time, except to the extent that such pre-existing condition limitations, exclusions, actively-at work requirements and waiting periods would not have been satisfied or waived under the comparable Company plan immediately prior to the effective time and (ii) use reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the effective time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and his or her eligible dependents) will be eligible to participate from and after the effective time.

Stockholder Litigation

The merger agreement provides that the Company will give Parent a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors and officers relating to the transactions contemplated by the merger agreement, including the merger. The Company will promptly notify Parent of any such litigation that is brought or, to the knowledge of the Company, threatened, and will keep Parent reasonably and promptly informed on a current basis with respect to the status thereof. The Company will not settle any such stockholder litigation or related proceeding without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Takeover Statutes

The merger agreement provides that if any “business combination”, “control share acquisition”, “fair price”, “moratorium” or other takeover or anti-takeover statute or similar law that purports to limit or restrict business combinations or the ability to acquire or vote shares of Company common stock becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the merger or any other transaction contemplated by the merger agreement, then the Company and the Board will take all actions required to render such statute or law inapplicable to the foregoing.

Other Covenants

The merger agreement contains other customary covenants, including, but not limited to, covenants relating to public announcements and other public statements, Section 16 matters, access to information, and confidentiality.

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or, where permitted by law, waiver at or before the closing date of the following conditions:

•	the approval and adoption of the merger agreement by the vote of stockholders of two-thirds of shares of the Company common stock issued and outstanding and entitled to vote on the matter;

•	no law or outstanding order enacted, promulgated, issued, entered, amended or enforced by any governmental entity that restrains, enjoins or otherwise prohibits the consummation of the merger; and

•	the expiration or termination of the waiting period under the HSR Act.

In addition, the respective obligations of the Company to effect the merger are subject to the satisfaction or waiver at or before the closing date of the following conditions:

•
the accuracy of representations and warranties of Parent and Merger Sub in the merger agreement, as of the date of the merger agreement and as of the date of the closing of the merger (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), subject to certain materiality and “material adverse effect” qualifiers with certain exceptions for inaccuracies that do not constitute a Parent Material Adverse Effect (as defined in the merger agreement);

•
the performance in all material respects by Parent and Merger Sub of or with their respective covenants and agreements required to be performed by them under the merger agreement at or before the closing date, subject to certain cure rights; and

•
the receipt by the Company of a certificate signed on behalf of Parent by certain executive officers of Parent certifying that the conditions described in the two immediately preceding bullets have been satisfied.

In addition, the obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or waiver on or before the closing date of the following conditions:

•
the accuracy of representations and warranties of the Company in the merger agreement, as of the date of the merger agreement and as of the date of the closing of the merger (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), subject to certain materiality and “material adverse effect” qualifiers and with certain exceptions for inaccuracies that are de minimis or do not constitute a Company Material Adverse Effect (as defined in “—Representations and Warranties”);

•
the performance in all material respects by the Company of or with the covenants and agreements required to be performed by it under the merger agreement at or before the closing date, subject to certain cure rights;

•	since June 23, 2022, there not having occurred a Company Material Adverse Effect under clause (b) of the definition thereof;

•
the receipt by Parent of a certificate signed on behalf of the Company by certain executive officers of the Company stating that the conditions described in the three immediately preceding bullets have been satisfied; and

•	the CFIUS approval having been obtained.

Finally, no party may rely on the failure of any condition set forth above to be satisfied if such failure was caused by that party’s material breach of any provision of the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time only as follows:

•	by mutual written consent of the Company and Parent;

•	by Parent (on behalf of itself and Merger Sub) or the Company:

o	if the Company stockholder meeting (as it may be adjourned) has concluded following the taking of a vote to approve the merger and the Company stockholder approval has not been obtained;

o
if (i) the consummation of the merger has been restrained, enjoined, prohibited or otherwise made illegal by any law or outstanding order (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental entity that is final and non-appealable or (ii) as of the outside date, the expiration or termination of the waiting period under the HSR Act shall not have occurred; provided that the right to terminate the merger agreement as describe in this paragraph will not be available to a party if such party’s material failure to comply with its obligations set forth in the merger agreement was the principal cause of the circumstances described in the foregoing clauses (i) or (ii);

•	by the Company:

o
if the transactions contemplated by the merger agreement have not been completed on or before the outside date; so long as the Company’s breach of the merger agreement was not the principal cause of the failure to close prior to the outside date;

o
at any time prior to the receipt of the Company stockholder approval, if the Board authorizes the Company to enter into a definitive agreement with respect to a superior proposal to the extent permitted by and in accordance with the merger agreement (provided that the Company pays the Company termination fee to Parent concurrently with such termination);

o
if Parent or Merger Sub have breached in any material respect any of their representations or warranties or Parent or Merger Sub have failed to perform in any material respect any of their covenants or other agreements contained in the merger agreement which breach or failure to perform would render certain conditions to the consummation of the merger incapable of being satisfied by the outside date, or if capable of being satisfied by the outside date, shall not have been cured by the earlier of (x) 30 days after the Company has provided written notice of such breach to Parent and (y) the third business day prior to the outside date; provided, however, that the Company may not terminate the merger agreement in this way if the Company is then in material breach of any of its obligations under the merger agreement;

o
if (i) all of the conditions to Parent’s obligations to complete the merger have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to such conditions being capable of being satisfied), (ii) the Company has delivered a written notice to Parent at least three business days prior to such termination confirming that, if Parent performed its obligations, the Company is ready, willing and able to consummate the closing and (iii) Parent has failed to close within three business days after the later to occur of (x) delivery of the written notice of such failure and (y) the date when the closing is required to occur under the merger agreement;

•	by Parent (on behalf of itself and Merger Sub):

o
if the transactions contemplated by the merger agreement have not been completed on or before the outside date; so long as Parent’s breach of the merger agreement was not the principal cause of the failure to close prior to the outside date;

o
prior to the time at which the Company stockholder approval has been obtained, if the Company effects a Board recommendation change whether or not in compliance with the merger agreement or the Company enters into a merger agreement, letter of intent or other similar agreement related to an alternative acquisition proposal from a third party; or

o
if the Company has breached in any material respect any of its representations or warranties or the Company has failed to perform in any material respect any of its covenants or other agreements contained in the merger agreement, which breach or failure to perform would render certain conditions incapable of being satisfied by the outside date, or if capable of being satisfied by the outside date, shall not have been cured prior to the earlier of (x) 30 days after Parent provided written notice of such breach to the Company and (y) the third business day prior to the outside date; provided, however, that Parent may not terminate the merger agreement in this way if Parent is then in material breach of any of its obligations under the merger agreement.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement (other than certain provisions that expressly survive termination of the merger agreement) will become void and of no effect without liability or obligation on the part of any party thereto. However, no termination of the merger agreement shall relieve any party from liabilities or damages incurred or suffered as a result of a willful and material breach of any representations, warranties, covenants or other agreements set forth in the merger agreement or fraud if such willful and material breach or fraud is the principal cause of a condition to the closing of the merger to being incapable of satisfaction by the outside date (or if capable of being satisfied by the outside date, to not be satisfied by the outside date).

Company Termination Fee

Under the merger agreement, the Company must pay to Parent the Company termination fee of $10.0 million if the merger agreement is terminated under the following circumstances:

•
prior to the receipt of the Company stockholder approval, if the Company terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement;

•
prior to the receipt of the Company stockholder approval, Parent terminates the merger agreement because the Company has effected a Board recommendation change or the Company has entered into a merger agreement, letter of intent or other similar agreement related to an alternative acquisition proposal from a third party; or

•
if the following clauses (a), (b) and (c) are all satisfied: (a) either Parent or the Company terminates the merger agreement because the Company stockholder meeting has concluded following the taking of a vote to approve the merger and the Company stockholder approval has not been obtained, (b) an acquisition proposal made by a third party that is reasonably capable of consummating such acquisition proposal has been publicly disclosed after the date of the merger agreement (except that for purposes of this bullet point, all references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”) and (c) within 12 months of such termination the Company and its subsidiaries consummate any alternative acquisition proposal.

In the event the Company fails to promptly pay the Company termination fee when due and Parent commences a suit in order to obtain such payment and such suit resulting in a judgment against the Company for payment of the Company termination fee, the Company will be required to pay, up to $2.0 million, Parent’s and its affiliates’ costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

Amendment and Waiver

The merger agreement provides that, at any time before the effective time, the parties may amend the merger agreement, or grant a waiver under the merger agreement, by written agreement of the parties or, in the case of a waiver, in an instrument in writing signed on behalf of such party, except that, after receipt of the Company stockholder approval, the parties will not amend any provision of the merger agreement in a manner that requires further approval by the Company stockholders without the further approval of such stockholders.

No Third Party Beneficiaries

While the merger agreement generally is not intended to and does not confer upon any person other than the parties to the merger agreement any rights or remedies under the merger agreement, it provides for limited exceptions in favor of (i) present and former directors, officers and employees of the Company to continue to have indemnification, advancement of expenses and liability insurance coverage following completion of the transactions, and (ii) each of the Company’s stockholder and holders of Company equity awards regarding his, her or its right to receive the merger consideration.

Governing Law; Jurisdiction

The merger agreement is governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice or conflicts of laws principles that would result in the application of the law of any other state.

All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of the merger agreement and in respect of the transactions contemplated by the merger agreement will be heard and determined in the Court of Chancery or, if the Court of Chancery declines jurisdiction over a particular matter, any federal or state court located in the State of Delaware.

Specific Performance

Except as otherwise described below, the parties are entitled to injunctions to prevent breaches of the merger agreement and to specific performance as to its terms (without any requirement for the securing or posting of any bond in connection with obtaining of any specific performance or injunctive relief), in addition to any other remedy to which they may be entitled at law or equity.

The Company’s or Parent’s pursuit of specific performance shall not preclude the pursuing party from the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of the merger agreement involving a willful and material breach or fraud.

Notwithstanding the foregoing, the Company is not entitled to specific performance of Parent’s obligation to consummate the transactions contemplated by the merger agreement, unless (i) the parties’ mutual conditions to the closing of the merger and the additional conditions to the closing of the merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being capable of being satisfied assuming a closing would occur), (ii) Parent fails to consummate the merger by the date the closing is required to have occurred pursuant to the terms of the merger agreement, and (iii) the Company has confirmed in writing that if specific performance is granted, then the Company will take such actions required to cause the closing of the merger to occur.

Limitation on Recourse

Any claim or cause of action under the merger agreement may only be brought against persons that are expressly named as parties thereto, and then only with respect to the specific obligations set forth in the merger agreement with respect to such party. Other than claims pursuant to the confidentiality agreement between the Company and Schenker Americas, Inc., no Company-related party or Parent-related party (other than the Company, Parent or Merger Sub), will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub or of or for any claim, investigation, or proceeding, in each case under, based on, in respect of, or by reason of, the merger agreement or the transactions contemplated therein, including the merger.

APPRAISAL RIGHTS

Under the DGCL, you have the right to seek to receive payment in cash for the “fair” value of your shares of Company common stock as determined by the Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the merger consideration that you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under the Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Company common stock unless otherwise indicated.

Beneficial owners of shares of Company common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Company common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner.

STOCKHOLDERS WHO HOLD THEIR SHARES OF COMPANY COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF COMPANY COMMON STOCK. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMPANY COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

Any stockholder wishing to exercise appraisal rights should consider consulting legal counsel before attempting to exercise such rights.

If you wish to exercise appraisal rights with respect to your shares of Company common stock, you must satisfy each of the following conditions:

•
You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

•
You must not vote in favor of, or consent in writing to, the merger proposal. A vote in favor of the merger proposal, by proxy submitted by mail, over the Internet, by phone or virtually during the special meeting, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger proposal or abstain from voting on the merger proposal.

•
You must continue to hold your shares of Company common stock from the date of making the demand through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

•	You must otherwise comply with the procedures set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration (without interest and subject to any required tax withholding), but you will have no appraisal rights with respect to your shares of Company common stock.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to the Company, at USA Truck, Inc., 3200 Industrial Park Road, Van Buren, Arkansas 72956, Attention: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Company common stock.

Within 10 days after the effective date of the merger, the Company, as the surviving corporation, must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration (without interest and subject to any required tax withholding) specified by the merger agreement for his or her shares of Company common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company, as the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with the requirements of Section 262 of the DGCL will, upon written request to the Company, as the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Company common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the Company, as the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Company common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Company, as the surviving corporation. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. The Company, as the surviving corporation, has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Company, as the surviving corporation, the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified, a list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Court of Chancery will determine the stockholders who have complied with the requirements of Section 262 of the DGCL and who have become entitled to appraisal rights. The Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before the merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (iii) the merger was approved pursuant to Sections 253 or 267 of the DGCL.

After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Company, as the surviving corporation, may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (i) the difference, if any, between the amount paid and the fair value of the shares as determined by the Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. Upon application by the Company, as the surviving corporation, or by any stockholder entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the Company, as the surviving corporation, and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Court of Chancery will direct the payment of such value, with interest thereon, if any, by the Company, as the surviving corporation, to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the Company of the certificates representing such stock.

In determining the fair value of the shares of Company common stock and, if applicable, interest, the Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Company common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company common stock is less than the per share merger consideration.
Costs of the appraisal proceeding may be imposed upon the Company, as the surviving corporation, and the stockholders participating in the appraisal proceeding by the Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses. Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received (without interest and subject to any required tax withholding) pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

STOCK OWNERSHIP

The following table sets forth certain information with respect to each of our current directors, each named executive officer, and all current directors and executive officers as a group, including the beneficial ownership of Company common stock as of July 15, 2022 for each individual and the group. The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Company common stock, as of July 15, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 9,033,766 shares of Company common stock outstanding as of July 15, 2022 (including 529,066 shares of restricted stock with voting rights). We have deemed shares of Company common stock subject to Company stock options that are currently exercisable or exercisable within 60 days of July 15, 2022 to be outstanding and to be beneficially owned by the person holding the Company stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o USA Truck, Inc., 3200 Industrial Park Road, Van Buren, Arkansas 72956. The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

Name and (if applicable) Address
Directors:	Common Stock Number of Shares *		Ownership Percentage
James D. Reed	341,672	(1)	3.8%
Alexander D. Greene	58,169	(2)	*
Robert E. Creager	60,882	(3)	*
Gary R. Enzor	48,957	(4)	*
Barbara J. Faulkenberry	29,062	(5)	*
M. Susan Chambers	20,719	(6)	*
Rajan C. Penkar	5,663	(7)	*
Named Executive Officers (Excluding Mr. Reed):
Zachary B. King	70,284	(8)	*
Timothy W. Guin	130,377	(9)	1.4%
George T. Henry	78,314	(10)	*
Kimberly K. Littlejohn	52,924	(11)	*
Directors and Executive Officers as a Group (11 Persons)	897,023		9.9%
The Estate of James B. Speed	818,008	(12)	9.1%
2323 So. 40th Street, Fort Smith, Arkansas 72903
Dimensional Fund Advisors LP	625,280	(13)	6.9%
6300 Bee Cave Road, Building One, Austin, Texas 78746
Grace & White, Inc.	530,194	(14)	5.9%
515 Madison Avenue, Suite 1700, New York, New York 10022
Magnetar Financial LLC	542,355	(15)	6.0%
1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201

*  The amount represents less than 1% of the outstanding shares of Company common stock.

1)
Includes (i) 176,521 shares of Company common stock held directly by Mr. Reed, (ii) 129,020 shares of restricted stock held directly by Mr. Reed, and (iii) 36,131 shares of common stock Mr. Reed has the right to acquire pursuant to Company stock options presently exercisable.

2)	Includes (i) 52,356 shares of Company common stock held directly by Mr. Greene and (ii) 5,813 shares of restricted stock held directly by Mr. Greene.

3)	Includes (i) 57,976 shares of Company common stock held directly by Mr. Creager and (ii) 2,906 shares of restricted stock held directly by Mr. Creager.

4)	Includes (i) 46,051 shares of Company common stock held by Gary and Wendy Enzor as tenants in common and (ii) 2,906 shares of restricted stock held directly by Mr. Enzor.

5)	Includes (i) 26,156 shares of Company common stock held directly by Ms. Faulkenberry and (ii) 2,906 shares of restricted stock held directly by Ms. Faulkenberry.

6)	Includes (i) 17,813 shares of Company common stock held directly by Ms. Chambers and (ii) 2,906 shares of restricted stock held directly by Ms. Chambers.

7)	Includes (i) 2,757 shares of Company common stock held directly by Mr. Penkar and (ii) 2,906 shares of restricted stock held directly by Mr. Penkar.

8)
Includes (i) 16,747 shares of Company common stock held directly by Mr. King, (ii) 52,716 shares of restricted stock held directly by Mr. King, and (iii) 821 shares of common stock Mr. King has the right to acquire pursuant to Company stock options presently exercisable.

9)
Includes (i) 50,704 shares of Company common stock held directly by Mr. Guin, (ii) 66,545 shares of restricted stock held directly by Mr. Guin, and (iii) 13,128 shares of common stock Mr. Guin has the right to acquire pursuant to Company stock options presently exercisable.

10)
Includes (i) 17,832 shares of Company common stock held directly by Mr. Henry, (ii) 50,636 shares of restricted stock held directly by Mr. Henry, and (iii) 9,846 shares of common stock Mr. Henry has the right to acquire pursuant to Company stock options presently exercisable.

11)
Includes (i) 15,066 shares of Company common stock held directly by Ms. Littlejohn, (ii) 32,606 shares of restricted stock held directly by Ms. Littlejohn, and (iii) 5,252 shares of common stock Ms. Littlejohn has the right to acquire pursuant to Company stock options presently exercisable.

12)
This information is based solely on a Schedule 13G/A filed with the SEC on March 4, 2013. The estate of Mr. Speed has sole voting and dispositive power with respect to all 818,008 shares and shared voting and dispositive power with respect to no shares. The amount shown does not include (a) 66,823 shares of common stock held by Mr. Speed’s widow (of which the estate of Mr. Speed disclaims beneficial ownership) and (b) 17,699 shares of common stock held in a trust (of which Mr. Speed’s widow is trustee) for the benefit of his daughter (of which the estate of Mr. Speed disclaims beneficial ownership) that were referenced on the Schedule 13G/A filed with the SEC on March 4, 2013.

13)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 8, 2022, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 608,514 shares, shared voting power with respect to no shares, sole dispositive power with respect to 625,280 shares and shared dispositive power with respect to no shares. Information is as of December 31, 2021.

14)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 1, 2022, which indicates that Grace & White, Inc., has sole voting power with respect to 107,704 shares, shared voting power with respect to no shares, sole dispositive power with respect to 530,194 and shared dispositive power with respect to no shares. Information is as of December 31, 2021.

15)
This information is based solely on a report on Schedule 13D filed with the SEC on July 7, 2022, which indicates that Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Alec N. Litowitz have sole voting power with respect to no shares, shared voting power with respect to 542,355 shares, sole dispositive power with respect to no and shared dispositive power with respect to 542,355 shares. Information is as of July 6, 2022.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

The Company will hold an annual meeting in 2023 only if the merger has not already been completed by, or shortly after, the time at which the Company’s 2023 annual meeting would normally take place.

If the 2023 annual meeting of the Company stockholders is held, then:

•
stockholder proposals intended to be presented at such annual meeting (other than proxy access nominations) must be received by the Company no later than December 12, 2022, to be eligible for inclusion in our proxy statement and form of proxy for the 2023 annual meeting. However, if the date of such annual meeting is more than thirty days before or after May 18, 2023, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to such annual meeting shall be a reasonable time before we begin to print or mail such proxy materials;

•
if any stockholder intends to present a proposal at such annual meeting without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 18, 2023, and no later than February 17, 2023. Any notice received prior to January 18, 2023, or after February 17, 2023, is untimely. However, if the date of such annual meeting is more than twenty-five days before or after May 18, 2023, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of such annual meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever occurs first; and

•
proxy access nominations for such annual meeting must be received by the Company no earlier than November 12, 2022, and no later than December 12, 2022, assuming the date of such annual meeting is not more than thirty days before and not more than seventy days after April 11, 2023, and must meet all the requirements set forth in the amended and restated bylaws. If the date of such annual meeting is more than thirty days before or more than seventy days after April 11, 2023 (the “other meeting date”), proxy access nominations for such annual meeting must be received by the Company no earlier than 120 days prior to such other meeting date and no later than 90 days prior to such other meeting date or the tenth day following the date such other meeting date is first publicly announced or disclosed, and must meet all the requirements set forth in the amended and restated bylaws.

Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at such annual meeting in accordance with applicable laws and regulations and our bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

Any proposal (including proxy access nominations) should be addressed to USA Truck, Inc., Attention: Secretary, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

While the Company does not household, a number of brokerage firms with account holders who are Company stockholders may household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request, and the Company will promptly deliver, a separate copy of the proxy statement by writing to USA Truck, Inc., 3200 Industrial Park Road, Van Buren, Arkansas 72956 or by telephone at 479-471-2500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, www.sec.gov, that contains reports, proxy, prospectus and other information regarding registrants, such as the Company. You can also find additional information about us at www.usa-truck.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under Item 2.02 or Item 7.01 and related exhibits) between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement:

•
the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 17, 2022 (including the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2022, incorporated by reference therein);

•	the Company’s Quarterly Report on Form 10-Q for the quarter period ended March 31, 2021, filed on April 29, 2022; and

•	the Company’s Current Reports on Form 8-K filed on February 3, 2022 (solely Items 1.01 and 2.03 thereof), March 3, 2022, May 23, 2022, June 16, 2022, and June 24, 2022.

We will provide any of these filings, at no charge, upon written or oral request. Requests for this information may be made in writing to USA Truck, Inc., 3200 Industrial Park Road, Van Buren, Arkansas 72956 or by telephone at 479-471-2500.

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business of receipt of such request.

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
(800) 322-2885 (Toll Free)
proxy@mackenziepartners.com (E-Mail Address)

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Annex A

Execution Version
STRICTLY CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER
by and among
SCHENKER, INC.,
TANGO MERGER, INC.
and
USA TRUCK, INC.
Dated as of June 23, 2022

i

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-32

4.1	Corporate Organization	A-32
4.2	Authority, Execution and Delivery; Enforceability	A-32
4.3	No Conflicts	A-33
4.4	Legal Proceedings	A-33
4.5	Financial Capability	A-34
4.6	Proxy Statement	A-34
4.7	Ownership of Company Capital Stock	A-34
4.8	Solvency	A-34
4.9	Ownership of Merger Sub	A-34
4.10	Certain Arrangements	A-35
4.11	Brokers	A-35
4.12	No Other Representations and Warranties	A-35

ARTICLE 5 COVENANTS		A-36

5.1	Conduct of Business by the Company Pending the Closing	A-36
5.2	Access to Information, Employees and Facilities; Confidentiality	A-40
5.3	No Solicitation	A-41
5.4	Company Stockholder Meeting; Proxy Statement	A-46
5.5	Regulatory Filings; Consents	A-48
5.6	Employee Benefit Matters	A-51
5.7	Indemnification	A-53
5.8	Parent Agreements Concerning Merger Sub	A-55
5.9	Takeover Statutes	A-55
5.10	Section 16 Matters	A-55
5.11	Stockholder Litigation	A-55
5.12	Stock Exchange Delisting	A-55
5.13	Publicity	A-55
5.14	Company Indebtedness	A-56
5.15	Transfer Taxes	A-56
5.16	280G Analysis	A-56

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER		A-56

6.1	Conditions to Obligations of Each Party Under This Agreement	A-56
6.2	Conditions to Obligations of the Company Under This Agreement	A-57
6.3	Conditions to Obligations of Parent and Merger Sub Under This Agreement	A-57
6.4	Frustration of Closing Conditions	A-58

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		A-58

7.1	Termination	A-58
7.2	Termination Fees and Expenses	A-60
7.3	Effect of Termination	A-63
ii

ARTICLE 8 DEFINITIONS		A-63

8.1	Certain Definitions	A-63
8.2	Terms Defined Elsewhere	A-74

ARTICLE 9 GENERAL PROVISIONS		A-76

9.1	Fees and Expenses	A-76
9.2	Notices	A-76
9.3	Assignment	A-77
9.4	Severability	A-78
9.5	References	A-78
9.6	Construction	A-79
9.7	Amendment and Waiver	A-79
9.8	Complete Agreement	A-79
9.9	Third Party Beneficiaries	A-79
9.10	Waiver of Trial by Jury	A-80
9.11	Specific Performance	A-80
9.12	Delivery	A-80
9.13	Counterparts	A-81
9.14	Governing Law	A-81
9.15	Consent to Jurisdiction	A-81
9.16	Payments under this Agreement	A-81
9.17	Non-Recourse	A-82
9.18	Disclosure Schedules	A-83
9.19	Survival	A-83
9.20	Waiver of Conditions	A-83
9.21	Obligations of Parent, Merger Sub and the Company	A-83

Exhibit A	Form of Certificate of Incorporation of Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of June 23, 2022 (this “Agreement”), is made by and among Schenker, Inc., a New York corporation (“Parent”), Tango Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and USA Truck, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.1 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.
RECITALS
A. The Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.01 per share, of the Company (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration.
B. The Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger.
C. The Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement.
D. The Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) agreed to recommend that the Company’s stockholders adopt this Agreement.
E. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1
THE MERGER
1.1 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, all of the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.
(b) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.7). In addition, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.7).
(c) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, from and after the Effective Time, (i) the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, and (ii) the officers of the Company immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the officers of the Surviving Corporation, each such directors or officers to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(d) If, at any time after the Effective Time, the Surviving Corporation shall determine, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Central Time, on the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date”. On the Closing Date, or on such other date as Parent and the Company may agree to, Merger Sub or the Company shall cause a certificate of merger (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).
ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER
2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
(a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) or Dissenting Shares, shall be converted automatically into the right to receive $31.72 per Share (the “Merger Consideration”), payable to the holder of such Share in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.
(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held (i) by the Company as treasury stock, (ii) by any direct or indirect wholly owned Subsidiary of the Company, or (iii) directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(c) Merger Sub Equity Interests. Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one newly and validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation (i.e., 100 shares in the aggregate) and together shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
2.2 Payment for Securities; Surrender of Certificates.
(a) Paying Agent. At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article 2 (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement (for the avoidance of doubt, not including any amounts in excess of the Merger Consideration with respect to Dissenting Shares). In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article 2; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.
(b) Procedures for Surrender.
(i) Certificates. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of Parent or the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.
(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a), to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.
(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and as to which the holders thereof have continuously held such Shares through the date shown on the Certificate of Merger giving effect to the Merger, have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly demanded appraisal with respect thereto in accordance with, and who have complied in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under Section 262 of the DGCL with respect to the Dissenting Shares. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 262 of the DGCL or other applicable Law, then (i) the right of such holder to be paid the “fair value” of such Dissenting Shares shall cease, (ii) such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, and (iii) such holder shall cease to have any other rights with respect to such Shares. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the “fair value” of Dissenting Shares (no later than two (2) Business Days following the Company’s receipt of such demands or instruments), and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or offer to settle or compromise, or settle or compromise, any such demands, approve any withdrawal of such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the DGCL, or agree to do any of the foregoing.

2.4 Treatment of Equity Under Company Equity Plan.
(a) Treatment of Company Stock Options. At the Effective Time, each outstanding and unexercised Company Stock Option, whether vested or unvested, whether exercisable or unexercisable, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or the Company, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding Taxes) equal to (x) the total number of Shares underlying such Company Stock Option, multiplied by (y) the excess, if any, of (x) the Merger Consideration over (y) the per-share exercise price of such Company Stock Option.
(b) Treatment of Company Restricted Shares. At the Effective Time, each outstanding Company Restricted Share, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or the Company, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding Taxes) equal to (x) the total number of Shares underlying such award of Company Restricted Share, multiplied by (y) the Merger Consideration.
(c) Treatment of Company Performance Share Units. At the Effective Time, each outstanding Company PSU, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or the Company, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding Taxes) equal to (x) the total number of Shares underlying such award of Company PSUs, multiplied by (y) the Merger Consideration.

(d) Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Awards the amounts described in Sections 2.4(a), 2.4(b) and 2.4(c), less any Taxes required to be withheld under applicable Law with respect to such payments as soon as practicable following the Closing Date, through the Surviving Corporation’s payroll system, but not later than five (5) Business Days following the Closing Date. Notwithstanding the foregoing, to the extent that any amounts payable under this Section 2.4 relate to a Company Award that is nonqualified deferred compensation subject to Section 409A of the Code, Parent, the Surviving Corporation or the applicable Subsidiary shall pay such amounts as promptly as is practicable following the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company Award and that will not trigger a Tax or penalty under Section 409A of the Code (after taking into account actions taken under Treasury Regulations Section 1-409A-3(j)(4)(ix)), but in no event later than five (5) Business Days after such time.
(e) Termination of the Company Equity Plan. As of the Effective Time, the Company Equity Plan shall be terminated and no further Shares or Company Awards in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Award or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Award shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.
(f) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions (including obtaining any employee consents) as are reasonably necessary to effect the transactions described in this Section 2.4.
2.5 Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. In the event any such Person (a “Payor”) determines that any amounts otherwise payable pursuant to this Agreement would be subject to deduction or withholding under applicable Law (other than deduction or withholding required (x) in connection with compensation for services or (y) as a result of the failure by the Person otherwise entitled to such amounts (a “Payee”) to deliver timely to the Payor, to the extent required by applicable Law to avoid such deduction or withholding, a duly complete IRS Form W-9 or IRS Form W-8, as applicable), (a) the Payor shall use commercially reasonable efforts to notify the applicable Payee prior to the date on which such deduction or withholding is anticipated to occur, and (b) the Payor and the Payee shall use commercially reasonable efforts to cooperate to minimize or eliminate such deduction or withholding as permitted by applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6 Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1 or is otherwise prohibited or restricted by any other provision of this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) or (b) as otherwise disclosed or identified in the Company SEC Documents filed and publicly available at least three (3) Business Days prior to the date hereof, other than any risk factor disclosures (excluding statements of historical fact) in any such Company SEC Document contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Company SEC Document (it being agreed that any matter disclosed in the Company SEC Documents shall not be deemed disclosed for purposes of the Company Fundamental Reps), the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date that:
3.1 Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries has the requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Company’s Subsidiaries, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Restated and Amended Certificate of Incorporation, as amended (the “Company Charter”), and the Bylaws (as amended and restated) (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and such documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws. The Company has delivered or made available to Parent true, complete and correct copies of its Subsidiaries’ current certificate or articles of incorporation and bylaws (or equivalent organizational documents), and each of them is in full force and effect in all material respects, and none of the Company’s Subsidiaries is in violation in any material respect of any provision of the foregoing documents.

3.2 Capitalization.
(a) The authorized capital stock of the Company consists of thirty million (30,000,000) Shares and one million (1,000,000) shares of preferred stock (“Company Preferred Stock”). As of June 22, 2022, (i) 9,033,766 Shares (other than treasury shares and the Company PSUs, but including Performance-Vested Restricted Shares and Time-Vested Restricted Shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights (or will be in the case of the Performance-Vested Restricted Shares and Time-Vested Restricted Shares, when issued against receipt of the consideration therefor in accordance with the provisions of the Company Equity Plan), (ii) 93,583 Shares are subject to outstanding Company Stock Options, (iii) 247,135 Shares are subject to outstanding Performance-Vested Restricted Shares, (iv) 79,557 Share equivalents are subject to outstanding Company PSUs, (v) 281,931 Shares are subject to outstanding Time-Vested Restricted Shares, (vi) no shares of Company Preferred Stock were issued and outstanding, and (vii) 3,447,676 Shares are held in the treasury of the Company. Except for the Company Awards convertible into not more than an aggregate of 702,206 Shares under the Company Equity Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including any shareholders agreements, voting trusts, proxies or other similar agreements or any obligations requiring the registration for sale of any shares of capital stock of or other voting or equity interests) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests of the Company, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since January 1, 2020 and prior to the date of this Agreement, except for the issuance of Shares under the Company Equity Plan in accordance with its terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).
(b) The Company has previously provided Parent with a true and complete list, as of the date hereof, with respect to each outstanding Company Award, (i) the holder thereof, (ii) the grant date thereof, (iii) the vesting conditions thereof and (iv) the total number of Shares or total amount of cash, as applicable, that may be received pursuant thereto. All Shares subject to issuance under the Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth a complete list of each Subsidiary of the Company, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or its Subsidiaries, in such Subsidiary. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, the Company and its Subsidiaries own, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Company, free and clear of any Liens other than (x) Liens with respect to the Company Credit Facility, (y) Permitted Liens under clause (viii) of the definition thereof, and (z) transfer and other restrictions under applicable securities Laws, and all of such outstanding shares of stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary. No Subsidiary of the Company owns any Shares or any capital stock of, or other Equity Interests in, the Company.
(d) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, or other debt securities, the holders of which have the right to vote, whether on an as-converted basis or otherwise, (or which are convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote.
3.3 Authority; Execution and Delivery; Enforceability.
(a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at Law or in equity).
(b) The Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board), at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of the Company for its adoption at the Company Meeting, and (iv) recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”), which resolutions, subject to Section 5.3, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

(c) Subject to the accuracy of Section 4.7, the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Law are not applicable to this Agreement and the Transactions, including the Merger or the other Transactions. To the Knowledge of the Company, no other takeover, anti-takeover, business combination, control share acquisition or similar Law applies to the Merger or the other Transactions. The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt this Agreement is the adoption of this Agreement by the holders of at least two-thirds of the voting power represented by the Shares that are outstanding and entitled to vote thereon at the Company Meeting (the “Company Stockholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary for the Company to consummate the Transactions.
3.4 No Conflicts.
(a) The execution and delivery of this Agreement does not and will not, and the performance of this Agreement by the Company will not, directly or indirectly (with or without notice or lapse of time, or both) (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter, the Company Bylaws or any organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party (or by which any of their respective properties or assets are bound), except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not (in each case with or without notice or lapse of time, or both), require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NASDAQ, (ii) any applicable requirements of any Antitrust Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL, (iv) a joint voluntary CFIUS filing under the DPA, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.5 SEC Documents; Financial Statements; Undisclosed Liabilities.
(a) The Company has filed or furnished on a timely basis all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2020, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC, as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC or is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.
(b) As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of the last such filing) each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents. There has been no material correspondence between the SEC and the Company since January 1, 2020 that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date hereof.
(c) The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and (iii) were prepared in accordance with GAAP (as in effect in the United States on the date of such Company SEC Financial Statement) as applied by the Company on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments that are not material in amount or nature and the absence of notes. None of the Company or its Subsidiaries is a party to, or has any obligation or other commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(d) The Company has filed or furnished all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required and as defined by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which such controls and procedures are reasonably designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents.
(e) The Company has designed and maintains a system of disclosure controls and procedures and internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act and sufficient in all material respects to provide reasonable assurances regarding the reliability of financial reporting for the Company and its Subsidiaries for external purposes in accordance with GAAP. There were no material weaknesses, and except for a significant deficiency described on Section 3.5(e) of the Company Disclosure Schedule, no significant deficiencies, identified in management’s assessment of internal control over financial reporting as of and for the year ended December 31, 2021 (nor has any such weakness or additional deficiency been identified as of the date hereof) or any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, auditor, accountant, attorney representing the Company or other Representative of the Company or any of its Subsidiaries, has received or made any written material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any written material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper accounting or auditing practices.
(f) The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or adequately reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations incurred pursuant to the Transactions, (iv) for liabilities incurred that have been discharged or paid in full prior to the date of this Agreement and (v) for liabilities and obligations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.6 Absence of Certain Changes or Events. Since December 31, 2021 through the date of this Agreement, (a) except for any Permitted Actions, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course and (b) there has not been any change, event, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Except as described in Section 3.6 of the Company Disclosure Schedule, since December 31, 2021, through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, Sections 5.1(a)-(g), (m), (n), (p), (q), (s)-(v) and (y) (but, in case of Section 5.1(y), solely with respect to the enumerated subsections of Section 5.1 previously listed in this sentence), had the covenants therein applied since December 31, 2021.
3.7 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or untrue (except that no representation or warranty is made by the Company with respect to any statements made therein based on information supplied by or on behalf of Parent specifically for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.
3.8 Litigation.
(a) Except (i) as set forth on Section 3.8 of the Company Disclosure Schedule, or (ii) for Proceedings, if resolved adversely to the Company or any of its Subsidiaries, that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at Law or in equity, or before or by any Governmental Entity, and none of the Company or any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b) There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries at Law or in equity, or before or by any Governmental Entity, which would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transaction. The Company is not subject to any outstanding Order that would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions.
3.9 Compliance with Laws. Except as set forth on Section 3.9 of the Company Disclosure Schedule or as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (a) the Company and each of its Subsidiaries is, and during the three (3) years prior to the date hereof has been, in compliance with all applicable Laws in all material respects, (b) during the three (3) years prior to the date hereof, no written Proceedings have been received by, and to the Knowledge of the Company, no Proceedings have been filed against, and (c) no investigation by any Governmental Entity has been initiated with respect to the Company or any of its Subsidiaries alleging material noncompliance with any Laws, other than, in each case, requests for information or audits in the ordinary course.

3.10 Governmental Consents; Permits; etc.
(a) Except for (i) filings required under, and compliance with other applicable requirements of, the HSR Act, (ii) a joint voluntary CFIUS filing under the DPA, (iii) compliance with the Exchange Act, including the filing with the SEC of the Proxy Statement, (iv) compliance with the rules and regulations of the NASDAQ, (v) compliance with any applicable state securities or blue sky Laws, or (vi) as set forth on Section 3.10 of the Company Disclosure Schedule, and except in connection with facts or circumstances relating solely to Parent or any of its affiliates, no consent, approval, or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Merger or the other Transactions, other than any such consent, approval, authorization, declaration or filing that, if not obtained, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as has not had or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have obtained, and are, and during the three (3) years prior to the date hereof have been, in compliance with, all Permits necessary under applicable Laws to permit the Company and its Subsidiaries to own, operate, use, and maintain their assets in the manner in which they are now operated and maintained, and to conduct their business, taken as a whole, as currently conducted, and such Permits are in full force and effect. Since January 1, 2020 there are no pending or, to the Knowledge of the Company, threatened limitations, terminations, expirations or revocations of such Permits other than such limitations, terminations, expirations or revocations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no outstanding written notices received by the Company or any of its Subsidiaries alleging the failure to hold any material Permits.
3.11 Employee Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other equity or equity-based incentive, compensation, severance, employment, consulting, change-in-control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, (a) entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries or (b) for which the Company or any of its Subsidiaries has any Liability (contingent or otherwise); provided, for the avoidance of doubt, that individual employment contracts for employees who are not executives or officers that do not provide for severance payments or benefits and that do not otherwise deviate from the standard form that has been provided to Parent need not be set forth on Section 3.11(a) of the Company Disclosure Schedule. With respect to each Company Benefit Plan, a copy of each of the following documents, and all amendments and modifications to such documents, has been made available to Parent: (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof, and all amendments, modifications or material supplements to such Company Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the IRS for the last plan year, (iii) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (iv) the most recent actuarial report and/or financial statement, if any, relating to such Company Benefit Plan, and (v) any related trust agreements, annuity contracts, insurance contracts or documents of any other funding arrangements.

(b) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and its Subsidiaries, taken as a whole:
(i) each Company Benefit Plan complies and has been established, maintained, funded, operated, and administered in accordance with its terms and the requirements of all Laws applicable thereto, including ERISA and the Code;
(ii) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the Knowledge of the Company, no fact or event has occurred that could reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust;
(iii) no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit, investigation or other administrative proceeding, to the Knowledge of the Company, threatened;
(iv) all contributions, reimbursements, premium payments and other payments required to have been made under or with respect to each Company Benefit Plan as of or prior to the date hereof have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and such Company Benefit Plan’s terms;
(v) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan;
(vi) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan; and
(vii) no Proceeding has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

(c) No Company Benefit Plan is, and none of the Company, its Subsidiaries, or any of its ERISA Affiliates, during the six (6) years prior to the date hereof, has maintained, contributed to, been required to contribute to or otherwise had any Liability with respect to: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, or (ii) any Multiemployer Plan. No Company Benefit Plan is a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Neither the Company nor any of its Subsidiaries has any Liability, or is reasonably expected to have any Liability: (i) under Title IV of ERISA; or (ii) on account of at any time being considered a single employer under Section 414 of the Code with any other Person.
(d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) could (i) entitle any current or former service provider to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation or benefits due to any current or former service provider or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits, except for equity awards to non-employee directors of the Company, (iii) result in any forgiveness of indebtedness of any service provider, (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code), or (v) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, the Surviving Corporation, to merge, amend or terminate any of the material Company Benefit Plans. The Company has no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.
(e) Neither the Company nor any of its Subsidiaries has any Liability under any Company Benefit Plan or otherwise for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other material penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.
(f) Each Company Benefit Plan and any other agreement, plan, Contract or arrangement maintained by the Company or any of its Subsidiaries that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

3.12 Employee and Labor Matters.
(a) Neither the Company nor any of its Subsidiaries is a party or bound to a collective bargaining agreement, agreement with any works council or similar labor contract. Since January 1, 2020, there has not occurred and, to the Knowledge of the Company, there has not been threatened (i) any strike, slowdown, picketing, material labor-related arbitration, material grievance, or work stoppage by, or lockout of, or, to the Knowledge of the Company, union organizing activities with respect to, any employees of the Company or any of its Subsidiaries, (ii) any Proceeding against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations, including any charge or complaint filed by an employee or union with the National Labor Relations Board or the U.S. Department of Labor – Management Standards, or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any employees of the Company or any of its Subsidiaries.
(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are in compliance with all applicable Laws relating to labor or employment, including, without limitation, all Laws relating to terms and conditions of employment, fair employment practices, background checks, occupational health and safety, wages, child labor, immigration, authorization to work, employment discrimination, harassment, retaliation, worker classification (including classification of exempt employees and classification of independent contractors), withholding of Taxes, disability rights or benefits, leaves of absences, paid sick leave, COVID-19, privacy, benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, collective bargaining, labor relations, social welfare obligations and unemployment insurance and related matters.
(c) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole: (i) all current owner operators and other independent contractors engaged by the Company or any of its Subsidiaries are properly classified as independent contractors for Tax, wage and hour, benefits and all other purposes; (ii) all current and former employees of the Company or any of its Subsidiaries classified as exempt from the Fair Labor Standards Act and state and local wage and hour and other Laws in any of the past three years are and have been properly classified as exempt for all purposes under such Laws; and (iii) the Company and each of its Subsidiaries are in material compliance with all Laws relating to drivers who perform or have performed services for the Company or any of its Subsidiaries, including employee and independent contractor drivers.
(d) None of the Company or its Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of its Subsidiaries resolving allegations of sexual harassment or misconduct by an executive officer, director or employee of the Company or any of its Subsidiaries. There are no, and since January 1, 2020, there have not been any Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have investigated all material sexual harassment or other material harassment or discrimination allegations with respect to current and former employees of which they are or were aware.

(e) Except as set forth on Section 3.12(e) of the Company Disclosure Schedule, or that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2020, neither the Company nor any of its Subsidiaries has been a party to or to the Knowledge of the Company, threatened with any Proceeding involving any current or former applicant, employee, owner operator, other individual or sole proprietor independent contractor, or other worker of the Company or any of its Subsidiaries, or otherwise relating to any labor or employment matters of the Company.
(f) Since January 1, 2020, the Company and its Subsidiaries have not engaged in or implemented any “plant closing” or “mass layoff” of employees (in each case as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local Law (collectively “WARN Laws”)) or other actions that triggered notice obligations under any WARN Laws. In the past six (6)-months, the Company and its Subsidiaries have not carried out any layoffs, furloughs, or hours or pay reductions that would, if continued, constitute an “employment loss” (as defined in any WARN Laws) and that would, together with any “employment loss” (as that term is defined in any WARN Laws) in the past ninety (90) days, constitute a “mass layoff” or “plant closing” (as such terms are defined in any WARN Laws) and that would require notice under any WARN Laws. The Company and its Subsidiaries do not have any plans to undertake any “mass layoff” or “plant closing” that would reasonably be expected to trigger notice obligations under any WARN Laws.
3.13 Environmental Matters. Except as set forth on Section 3.13 of the Company Disclosure Schedule, or as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:
(a) Each of the Company and its Subsidiaries is in compliance, and has for the past three (3) years complied, with all applicable Environmental Laws, which compliance includes, and has included, obtaining, maintaining, and complying with, and filing timely applications to renew, all Permits required under Environmental Laws for the operation of the business as conducted as of or for the three (3) years prior to the Closing Date.
(b) Neither the Company nor any of its Subsidiaries has received written notice of a Proceeding or Order that remains outstanding or unresolved as of the date hereof, and to the Knowledge of the Company, no such Proceeding or Order is threatened, alleging any violation of, or liability arising under, applicable Environmental Laws, including any liability for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys’ fees under Environmental Laws.
(c) Neither the Company nor its Subsidiaries has (i) disposed of, arranged for the disposal of or Released, excluding de minimis Releases in the ordinary course of business, (ii) owned, leased, or operated any property or facility contaminated by, (iii) exposed any Person to (excluding fueling and ordinary maintenance operations), or (iv) manufactured, distributed (excluding fueling and ordinary maintenance operations) or sold any Hazardous Substance, including at, on, under or from any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or any of their respective predecessors, in each case in a manner that has not been in material compliance with applicable Environmental Laws or that has given or would reasonably be expected to give rise to liabilities of the Company or its Subsidiaries pursuant to applicable Environmental Laws.

(d) To the Knowledge of the Company, during the three (3) years prior to the date hereof, there has been no disposal or Release of any Hazardous Substance by any Third Party at, on, in or underneath any property that currently is (or in the preceding three (3) years has been) owned, leased or operated by the Company or any of its Subsidiaries, in each case in quantities or concentrations that have given or would reasonably be expected to give rise to liabilities of the Company or its Subsidiaries pursuant to applicable Environmental Laws.
(e) The Company has made available all environmental audits, assessments, and reports (including all Phase I and Phase II reports) in the Company’s possession or control that have been prepared in the thirty-six (36) months prior to the date of this Agreement relating to any of the Company or its Subsidiaries, including any real property currently or formerly owned, leased or operated by the Company or its Subsidiaries, or that disclose liabilities arising under, or noncompliance with, applicable Environmental Laws and Permits required under Environmental Laws.
3.14 Real Property; Title to Assets.
(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned in fee by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and the address for each parcel of Company Owned Real Property. The Company or any of its Subsidiaries, as the case may be, holds good and valid fee simple title to the Company Owned Real Property, free and clear of all Liens, except for Permitted Liens.
(b) Section 3.14(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property (excluding drop lots) leased, subleased or otherwise occupied pursuant to a similar agreement (expressly excluding easements, rights of way and similar agreements) by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”), (ii) the address for each parcel of Company Leased Real Property, and (iii) a description of the applicable lease, sublease or other agreement and any and all amendments and modifications relating thereto (collectively the “Leased Real Property Leases”). The Company or any of its Subsidiaries, as the case may be, holds a good and valid leasehold estate in all Company Leased Real Property pursuant to the Leased Real Property Leases, and the Company Leased Real Property is not subject to any Liens, other than Permitted Liens. Section 3.14(b) of the Company Disclosure Schedule contains a complete and accurate list of each Leased Real Property Lease. As of the date hereof, the Company has delivered to or made available to Parent a true and complete copy of each Leased Real Property Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Leased Real Property Lease is valid and in full force and effect and constitutes a legal, valid and binding obligation of the Company or its Subsidiary that is a party thereto, and is enforceable against the Company or such Subsidiary that is a party thereto in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), and (ii) neither the Company nor any of its Subsidiaries is, nor, to the Knowledge of the Company, is any other party (in each case, with or without notice or lapse of time, or both) in breach or default under any Leased Real Property Lease.

(c) Section 3.14(c) of the Company Disclosure Schedule contains a complete and accurate list of each Landlord Lease with a Third Party, the Company or Subsidiary that is party thereto, and the portion of the Company Real Property that is leased or subleased pursuant thereto.
(d) The Company Owned Real Property and the Company Leased Real Property are collectively referred to herein as the “Company Real Property”. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each parcel of Company Real Property is in compliance with all existing Laws applicable to such Company Real Property, (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, (iii) to the Knowledge of the Company, there are no such Proceedings threatened, affecting any portion of the Company Real Property, and (iv) no casualty event has occurred with respect to all or any portion of the Company Real Property that has not been fully remedied in all material respects. No Third Party has been granted the right to lease or sublease all or any portion of the Company Real Property, except for Landlord Leases.
(e) The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.15 Tax Matters. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) all Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate;
(b) each of the Company and its Subsidiaries has timely paid all Taxes due and payable (whether or not shown on any Tax Return), including any Taxes required to be collected or withheld in connection with amounts paid by or owing to any employee, creditor, or other Third Party, other than Taxes for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements;
(c) no deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries, or fully satisfied by payment;

(d) there is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending;
(e) neither the Company nor any of its Subsidiaries has waived any statute of limitations beyond the date hereof in respect of any Taxes or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency;
(f) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement (each a “Tax Sharing Agreement”) (other than (A) any customary agreements with customers, vendors, lenders, or lessors entered into in the ordinary course of business and the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries);
(g) neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to be governed in whole or part by Section 355 of the Code (or so much of Section 356 as it relates to Section 355 of the Code) or Section 361 of the Code (or in each case, any similar provision of state, local, or non-U.S. Law) in the four (4) years prior to the date of this Agreement;
(h) neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law) or as a transferee or successor, by Contract or otherwise (other than any customary agreements with customers, vendors, lenders, or lessors entered into in the ordinary course of business and the primary purpose of which is not related to Taxes);
(i) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (A) any change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) any “closing agreement” as described in Section 7121 of the Code (or any analogous or similar state, local or non-U.S. Law) executed prior to the Closing; (C) any installment sale or open transaction disposition made prior to the Closing; (D) any prepaid amount received, or deferred revenue accrued, prior to the Closing; (E) the application of Section 965 of the Code; (F) the use of any impermissible method of accounting used prior to the Closing; or (G) having entered into a “gain recognition agreement” within the meaning of Treasury Regulation Section 1.367(a)-8;
(j) there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;

(k) no rulings, requests for rulings, closing agreements or other written agreements have been entered into with or issued by, or are pending with, any Governmental Entity with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries;
(l) no jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim within the last four (4) years that the Company or any of its Subsidiaries is or may be subject to Tax by, or required to file a Tax Return in, such jurisdiction with respect to Taxes that are the subject of such Tax Return;
(m) neither the Company nor any of its Subsidiaries has entered into any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b);
(n) the Company is not, and has not been during the applicable time period set forth in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;
(o) all related party transactions to which the Company or any of its Subsidiaries is a party have been conducted on an arms’ length basis in accordance with Section 482 of the Code (or any analogous or similar provision of state, local or non-U.S. Law) and are supported by contemporaneous transfer pricing documentation;
(p) except as set forth on Section 3.15(p) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has applied for, utilized, obtained, relied on or otherwise taken advantage of, any loans, funding, grants, assistance, relief tax credit, deferral of taxes or other benefits of any kind under the CARES Act, including the deferral of employment taxes, or any other applicable Law passed in response to the COVID-19 pandemic or any economic effect thereof; and
(q) Skyraider Risk Retention Group, Inc. is not taxable as a life insurance company or other insurance company pursuant to Section 816(a) or Section 831(c) of the Code and has not accrued or reported any deductions or premium income in connection therewith.
3.16 Material Contracts.
(a) Except as set forth on Section 3.16(a) of the Company Disclosure Schedule, as of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by any:
(i) (A) Contract relating to indebtedness for borrowed money or to mortgaging, pledging or otherwise placing a Lien on any material portion of their assets, (B) Contract relating to any factoring, supplier, trade or vendor financing or (C) Contract under which it has advanced or loaned any other Person (other than the Company or any of its Subsidiaries), in each case of the foregoing clauses (A) and (B), in an amount in excess of $500,000, and in case of the foregoing clause (C), in an amount in excess of $250,000;

(ii) guaranty of any financial obligation made on behalf of any Person other than the Company or any of its Subsidiaries or other guaranty, in each case, in an amount in excess of $250,000;
(iii) Contract with respect to any interest rate, currency or other swap or derivative transaction (other than those between the Company and its Subsidiaries);
(iv) Contract involving any resolution or settlement of any actual or threatened Proceeding against the Company or any of its Subsidiaries involving (A) a payment in excess of $1,000,000 and entered into within the last three (3) years or (B) any material ongoing requirements or restrictions on the Company or any of its Subsidiaries;
(v) Leased Real Property Leases and Landlord Leases;
(vi) lease or agreement under which the Company or any of its Subsidiaries is lessee or lessor of, or holds or operates any material personal property owned by any other party, or permits any Third Party to hold or operate any material personal property owned or controlled by the Company or any of its Subsidiaries, in each case for which the annual rental exceeds $500,000;
(vii) agreements (A) relating to any pending or completed material business combination, merger, acquisition or divestiture or similar transaction by the Company or any of its Subsidiaries within the last three (3) years, (B) pursuant to which any of the Company or any of its Subsidiaries has remaining material obligations or liabilities relating to any completed material business combination, merger, acquisition or divestiture or similar transaction, or (C) giving any person the right to acquire any material equity interests, stock, assets or businesses of the Company or any of its Subsidiaries after the date hereof;
(viii) Contract concerning (A) the formation, creation, operation, management or control of any joint venture, partnership or similar agreement or other similar arrangement with a Third Party or (B) the ownership of any equity interest in any entity or business other than the Subsidiaries of the Company, in each case that is material to the business of the Company and its Subsidiaries, taken as a whole;
(ix) Contract pursuant to which (A) the Company or any of its Subsidiaries are licensed or otherwise permitted by a Third Party to use any Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses of “shrink-wrap”, “click-wrap” and “off-the-shelf” software, and non-exclusive licenses of other software that is generally commercially available with one-time or aggregate annual license, maintenance, support and other fees of $500,000 or less per vendor) or (B) any Third Party is licensed or otherwise permitted to use any material Company Intellectual Property;
(x) Contract which (A) expressly limits or prohibits the Company or any of its Subsidiaries from competing or freely engaging in business anywhere in the world, (B) purports to restrict the ability of Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the Effective Time to compete in any line of business or (C) contains any right of first refusal, right of first negotiation or offer, “most favored nation,” exclusivity or similar covenants that would materially restrict future business activity of the Company or any of its Subsidiaries following the Effective Time, excluding customary back-solicitation provisions;

(xi) with respect to material Company Intellectual Property, any (A) Contract that limits the freedom or right of the Company or any of its Subsidiaries to use such Company Intellectual Property, (B) settlement Contract, consent-to-use or co-existence agreement or (C) Contract providing for the assignment, ownership, creation or development of such Company Intellectual Property (excluding employee and independent contractor agreements on the standard form of the Company or any of its Subsidiaries which are entered into in the ordinary course of business);
(xii) Contract between any Governmental Entity and the Company or any of its Subsidiaries;
(xiii) collective bargaining agreement, neutrality agreement, card check agreement or any other Contract with any union, works council or other labor organization affecting any employee of the Company or any of its Subsidiaries;
(xiv) Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or its Subsidiaries or any person beneficially owning 5% or more of the outstanding Shares, on the other hand (except for any Company Benefit Plan);
(xv) Contract with (A) each of the twenty (20) largest customers (measured by approximate dollar volume of sales by the Company and its Subsidiaries to such customers) of the Company and its Subsidiaries, in each case, for the 12‑month period ending March 31, 2022 and (B) suppliers of the Company and its Subsidiaries paid more than $1,800,000 for the 12-month period ending March 31, 2022;
(xvi) Contract which restricts the payment of dividends or distributions in respect of any Equity Interests of the Company and its Subsidiaries; or
(xvii)           other than customer Contracts entered into in the ordinary course, any other Contract not covered by any other subsection hereof, which involves annual consideration in excess of $2,500,000;
(b) The Company has delivered or made available to Parent or its Representatives, including by filing as exhibits to Company SEC Documents, as applicable, true and correct copies in all material respects of all written Contracts that are required to be set forth on Section 3.16(a) of the Company Disclosure Schedule (collectively, the “Company Material Contracts”), together with all material amendments, waivers or other changes thereto (but subject, in each case, to redactions of pricing and other competitively sensitive information to the extent required by Antitrust Law).

(c) Except for those that have terminated or expired in accordance with their terms, and except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries have performed the obligations required to be performed by it and is not in default under, in breach of, nor in receipt of any written claim of default or breach under, any Company Material Contract, (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a default or breach by the Company or any of its Subsidiaries under any Company Material Contract and (iii) as of the date hereof, to the Knowledge of the Company, there is no breach or threatened breach by the other parties to any Company Material Contract. Except for those that have terminated or expired in accordance with their terms, and except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all of the Company Material Contracts are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or its Subsidiaries party thereto, and are enforceable against the Company or its Subsidiaries party thereto in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), and, to the Knowledge of the Company, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity).
3.17 International Trade and Anti-Corruption.
(a) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have, within the last three (3) years: (i) complied with applicable Trade Control Laws and Sanctions; (ii) maintained in place and implemented controls and systems reasonably designed to comply with applicable Trade Control Laws and Sanctions; (iii) not engaged in a transaction or dealing, direct or indirect, with or involving a Sanctioned Country or Sanctioned Person; and (iv) not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Entity or other legal proceedings with respect to any actual or alleged violations of Trade Control Laws or Sanctions, and has not been notified of any such pending or threatened actions.
(b) Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any Person acting on behalf of any of the Company or its Subsidiaries, is currently, or has been in the last three (3) years: (i) a Sanctioned Person; (ii) subject to debarment or any list-based designations under any Trade Control Laws; or (iii) engaged in dealings, transactions, or activities that might reasonably be expected to cause such Person to become a Sanctioned Person.
(c) In the last three (3) years, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any Person acting on behalf of, or associated with the Company or any of its Subsidiaries, has at any time (i) made or accepted any unlawful payment or given, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any Government Official or other Person in violation of Anti-Corruption Laws; (ii) used any corporate funds for unlawful political or charitable contributions, gifts, hospitality, travel, entertainment or other unlawful expenses relating to political activity; or (iii) has otherwise been in violation of any Anti-Corruption Laws in any respect. At all times during the past three (3) years, the Company has maintained and enforced policies and procedures designed to ensure compliance by the Company with the Anti-Corruption Laws.

(d) During the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) received in writing from any Governmental Entity any notice, inquiry, or internal or external allegation; (ii) been the subject of any investigation by any Governmental Entity; (iii) made any voluntary or involuntary disclosure to a Governmental Entity; or (iv) conducted any internal investigation or audit, in each case (i)‑(iv), relating to or arising from any actual or potential violation or wrongdoing related to Trade Control Laws or Anti-Corruption Laws.
(e) During the past three (3) years, neither the Company nor any of its Subsidiaries has received a civil investigative demand, claim notice, preservation letter or any investigative subpoena, notice, target letter, or equivalent from any Governmental Entity relating to any alleged material violations of Antitrust Laws by the Company or any of its Subsidiaries.
3.18 Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a correct and complete list of all material Insurance Policies. The Company has made available to Parent true and correct copies of such Insurance Policies prior to the date hereof. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) all material Insurance Policies maintained by the Company and its Subsidiaries are in full force and effect (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity) and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent or as is required by Law or regulation, and all premiums due and payable thereon have been paid; and (b) neither the Company nor any of its Subsidiaries is in breach of or default under any material Insurance Policies. There are no material claims under any of the Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).
3.19 Intellectual Property.
(a) Section 3.19(a) of the Company Disclosure Schedule sets forth a complete and correct list, including owner, title, application and registration numbers and dates, and jurisdiction, as applicable, of all (i) issued patents and pending patent applications, (ii) registered trademarks and pending trademark applications, (iii) registered copyrights, and (iv) registered domain names, in each case that are included in the Company Intellectual Property (collectively, the “Company Registered IP”) and (v) material proprietary software that are included in the Company Intellectual Properties. Each item of Company Registered IP is subsisting, and has not been abandoned or cancelled. There are no suits or actions pending or, to the Knowledge of the Company, threatened against any Company Registered IP, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) The Company and its Subsidiaries are the sole and exclusive owner of each item of material Company Intellectual Property, free and clear of any Liens (other than Permitted Liens). The Company and its Subsidiaries own or otherwise have sufficient rights in or are validly licensed to use, and, and immediately after the Closing will continue to own or have sufficient rights in or be validly licensed to use, all Intellectual Properties that are used in or necessary for the business of the Company and its Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(c) There are no Proceedings currently pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries has infringed, misappropriated, or violated any Third Party’s Intellectual Property, that would reasonably be, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The operation of the business of the Company and its Subsidiaries as currently conducted and as conducted in the past three years, does not infringe, misappropriate, or violate, and has not infringed, misappropriated or violated, the Intellectual Property of any Third Party, except as has not resulted and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no Third Party is currently infringing, misappropriating or violating any Company Intellectual Property, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(d) During the last three years, (i) the Company and its Subsidiaries have taken steps that are commercially reasonable under the circumstances, including reasonable security measures, to protect and maintain the secrecy, confidentiality, and value of all material Trade Secrets owned or used by the Company or any its Subsidiaries and (ii) to the Knowledge of the Company, there have been no material unauthorized uses or disclosures of any such Trade Secrets. The Company and its Subsidiaries have taken commercially reasonable steps or adopted appropriate Company policies related to Intellectual Property that is purported to be owned by, and that is material to the conduct of the business of, the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no such current or former employees, independent contractors, or other Persons are in material breach of any such measures or policies.
(e) Except as has not resulted in or would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the information technology systems and operational technology systems (in each case, including all computer hardware, software, firmware, process automation, industrial control systems and telecommunications systems) owned, leased or licensed by the Company and its Subsidiaries (the “Systems”) (i) operate and perform in all material respects as required by the Company and its Subsidiaries, and have not malfunctioned or failed during the last three years (other than temporary problems arising in the ordinary course of business that did not materially disrupt the operations of the Company and its Subsidiaries, taken as a whole, and which have been remedied in all material respects), and (ii) to the Knowledge of the Company, are free from any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants, spyware and any other disabling or malicious code. The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan.

3.20 Privacy.
(a) The Company and its Subsidiaries and, to the Knowledge of the Company, all affiliates, vendors, processors, or other Third Parties processing or otherwise accessing, or sharing Personal Data by, for, with or on behalf of the Company and its Subsidiaries (“Data Partners”), comply and have at all times complied in all material respects with all Data Security Requirements.
(b) The Company and its Subsidiaries have, and have required Data Partners to have, implemented, maintained, and materially complied with commercially reasonable administrative, technical, and physical safeguards that: (i) protect against Security Incidents; (ii) identify and address internal and external risks to the privacy and security of Personal Data in their possession or control; (iii) monitor and improve adequate and effective administrative, technical, physical, and organizational safeguards to protect such Personal Data and Systems; and (iv) enable the Company and its Subsidiaries to comply with applicable Data Security Requirements. None of the Company and its Subsidiaries, or to the Knowledge of the Company, any Data Partners have experienced a Security Incident.
(c) The execution, delivery, and performance of this Agreement and the Transactions do not, and will not (i) conflict with or result in a violation or breach of any Data Security Requirements, or (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Data.
(d) Neither the Company nor any of its Subsidiaries in relation to any Security Incident and/or Data Security Requirements: (i) have been required to notify customers, consumers, employees, Governmental Entity, or any other Person; (ii) have received any written notice, request, claim, complaint, correspondence or other communication regarding non-compliance; and (iii) are subject to or aware of any pending or, to the Knowledge of the Company, threatened, Inquiry, investigation, action, suit, or proceeding by or before any court or Governmental Entity.
(e) The Company and its Subsidiaries are in the process of obtaining insurance coverage containing commercially reasonable policy terms and limits to respond to the risk of liability relating to any Security Incident or any violation of the Data Security Requirements.
3.21 Affiliate Transactions. Neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the Shares or any present or former director, executive officer, or affiliate of the Company or any of its Subsidiaries, or to any “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the twelve (12) months preceding the date of this Agreement (each, an “Affiliate Contract”), except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business, and which has not been so disclosed in the Company SEC Documents.

3.22 Takeover Statutes. The Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) has taken all action necessary to exempt the Merger, this Agreement and the Transactions from Section 203 of the DGCL and any other similar Takeover Statute and, to the Knowledge of the Company, no other Takeover Statute enacted under U.S. state or federal Laws applies to this Agreement or any of the Transactions.
3.23 Tractors and Trailers.  Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole: (a) each of the tractors and trailers operated by the Company or its Subsidiaries (collectively, the “Operational Tractors and Trailers”), (i) is roadworthy and adequate for use in the ordinary course of business, (ii) has been adequately maintained in the ordinary course of business, (iii) meets all applicable operating condition requirements of the U.S. Department of Transportation and other applicable Laws and (iv) has all major mechanical, electrical and other systems functioning properly, in each case, ordinary wear and tear excepted; (b) each of the Operational Tractors and Trailers is properly licensed and registered with applicable authorities in accordance with applicable Laws, and such licenses and registrations are current; and (c) all current license plates and stickers are properly affixed to the Operational Tractors and Trailers, and all related fees have been paid. None of the Company or its Subsidiaries has an unsatisfactory or conditional safety and fitness rating from the Federal Motor Carrier Safety Commission (the “FMCSA”), or its predecessor, the Federal Highway Administration (the “FHWA”), as a result of a compliance review for any of the factors that are considered by the FMCSA or FHWA, and there is no pending judicial or administrative proceeding that reasonably would be expected to result in an unsatisfactory or conditional safety and fitness rating. During the twelve (12) months immediately preceding the date of this Agreement, all information provided to the FMCSA by the Company and its Subsidiaries in connection with the FMCSA’s Compliance Safety Accountability program has been true, accurate and complete in all material respects.
3.24 Broker’s Fees. Except for the fees and expenses of Evercore Group L.L.C. (the “Company Financial Advisor”), the Company’s financial advisors, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions. Prior to the execution of this Agreement, the Company has provided a complete copy of the Company Financial Advisor’s engagement letters (and any amendments thereto) to Parent.
3.25 Opinion of Financial Advisor. The Company Financial Advisor has delivered to the Company Board its opinion in writing, to the effect that, as of the date of such written opinion and based upon and subject to the factors, assumptions, procedures, qualifications, limitations and other matters considered in connection with the preparation thereof and as set forth therein, the Merger Consideration to be received by the holders of Shares pursuant to this Agreement is fair, from a financial point of view, to such holders. As of the execution of this Agreement, such opinion has not been withdrawn, revoked, or modified.

3.26 No Other Representations or Warranties. The Company acknowledges that neither Parent, Merger Sub nor any Person on their behalf makes, and the Company has not relied upon, any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the Transactions including the accuracy or completeness thereof other than the representations and warranties contained in Article 4 or in the certificate provided pursuant to Section 6.3(d) of this Agreement. The Company acknowledges and agrees that, to the fullest extent permitted by applicable Law, Parent and Merger Sub and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to the Company, its Subsidiaries or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) or statements made (or any omissions therefrom), to the Company, its Subsidiaries or any of their respective affiliates, stockholders, controlling Persons or Representatives, except as and only to the extent expressly set forth in Article 4 or in the certificate provided pursuant to Section 6.3(d) of this Agreement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure schedule delivered concurrently with the execution of this Agreement by Parent and Merger Sub to the Company (the “Parent Disclosure Schedule”, and together with the Company Disclosure Schedule, the “Disclosure Schedule”), Parent and Merger Sub hereby represent and warrant to the Company as of the date hereof and as of the Closing Date that:
4.1 Corporate Organization. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization, except, in each case, where the failure to be so organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Sub is a direct, wholly owned Subsidiary of Parent that was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.
4.2 Authority, Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations herein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at Law or in equity).

4.3 No Conflicts.
(a) The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub, pursuant to, any material Contract or material Permit to which Parent or Merger Sub is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b) The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NASDAQ, (ii) as required or advisable under any applicable Antitrust Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.4            Legal Proceedings. As of the date of this Agreement, (a) there is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and (b) neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.

4.5 Financial Capability. Parent has, or will have at the Closing, sufficient funds to permit Parent and Merger Sub to consummate the Transactions. The obligations of Parent and Merger Sub hereunder are not subject to any condition with respect to Parent’s or Merger Sub’s ability to obtain financing for the Transactions.
4.6 Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to any statements made or incorporated by reference in the Proxy Statement based on information relating to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.
4.7 Ownership of Company Capital Stock. None of Parent, Merger Sub or any other Subsidiary of Parent is, nor at any time in the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).
4.8           Solvency. Assuming (i) the satisfaction of the conditions set forth in Article 6 (in each case, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), (ii) that the Company is Solvent as of the date hereof and at and immediately after the Closing, (iii) that the representations and warranties set forth in Article 3 as written are true and correct and (iv) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement, after giving effect to the consummation of the Merger, the Surviving Corporation will, to the Knowledge of Parent, be Solvent as of immediately after the consummation of the Merger. “Solvent” when used with respect to any Person, means that as of any date of determination (i) the “fair saleable value” of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its subsidiaries on a consolidated basis, (ii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, taking into account the timing of and amounts of cash to be received by such Person and its Subsidiaries and the timing of and amounts of cash to be payable on or in respect of such Persons’ and its Subsidiaries’ indebtedness and (iii) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
4.9         Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.

4.10         Certain Arrangements. Other than this Agreement, as of the date hereof, none of Parent, Merger Sub or any of their affiliates (except, with respect to clause (a) below, non-controlled affiliates) is party to any Contract (a) with any director or officer of the Company or its Subsidiaries relating to the Transactions or the operations of the Surviving Corporation after the Effective Time or (b) pursuant to which any stockholder of the Company would, on a per Share basis, be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote against any Acquisition Proposal. As of the date hereof, none of Parent, Merger Sub or any of their affiliates is party to any Contract that would be required to be disclosed with respect to the Company under Item 1005(e) of Regulation M-A under the Exchange Act.
4.11          Brokers. Except for the fees and expenses of Morgan Stanley & Co. International plc, Parent’s financial advisor, neither Parent nor Merger Sub nor any of their respective officers or directors on behalf of Parent or Merger Sub has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.
4.12          No Other Representations and Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the Company and its Subsidiaries and their respective businesses. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions including the accuracy or completeness thereof other than the representations and warranties contained in Article 3 or in any certificate provided in connection with this Agreement. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, or any of their respective affiliates, stockholders, controlling Persons or Representatives, except as and only to the extent expressly set forth in Article 3 or in any certificate provided pursuant to this Agreement.

ARTICLE 5
COVENANTS
5.1 Conduct of Business by the Company Pending the Closing. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with Article 7, except (1) as expressly contemplated hereunder, (2) as required by applicable Law, (3) if Parent shall have consented in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), (4) for any Permitted Actions, so long as the Company promptly notifies Parent of such actions and considers any reasonable requests of Parent with respect thereto or (5) as set forth on Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to (x) conduct its operations in the ordinary course of business and (y) preserve the goodwill and organization of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ relationships with lenders, customers, suppliers, vendors, officers, employees, consultants and other Persons having business relations with the Company and its Subsidiaries, and the Company shall not, and shall cause its Subsidiaries not to:
(a) issue, deliver, sell, distribute, assign, transfer, grant, pledge, hypothecate, dispose of or otherwise encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries or any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than the issuance of Shares upon the settlement of Company Awards outstanding as of the date hereof in accordance with their terms;
(b) merge or consolidate the Company or any of its Subsidiaries with any Person;
(c) acquire any material assets or any other Person or material business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, other than (A) purchases of equipment, inventory or other assets in the ordinary course of business and (B) an investment in any wholly owned Subsidiary of the Company;
(d) effect any recapitalization, reclassification, in-kind dividend, equity split or similar change in capitalization;
(e) amend or otherwise change their certificates or articles of incorporation, bylaws or limited liability company agreements (or equivalent organizational documents) of the Company or any of its Subsidiaries;
(f) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (i) any dividends or distributions from a wholly owned Subsidiary to another wholly owned Subsidiary or the Company or (ii) the acceptance of Shares, or withholding of Shares otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Awards;

(g) sell, dispose, assign, transfer, mortgage, pledge, lease, license, sublicense or subject to any Lien, charge or otherwise encumber all or any portion of its assets, except (i) Permitted Liens, (ii) sales of products in the ordinary course of business and dispositions of assets that are obsolete, worn out surplus or no longer used and useful in the conduct of the business of the Company and its Subsidiaries, (iii)  any factoring arrangements entered into in the ordinary course of business, (iv) non-exclusive licenses of Intellectual Property in the ordinary course of business, or (v) any such transactions by and among the Company and its wholly owned Subsidiaries entered into in the ordinary course of business;
(h) abandon or permit to lapse any material Company Intellectual Property;
(i) enter into any Affiliate Contracts;
(j) disclose any material Trade Secrets or material Confidential Information of the Company and its Subsidiaries to any Person, other than in the ordinary course of business, to Persons who are under a contractual, legal, or ethical obligation to maintain the confidentiality of such information;
(k) make any capital investment in, or any capital contribution or loan or advance to, or guaranty for the benefit of, any Person that (i) is not a wholly owned Subsidiary (except as required by the organizational documents of the Company’s Subsidiaries in effect as of the date hereof) or (ii) is a wholly owned Subsidiary (except in the ordinary course of business);
(l) make any capital expenditures or commitments in excess of $1,000,000 in the aggregate (with any capital expenditures for the purchase of tractors and trailers netted against the proceeds from dispositions of tractors and trailers), other than capital expenditures or commitments that are provided for in the Company’s budget for calendar year 2022 made available to the Parent;
(m) (x) incur indebtedness in amounts exceeding $10,000,000 in the aggregate (with any indebtedness incurred in connection with the purchase of tractors and trailers netted against the proceeds from dispositions of tractors and trailers), other than (i) indebtedness between or among the Company and its wholly owned Subsidiaries in the ordinary course of business, (ii) guarantees by the Company or its wholly owned Subsidiaries of indebtedness of the Company or its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this Section 5.1, (iii) indebtedness arising solely from a change in GAAP, or (y) amend the terms of any indebtedness for borrowed money existing on the date of this Agreement in a manner that is materially detrimental to the Company or any of its Subsidiaries, other than at the request of Parent or Merger Sub;

(n) except to the extent required under any Company Benefit Plan set forth on Section 3.11(a) of the Company Disclosure Schedule in effect as of the date of this Agreement, (i) grant to any current or former director, independent contractor, consultant, employee or officer of the Company or its Subsidiaries any increase in compensation, bonus or fringe or other benefits or grant any type of compensation or benefit to any such Person not previously receiving or entitled to receive such compensation, other than increases in base salary for Company employees with annual base compensation less than $200,000 in the ordinary course of business, as part of the Company’s annual merit review process, provided that such increases shall not exceed 10% in the aggregate (relative to the aggregate base salary of the individuals permitted to receive an increase under this item), (ii) grant to any Person any severance, retention, change in control or termination compensation or benefits or any increase therein, other than with respect to new hires with an annual base salary or base wages of less than $200,000 or to employees (other than officers or employees who would be promoted to the level of officer) in the context of promotions based on job performance or jurisdiction requirements, in each case in the ordinary course of business, (iii) establish, enter into or adopt any Company Benefit Plan or amend or modify any Company Benefit Plan, other than any such amendments to existing Company Benefit Plans that are group health insurance plans or tax-qualified defined contribution retirement plans that are in the ordinary course of business and which do not materially increase, individually or in the aggregate, the annual cost to the Company and its Subsidiaries of the applicable Company Benefit Plan, or (iv) take any action to cause or accelerate the payment, funding, right to payment or vesting of any compensation or benefits under any existing Company Benefit Plan, other than as expressly provided pursuant to this Agreement;
(o) hire any Person or terminate the employment or services of any employee (other than “for cause”), other than the hiring or terminating of employees with annual base salary or base wages less than $150,000 (in the ordinary course of business);
(p) make any material change in the financial accounting policies or procedures used by the Company or any of its Subsidiaries or any of the methods of reporting income, deductions or other items for financial accounting purposes used by the Company or any of its Subsidiaries, except as required by GAAP or applicable Law;
(q) make, change or revoke any material Tax election, adopt or change any Tax accounting period, adopt or change any Tax accounting method, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with a Governmental Entity with respect to Taxes, settle any Tax claim, audit, assessment or Proceeding with respect to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material Tax liability or surrender (other than pursuant to the expiration of an applicable statute of limitations) any right to claim a refund, offset or other reduction of a material amount of Taxes;
(r) implement any “mass layoffs” that would reasonably be expected to trigger notification requirements pursuant to the WARN (as such terms are defined by the WARN);
(s) settle, release, waive or compromise any existing, pending or threatened Proceeding if such settlement, release, waiver or compromise (i) with respect to the payment of monetary damages, involves the payment of monetary damages exceeding $1,000,000 individually or $4,000,000 in the aggregate, or (ii) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole;

(t) (i) terminate or amend in a manner materially adverse to the Company or any of its Subsidiaries, any Company Material Contract, Leased Real Property Lease or Landlord Lease other than (x) any renewal, amendment or expiration in the ordinary course of business of such Company Material Contract, Leased Real Property Lease or Landlord Lease and (y) any termination due to a counterparty’s default thereunder or breach thereof, in the case of either clause (x) or (y), in accordance with the terms of such Company Material Contract, Leased Real Property Lease or Landlord Lease, as applicable, and (in the case of renewals pursuant to clause (x), on substantially the same terms (subject to customary increases in rent)), (ii) enter into any Contract that, if entered into prior to the date of this Agreement, would be a Company Material Contract (other than Contracts to provide services to customers entered into in the ordinary course), or enter into any Leased Real Property Lease or Landlord Lease, or (iii) waive any right under or release, settle or compromise any claim under any Company Material Contract, Leased Real Property Lease or Landlord Lease in a manner that is materially adverse to the Company and its Subsidiaries, taken as a whole;
(u) (i) modify, extend, or enter into any collective bargaining agreement or other Contract with any labor union, labor organization, works council or group of employees or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;
(v) enter into a plan or agreement of complete or partial liquidation, dissolution, consolidation, restructuring or other reorganization of the Company or any of its Subsidiaries (except for the liquidation or dissolution of any dormant Subsidiary) and or enter into a new line of business;
(w) adopt a rights plan, “poison pill” or similar agreement that is, or at the Effective Time will be, applicable to Parent and its controlled affiliates in connection with this Agreement or the Merger;
(x) fail to maintain in full force and effect material Insurance Policies (including renewals thereof) covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice; or
(y) agree to take, make any commitment to take, or adopt any resolutions in support of, any of the actions prohibited by this Section 5.1.
Without limiting the scope of covenants of the Company set forth in this Section 5.1, the parties hereto acknowledge and agree that (A) nothing contained in this Section 5.1 is intended to give Parent, directly or indirectly, the right to direct the control or operations of the Company or any of its Subsidiaries prior to the Closing and (B) prior to the Closing, subject to this Section 5.1, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of itself and its Subsidiaries.

5.2 Access to Information, Employees and Facilities; Confidentiality.
(a) From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, the Company shall, and shall cause each of its Subsidiaries to, provide Parent and Merger Sub and their respective Representatives with reasonable access during normal business hours and upon reasonable advance notice to the offices, properties (including for the purpose of conducting surveys thereon), facilities, books and records and officers, employees and other personnel of the Company and its Subsidiaries, and reasonably cooperate and promptly provide to Parent with any financial, operating and other data and information which is routinely prepared for an executive officer (including the chief executive officer, the chief operating officer, the chief financial officer or the chief commercial officer) of the Company by the Company or its Subsidiaries in the ordinary course of business (including monthly management accounts and interim financial reports), in each case, as Parent may from time to time reasonably request; provided that (i) such access and disclosure shall not materially and unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, or unreasonably interfere with the Company’s and its Subsidiaries’ ability to comply with their obligations hereunder or cause satisfaction of the conditions contemplated by Article 6 (unless Parent waives such compliance or satisfaction, as applicable, in writing), and (ii) nothing herein shall require the Company or its Subsidiaries to provide access to, or to disclose any information to Parent, Merger Sub or their respective Representatives if such access or disclosure would be reasonably likely to (A) waive any attorney-client, work-product or legal privilege or (B) be in violation of applicable Law or COVID-19 Measures or the confidentiality obligations to a Third Party pursuant to a Contract to which the Company or any of its Subsidiaries is bound and was entered into prior to the date hereof. In the event that the Company or any of its Subsidiaries do not provide access to or disclose information in reliance on clause (i) or (ii) of the preceding sentence, the Company shall provide written notice to Parent that it is denying such access or withholding such information and shall use its reasonable best efforts to provide, to the extent feasible, the applicable information and/or the applicable access in a way that would not waive such privilege or contravene such Law, COVID-19 Measure or confidentiality obligations (including through “outside counsel only” disclosure, redaction or other customary procedures (and, with respect to any contractual confidentiality obligations, by taking reasonable efforts to seek a waiver with respect to such contractual confidentiality obligations)). Parent and Merger Sub agree and acknowledge that all information they obtain as a result of access under this Section 5.2 shall be subject to the Confidentiality Agreement.
(b) Each of Parent and the Company agrees and acknowledges that it remains bound by the non-disclosure agreement, by and between the Company and Schenker Americas, Inc. (as amended through the date hereof, the “Confidentiality Agreement”), and that, notwithstanding anything to the contrary contained in this Agreement, the Confidentiality Agreement shall survive and remain in full force and effect in accordance with its terms.

5.3 No Solicitation.
(a) No Solicitation. Except as expressly permitted by Section 5.3(b), from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the consummation of the Closing, the Company shall not, and shall cause its Subsidiaries not to, instruct, authorize or knowingly permit any of their officers and directors or any of their other Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Company or its Subsidiaries or afford to any Third Party access to the properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any Inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions, communications or negotiations with any Third Party with respect to an Acquisition Proposal or Inquiry (other than informing such Third Parties of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”). From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the consummation of the Closing, the Company and its Subsidiaries shall be required to enforce, and shall not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board or a duly authorized committee thereof acting with the full force and authority of the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law).  Without limiting the foregoing, it is agreed that any violation of the restrictions in this Section 5.3(a) applicable to the Company by any of its and its Subsidiaries’ directors, officers, managers, partners or employees shall be deemed to be a breach of this Section 5.3(a) by the Company for all purposes hereunder.
(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.3, until the Company’s receipt of the Company Stockholder Approval, the Company and its Subsidiaries and the Company Board (or a committee thereof) may, directly or indirectly, through one or more of their Representatives, (i) contact any Third Party in writing (with a request that any response from such Third Party is in writing) with respect to an Acquisition Proposal submitted by such Third Party solely to clarify any ambiguous terms and conditions thereof that are necessary to determine whether such Acquisition Proposal constitutes or would reasonably be likely to lead to a Superior Proposal (without the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) being required to make the determination in the following clause (ii)(y)), and (ii) participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal (in each case, if requested by such Person), in each case (x) with respect to an Acquisition Proposal that was not the result of any material breach of Section 5.3(a) and (y) only if the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably likely lead to a Superior Proposal and (2) the failure to enter into discussions regarding such Acquisition Proposal would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that (A) the Company shall provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently (but in no event later than twenty-four (24) hours after) the time it is provided to such Person; (B) the Company and its Subsidiaries shall not pay, agree to pay or cause to be paid or reimburse, agree to reimburse or cause to be reimbursed, the expenses of any such Person in connection with any Acquisition Proposals or any Inquiries, discussions or requests with respect to or the making any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, in each case, without the prior written consent of Parent; and (C) any competitively sensitive information or data provided to any such Person or group or their Representatives shall be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, on the same basis made available to Parent or its Representatives.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent or Merger Sub in any material respect (it being understood that it shall be considered a modification adverse to Parent and Merger Sub that is material if any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) fails to publicly recommend against acceptance of such tender or exchange offer by the holders of Shares within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act); (B) adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal; (C) fail to include the Company Board Recommendation in the Proxy Statement; (D) within five (5) Business Days of Parent’s written request, fail to make or reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to the stockholders of the Company; (E) cause or direct the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, or other commitment or agreement in principle with respect to, or that is intended to result in, or would reasonably be expected to lead to, an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(a)); or (F) publicly propose or agree to any of the foregoing (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, neither the delivery by the Company to Parent of any notice contemplated by Section 5.3(d) nor any determination by the Company Board (or a committee thereof) contemplated by Section 5.3(d) in connection with such notice will, in and of itself, constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval:
(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, development or occurrence with respect to the Company and its Subsidiaries, taken as a whole, that (A) was not known to, or reasonably foreseeable by, the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) as of the date hereof and becomes known by the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) prior to obtaining the Company Stockholder Approval (or, if known, the consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement); and (B) does not involve or relate to (x) the receipt, existence or terms of any Acquisition Proposal (or any proposal or Inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) and (y) changes in the market price or trading volume of the Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and if and only if:
(1) the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i) which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;
(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of this Agreement to obviate the need to effect a Company Board Recommendation Change, in response to such Intervening Event; and (B) taken into account any adjustments to the terms and conditions of this Agreement proposed by Parent and Merger Sub and other information provided by Parent and Merger Sub in response to the notice described in clause (1) of this Section 5.3(d)(i), in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (U.S. Central Time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; and

(3) following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s and Merger Sub’s proposed revisions to the terms and conditions of this Agreement) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall automatically recommence and be extended for three (3) Business Days from the day of such notification.
(ii) if the Company has received an Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (y) authorize the Company to terminate this Agreement pursuant to Section 7.1(d) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (x) or (y) unless:
(1) the Company, its Subsidiaries and its and their respective Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;
(2) (i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received an Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms and conditions thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (x) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to offer such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (y) taken into account any adjustments to the terms and conditions of this Agreement proposed by Parent and Merger Sub and other information provided by Parent and Merger Sub during the Proposal Notice Period, in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (U.S. Central Time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (which shall be deemed to include any change to the financial terms of such proposal) the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(2) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be three (3) Business Days);

(3) following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(ii)(2), the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) shall have concluded in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) that such Acquisition Proposal continues to constitute a Superior Proposal; and
(4) in the event of any termination of this Agreement in order to cause or permit the Company or its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company shall have validly terminated this Agreement in accordance with Section 7.1(d).
(e) Notice.
(i) The Company shall, as promptly as reasonably practicable (and, in any event, within thirty-six (36) hours), notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives has received any written Acquisition Proposals, including copies of any written materials relating thereto provided to the Company or its Representatives.
(ii) From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the consummation of the Closing, the Company shall promptly (and, in any event, within thirty-six (36) hours) notify Parent if any Inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 5.3(e)(i), are received by the Company or any of its Representatives. Such notice must include (A) the identity of the Third Party making such Inquiries, offers or proposals, (B) a summary of the material terms and conditions of such Inquiries, offers or proposals to the extent such material terms and conditions are not included in the written materials provided in the following clause (C); and (C) copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company shall keep Parent reasonably informed, on a reasonably prompt basis (and in any event within thirty-six (36) hours after receipt) as requested by Parent, of the status (and supplementally provide the material terms or changes to the terms) of any such Inquiries, offers or proposals (including any amendments thereto and copies of any new, amended or revised written materials relating thereto provided to the Company or its Representatives) and the status of any such discussions or negotiations.
(iii) The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof that prohibits compliance with this Section 5.3(e).

(iv) Notwithstanding any Company Board Recommendation Change, unless this Agreement shall have been terminated in accordance with Article 7, (x) this Agreement shall be submitted to the stockholders of the Company at the Company Meeting for the purpose of obtaining the Company Stockholder Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation and (y) neither the Company Board nor any committee thereof shall submit to the stockholders of the Company any Acquisition Proposal, or, except as permitted herein, propose to do so.
(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or its Subsidiaries or the Company Board (or a committee thereof) from (i) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the holders of Shares pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the holders of Shares as required by applicable Law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or its Subsidiaries or the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) and the rights of Parent under this Section 5.3, and (2) nothing in the foregoing will be deemed to permit the Company or its Subsidiaries or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) that solely describes the receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.
5.4 Company Stockholder Meeting; Proxy Statement.
(a) Unless this Agreement is terminated in accordance with Article 7, the Company shall, in accordance with applicable Law, the rules of the NASDAQ and the Company’s organizational documents, take the following actions:
(i) establish a record date, duly call, give notice of, convene and hold a meeting of holders of Shares (the “Company Meeting”) as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. In relation to the Company Meeting and the conduct of business thereat, the Company shall comply with its certificate of incorporation and bylaws and applicable Law; and

(ii) prepare and file with the SEC, as promptly as practicable after the date of this Agreement, and in any event no later than twenty (20) Business Days after the date of this Agreement, a proxy statement relating to the solicitation of proxies from the holders of Shares for the approval of this Agreement (the “Proxy Statement”) (provided that if Parent or Merger Sub breach this Section 5.4, such period to prepare and file the Proxy Statement shall be extended for each day Parent or Merger Sub is in such breach), and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and mailed to its stockholders as promptly as reasonably practicable after such clearance. The Company shall include in the Proxy Statement (and any supplement or amendment thereto) the Company Board Recommendation (subject to Section 5.3(c) and Section 5.3(d)) and shall use its reasonable best efforts to solicit proxies from its stockholders to obtain the Company Stockholder Approval.
(b) Parent and Merger Sub shall reasonably cooperate in the preparation of the Proxy Statement and shall promptly (and in any event no later than ten (10) days after the date of the Company’s written request therefor) provide to the Company all information regarding Parent or Merger Sub or any of their respective affiliates that is required by applicable Law in connection with the preparation and filing of the Proxy Statement and any amendment or supplement thereto. Unless a Company Board Recommendation Change has occurred, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval and keep Parent reasonably informed as to the proxy solicitation process for the Company Meeting (including interim results). The Company agrees that, unless this Agreement shall have been terminated in accordance with Article 7, its obligations pursuant to this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by the making of any Company Board Recommendation Change.
(c) The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide Parent with copies of all correspondence between the Company and the SEC with respect to the Proxy Statement (including a summary of any oral conversations). The Company (with assistance from Parent and Merger Sub reasonably requested by the Company) shall use its reasonable best efforts to promptly respond to and resolve all comments of the SEC received on the Proxy Statement. Prior to the submission of the Proxy Statement (and any supplement or amendment thereto) and all responses to the SEC, the Company shall reasonably cooperate and provide Parent and its legal counsel with a reasonable opportunity to review and comment on the Proxy Statement and any responses to the SEC and shall take into account any comments reasonably proposed by Parent in good faith (it being understood that Parent shall provide any such comments reasonably promptly). The Company shall use its reasonable best efforts to have the comments of the SEC (if any) on the Proxy Statement (and any supplement or amendment thereto) addressed to the satisfaction of the SEC, and the definitive Proxy Statement filed as promptly as reasonably practicable.
(d) If any event occurs with respect to the Company or its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.

(e) If any event occurs with respect to Parent or Merger Sub, or any change occurs with respect to other information supplied by Parent or Merger Sub for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.
(f) The Company may postpone or adjourn the Company Meeting to a date that is no later than forty-five (45) days after the date on which the Company Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (v) if required by Law.
5.5 Regulatory Filings; Consents.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to cause the conditions set forth in Article 6 to be satisfied and to consummate and make effective the Merger and the other Transactions as promptly as practicable. In furtherance and not in limitation of the foregoing, Parent (and the Company, as applicable) shall (i) file a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within ten (10) Business Days after the date of this Agreement and (ii) prepare and jointly file with CFIUS within fifteen (15) Business Days a CFIUS Declaration; and, if subsequently requested by CFIUS pursuant to 31 C.F.R. § 800.407(a)(1), Parent and the Company shall jointly submit to CFIUS (x) as promptly as practicable following the receipt of such request, a pre-filing draft of a CFIUS Notice and (y) as promptly as practicable after the resolution of all questions and comments received from CFIUS staff on the draft CFIUS Notice (or receipt of confirmation that the CFIUS staff have no such questions or comments), a final CFIUS Notice, in each case, pursuant to the DPA. The Company, Parent and Merger Sub shall use reasonable best efforts to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to the foregoing (including with respect to information requests received from the relevant Governmental Entity following submission of the relevant filings, submissions or notices), and use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods and obtain all consents in connection with the foregoing as soon as reasonably practicable. Notwithstanding the foregoing, any party hereto may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties hereto under this Section 5.5 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient party, and the recipient party shall cause such outside counsel not to disclose such materials or information to any employees, officers, directors or other Representatives of the recipient party, unless express written permission is obtained in advance from the source of the materials.

(b) Except as prohibited by applicable Law or Order, each of Parent, Merger Sub and the Company shall use reasonable best efforts to (i) cooperate reasonably with each other in connection with any filing or submission with a Governmental Entity in connection with the Transactions and in connection with any investigation or other Inquiry by or before a Governmental Entity relating to the Transactions, including by allowing legal counsel to the other party to have a reasonable and customary opportunity to review in advance and comment on drafts of filings and submissions, (ii) promptly inform the other parties hereto of (and, if in writing, supply to the other parties’ legal counsel) any material communication, other than any ministerial communications, received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, CFIUS or any other similar Governmental Entity (foreign or domestic), in each case regarding any of the Transactions, (iii) consult with each other prior to taking any material position with respect to the filings under the HSR Act, or with respect to the CFIUS Approval, in discussions with or filings to be submitted to any Governmental Entity, (iv) permit the other parties’ legal counsel to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Entity with respect to filings under the HSR Act or with respect to the CFIUS Approval, excluding personal identifier information and other confidential business information, (v) coordinate with the other parties’ legal counsel in preparing and exchanging such information and promptly provide the other parties’ legal counsel with copies of all filings, presentations or material submissions (and a summary of any oral presentations) made by such party with any Governmental Entity relating to this Agreement or the Transactions under the HSR Act, or with respect to the CFIUS Approval, which each party may redact any materials (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements or applicable Law and (C) as necessary to address reasonable attorney-client or other privileged, confidentiality or competitively sensitive information concerns, and (vi) to the extent permitted by the Governmental Entity, participate in material meetings, presentations, consultations, and discussions related to obtaining clearances required in connection with the Transactions. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party relating to proceedings under the HSR Act, any Antitrust Law or with respect to the CFIUS Approval, excluding personal identifier information and other confidential business information. Notwithstanding the forgoing and anything to the contrary contained in this Agreement, the Parent shall control, lead and make all final determinations related to (with prior notice to and consultation of the Company, and taking the Company’s views into account in good faith) all communications and strategy relating to any process under the HSR Act, any Antitrust Law and with respect to the CFIUS Approval.

(c) Unless prohibited by applicable Law or Order or by the applicable Governmental Entity, each of the Company, on one hand, and Parent and Merger Sub, on the other hand, shall (i) not participate in or attend any material meeting, or engage in any material conversation (other than ministerial conversations) with any Governmental Entity in respect of the Transactions without the other, (ii) give the other reasonable prior notice of any such material meeting or material conversation and (iii) in the event one such party is prohibited by applicable Law or Order or by the applicable Governmental Entity from participating or attending any such material meeting or engaging in any such material conversation, or it has not been reasonably practicable to include the non-participating party, keep such non-participating party reasonably apprised with respect thereto.
(d) In furtherance and not in limitation of the actions and obligations described in Section 5.5(b) and Section 5.5(c), each of Parent and the Company shall use its reasonable best efforts to promptly (and in any event, prior to the Outside Date) resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act, any Antitrust Law or with respect to the CFIUS Approval. In connection therewith, if any Proceeding is instituted (or threatened to be instituted), which Proceeding challenges any transaction contemplated by this Agreement as in violation of the HSR Act or any other Antitrust Law, or threatens to result in the denial of the CFIUS Approval, each of Parent and the Company shall use its reasonable best efforts to promptly contest and resist any such Proceeding, and seek to have promptly vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts the consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal. Each of Parent and the Company shall use its reasonable best efforts to take such actions as may be required to cause the expiration or termination of the waiting, notice or review periods under the HSR Act, any Antitrust Law or with respect to receipt of CFIUS Approval, in each case, with respect to the Transactions as promptly as possible after the execution of this Agreement (and in any event prior to the Outside Date). Parent shall not more than one (1) time, without prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), and taking the Company’s views into account in good faith, “pull-and-refile,” pursuant to 16 C.F.R. 803.12, any filing made under the HSR Act or take any similar action under the Antitrust Laws, or with respect to the CFIUS Approval, in each case, with respect to any filing made with any Governmental Entity.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require Parent or its affiliates to (and the Company may not, without the prior written consent of Parent) agree to or implement any divestiture or similar “structural” remedy.
(e) Notwithstanding anything to the contrary in this Section 5.5, from the date of this Agreement until the Closing, neither Parent nor any of its affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or any equity in, or by any other manner, any assets or Person, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition would be reasonably expected to prevent the consummation of the Transactions by the Outside Date.

5.6 Employee Benefit Matters.
(a) During the period commencing at the Closing Date and ending on the date that is twelve (12) months following the Closing Date (the “Continuation Period”), Parent shall provide or cause the Surviving Corporation to provide to each employee of the Company and its Subsidiaries immediately prior to the Effective Time (each a “Continuing Employee”), during any period of employment with the Surviving Corporation during the Continuation Period, (i) an annual base salary or wage rate and a target annual cash bonus opportunity that is not less than the annual base salary or wage rate and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time and (ii) other compensation and benefits (excluding equity and equity-based compensation and defined benefit pension benefits) that are not less than substantially comparable in the aggregate to the compensation and benefits provided to such Continuing Employees under the Company Benefit Plans immediately prior to the Effective Time (including severance and group health insurance benefits).
(b) Without limiting the generality of Section 5.6(a), from and after the Effective Time, Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to, assume, honor and continue during the Continuation Period or, if sooner, until all obligations thereunder have been satisfied, each Company Benefit Plan that is set forth on Section 5.6(b) of the Company Disclosure Schedule, in each case, as in effect at the Effective Time, in accordance with the terms of such Company Benefit Plans. For the avoidance of doubt, nothing herein shall impede Parent’s ability to amend each Company Benefit Plan in accordance with the terms therein.
(c) Section 5.6(c) of the Company Disclosure Schedule sets forth a complete and accurate list of each Company Benefit Plan that is a fiscal 2022 cash-based short-term bonus plan, excluding any commission-based bonus plans (each, a “2022 Bonus Plan”) as well as the Continuing Employees who participate in each such 2022 Bonus Plan and, to the extent such plans provide for target bonus amounts, their target bonuses thereunder. For the avoidance of doubt, 2022 Bonus Plans do not include incentives and commissions earned by commissioned sales personnel. If the Closing occurs prior to the payment of outstanding amounts under any 2022 Bonus Plan, then Parent shall, or shall cause its affiliates (including the Surviving Corporation and its Subsidiaries) to (A) pay, at the time that the Company and its Subsidiaries would have customarily made such bonus payments, a bonus to each Continuing Employee who participates in such 2022 Bonus Plan in an amount equal to such Continuing Employee’s target level of achievement under the applicable 2022 Bonus Plan, as determined and paid in accordance with the terms of, and subject to the conditions of, the applicable 2022 Bonus Plan, and (B) maintain the 2022 Bonus Plans on the same terms and conditions, and with respect to the same targets and performance measures (to the extent applicable), as were in effect immediately prior to the Effective Time, in each case of (A) and (B), subject to the proper accrual by the Company for such bonuses as of the Effective Time with respect to any portion of calendar year 2022 that has elapsed as of the Effective Time. If any Continuing Employee is terminated without cause by the Company prior to the payment of outstanding amounts under any applicable 2022 Bonus Plan and such termination occurs before December 31, 2022, then Parent shall, or shall cause its affiliates (including the Surviving Corporation and its Subsidiaries) to pay to such Continuing Employee, on, or as promptly as practicable after, the date of such termination, an amount equal to such Continuing Employee’s target level of achievement under the applicable 2022 Bonus Plan, pro-rated for the number of days that occur between January 1, 2022 and the date of such termination. If any Continuing Employee is terminated without cause by the Company prior to the payment of outstanding amounts under any applicable 2022 Bonus Plan but on or after December 31, 2022, then Parent shall, or shall cause its affiliates (including the Surviving Corporation and its Subsidiaries) to pay to such Continuing Employee, at the time that the Company and its Subsidiaries would have customarily made such bonus payments, a bonus in an amount equal to such Continuing Employee’s target level of achievement under the applicable 2022 Bonus Plan, as determined and paid in accordance with the terms of, and subject to the conditions of, the applicable 2022 Bonus Plan.

(d) With respect to benefit plans maintained by Parent or any of its Subsidiaries, including the Surviving Corporation (including any vacation, paid time off and severance plans), in which the Continuing Employees will participate (other than any plan providing for qualified or non-qualified defined benefit pension benefits, nonqualified deferred compensation, equity or equity-based compensation, or post-termination or retiree health or welfare benefits), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with the Company or any of its Subsidiaries, as reflected in the Company’s records, shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Corporation, in each case, to the extent permitted by the terms of the plan and applicable Law; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.
(e) Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to use reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively‑at‑work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to use reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.
(f) Without limiting the generality of Section 9.9, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or other current or former service provider of the Company (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.6 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

5.7 Indemnification.
(a) From and after the Effective Time, Parent shall, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify, defend and hold harmless, and shall advance expenses as incurred, (i) to the fullest extent permitted under applicable Law, (ii) to the fullest extent permitted under each of the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement and (iii) to the fullest extent permitted under any Contract or indemnification agreement to which the Company or its Subsidiaries is a party and legally in effect as of the date of this Agreement, each current and former director, officer and employee of the Company or its Subsidiaries, including any such individual who serves or has served as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any actual or alleged Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, and whether claimed prior to, at or after the Effective Time, including in connection with (A) this Agreement or the Transactions and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnitee.
(b) Parent agrees that all rights to exculpation, indemnification contribution and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to, the Effective Time (including in connection with this Agreement or the Transactions) in favor of any Indemnitee as provided in each of the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement or under any Contract or indemnification agreement to which the Company or its Subsidiaries is a party and legally in effect as of the date of this Agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years from and after the Effective Time, Parent shall, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect exculpation, indemnification, contribution and advancement of expenses provisions in the applicable party’s certificate of incorporation and bylaws or similar organization documents that are no less favorable to the Indemnitees than those that exist in the Company Charter and Company Bylaws in effect as of the date of this Agreement or under any Contract or indemnification agreement of the Company or its Subsidiaries with any of their respective current or former directors, officers or employees in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification, contribution and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

(c) For six (6) years from and after the Effective Time, Parent shall and the Surviving Corporation shall be jointly and severally responsible for maintaining for the benefit of the current and former directors, officers and employees of the Company or its Subsidiaries, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement, it being understood that if the total premiums payable for such insurance coverage exceeds such amount, Parent shall and the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost equal to such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time, which policies provide such current and former directors, officers and employees with such coverage for an aggregate period of six (6) years after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Company shall be permitted, at its sole discretion, to obtain such prepaid policies (subject to the aforementioned premium cap) that provide such coverage prior to the Effective Time.
(d) In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Parent shall, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.7.
(e) The provisions of this Section 5.7 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to exculpation, advancement, indemnification or contribution that any such individual may have under the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement or under any Contract or indemnification agreement of the Company or its Subsidiaries in effect as of the date of this Agreement. The obligations of Parent and the Surviving Corporation under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.7 applies unless the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.7 applies shall be third party beneficiaries of this Section 5.7).
(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to current and former directors’, officers’ and employees’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective current or former directors, officers or employees, it being understood and agreed that the exculpation, contribution indemnification or advancement of expenses provided for in this Section 5.7 is not prior to or in substitution for any such claims under such policies.

5.8 Parent Agreements Concerning Merger Sub. During the period from the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.
5.9 Takeover Statutes. If any Takeover Statute becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement, then the Company and the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) shall take all actions required to render such Takeover Statute inapplicable to the foregoing.
5.10 Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.11 Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors and officers relating to the Transactions, including the Merger. The Company shall promptly notify Parent of any such litigation that is brought or, to the Knowledge of the Company, threatened, and shall keep Parent reasonably and promptly informed on a current basis with respect to the status thereof. Without limiting the generality of the foregoing, the Company shall not settle any such stockholder litigation or related Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
5.12 Stock Exchange Delisting. The Surviving Corporation shall cause the Company’s securities to be de-listed from the NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.
5.13 Publicity. The initial press release announcing this Agreement, any ancillary agreements and the Transactions shall be in substantially the form mutually agreed upon by Parent and the Company. No other press release, public announcement or public filing related to this Agreement or the Transactions, or prior to the Closing or any other announcement or communication to the customers or suppliers of the Company or its Subsidiaries, shall be issued or made by any party hereto without the joint approval of Parent and the Company (which approval shall not be unreasonably withheld, conditioned or delayed), unless required by Law or stock exchange rules; provided that (x) no party hereto shall be required to obtain approval or provide materials for review in respect of information that has previously been made public without breach of the obligations under this Section 5.13 and contained in the applicable press release, announcement, public filing or communication, (y) the Company shall not be required to obtain approval or provide materials for review with respect to any matters referred to in, and made in compliance with, Section 5.3 and (z) Parent and its affiliates shall be permitted to make communications to, and provide ordinary course information to any equityholders, existing or prospective partners, members, managers and investors of Parent or its affiliates, in each case, who are subject to customary confidentiality restrictions. In the event that any such additional press release, public announcement or public filing is required by or advisable under applicable Law or stock exchange rules, the party obligated to make such press release, public announcement or public filing shall use its reasonable best efforts to provide the other party with reasonable advance notice of such requirement and the content of the proposed press release, announcement or filing and a reasonable opportunity to review and comment on such release, announcement or filing and consider in good faith any comments with respect thereto.

5.14 Company Indebtedness. The Company shall have delivered to Parent at least two (2) Business Days prior to the Closing Date (a) an appropriate and customary payoff letter with respect to the Company Credit Facility (the “Payoff Letters”), in each case, specifying the aggregate payoff amount of the Company’s obligations (including principal, interest, fees, expenses, premium (if any) and other amounts payable in respect of such indebtedness) that will be outstanding under such indebtedness as of the Closing and providing for a release of all Liens and guarantees thereunder upon the receipt of the respective payoff amounts specified in the Payoff Letter (it being understood and agreed that Parent and Merger Sub shall be responsible for paying all amounts under the Payoff Letters) and (b) all documentation relating to the release of all Liens with respect to the Company Credit Facility (including any termination statements on Form UCC-3, or other releases).
5.15 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and any conveyance fees, recording charges and other similar fees and charges (including any penalties and interest imposed thereon) incurred by the Company or the Surviving Corporation in connection with the Merger shall be borne by the Surviving Corporation.
5.16 280G Analysis. The Company shall use commercially reasonable efforts to deliver to Parent, within twenty (20) Business Days after the date of this Agreement, estimated calculations for any Person who is a “disqualified individual” (within the meaning of Section 280G of the Code and the Department of Treasury regulations promulgated thereunder) and may receive any payment(s) or benefit(s) that could constitute parachute payments under Section 280G of the Code in connection with the Transactions, which calculations shall be subject to the reasonable review and comment of Parent, and which calculation shall be updated within five (5) days prior to the Effective Time.
ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE MERGER
6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b) No Restraints. No Law or outstanding Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger shall be in effect (each restraint described by this Section 6.1(b), a “Closing Legal Impediment”).
(c) Regulatory Approvals. The applicable waiting periods under the HSR Act shall have expired or been terminated.
6.2 Conditions to Obligations of the Company Under This Agreement. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:
(a) The representations and warranties (i) set forth in the Parent and Merger Sub Fundamental Reps shall be true and correct in all material respects, as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) set forth in Article 4 (other than the Parent and Merger Sub Fundamental Reps) shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.
(b) Parent and Merger Sub shall have performed in all material respects the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing, subject to the right to cure such failure (if curable) by the earlier of (i) fifteen (15) Business Days after the Company provided written notice of such failure to Parent and (ii) the third (3rd) Business Day prior to the Outside Date.
(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.
6.3 Conditions to Obligations of Parent and Merger Sub Under This Agreement. The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:
(a) The representations and warranties (i) set forth in Section 3.2(a) shall be true and correct in all respects (except for any de minimis inaccuracies), as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in the Company Fundamental Reps (other than the representations and warranties listed in the immediately preceding clause (i)) shall be true and correct in all material respects, as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) set forth in Article 3 (other than the representations and warranties listed in the immediately preceding clauses (i) and (ii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing, subject to the Company’s right to cure such failure (if curable) by the earlier of (i) fifteen (15) Business Days after Parent provided written notice of such failure to the Company and (ii) the third (3rd) Business Day prior to the Outside Date.
(c) Since the date hereof, there shall not have been a Company Material Adverse Effect under clause (b) of the definition thereof.
(d) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company stating that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.
(e) The CFIUS Approval shall have been obtained.
6.4 Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.
ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER
7.1 Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after receipt of the Company Stockholder Approval, by action taken or authorized by the board of directors or similar governing body of the terminating party or parties:
(a) By mutual written consent of Parent and the Company at any time prior to the Effective Time;
(b) By Parent (on behalf of itself and Merger Sub), if the Transactions have not been consummated on or before the Outside Date; provided that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if Parent’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to the Outside Date;

(c) By the Company, if the Transactions have not been consummated on or before the Outside Date; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(c) if the Company’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to such Outside Date;
(d) By the Company, prior to the time at which the Company Stockholder Approval has been obtained, if such termination is permitted by Section 5.3(d)(ii) (Superior Proposal); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(d) unless the Company complies in all material respects with the requirements of Section 5.3(d)(ii) (Superior Proposal) before the Company terminates pursuant to this Section 7.1(d) and concurrently with such termination the Company pays or causes to be paid to Parent the Company Termination Fee in accordance with Section 7.2(a)(i);
(e) By Parent, prior to the time at which the Company Stockholder Approval has been obtained, if (i) the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) shall have effected a Company Board Recommendation Change, whether or not in compliance with Section 5.3 (it being understood and agreed that any written notice provided to Parent (and not made public by the Company or its Subsidiaries or their respective Representatives) of the Company’s intention to make a Company Board Recommendation Change prior to effecting such Company Board Recommendation Change in accordance with Section 5.3 shall not by itself constitute a Company Board Recommendation Change), or (ii) the Company shall have entered into a merger agreement, letter of intent or other similar agreement relating to an Acquisition Proposal;
(f) By either the Company or Parent (on behalf of itself and Merger Sub), if the Company Meeting (as it may be adjourned or postponed in accordance with this Agreement) shall have concluded following the taking of a vote to approve the Merger and the Company Stockholder Approval shall not have been obtained at such meeting;
(g) By either the Company or Parent (on behalf of itself and Merger Sub), if (i) there is in effect any final, non-appealable Closing Legal Impediment or (ii) Section 6.1(c) (Regulatory Approvals) is not satisfied as of the Outside Date; provided that neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(g) if a material breach of Parent’s or the Company’s, respectively, obligations under this Agreement has been the principal cause of such Order, applicable Law or failure of such condition to be satisfied;
(h) By Parent (on behalf of itself and Merger Sub), if Parent is not in material breach of any of its obligations under this Agreement, and if the Company has breached in any material respect any of its representations or warranties or failed to perform in any material respect any its covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1, Section 6.3(a) (Company Representations and Warranties), Section 6.3(b) (Company Covenants) or Section 6.3(c) (Material Adverse Effect) incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) days after Parent provided written notice of such breach to the Company and (ii) the third (3rd) Business Day prior to the Outside Date;

(i) By the Company, if it is not in material breach of any of its obligations under this Agreement, and if Parent or Merger Sub shall have breached in any material respect any of their representations or warranties or failed to perform in any material respect any of their covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1 or Section 6.2 incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) days after the Company provided written notice of such breach to Parent and (ii) the third Business Day prior to the Outside Date; or
(j) By the Company, if (i) all of the conditions to the obligations of the Parent to consummate the Closing set forth in Section 6.1 or Section 6.2 (other than those conditions that by their terms are to be satisfied by the delivery of documents or taking of any other action at the Closing, but subject to such conditions being capable of being satisfied at the Closing) have been satisfied or waived and the date on which the Closing should have taken place pursuant to Section 1.2 has occurred, (ii) the Company has delivered to Parent a written notice at least three (3) Business Days prior to such termination confirming that, if Parent performed its obligations hereunder to consummate the Closing, the Company is ready, willing and able to consummate the Closing and (iii) Parent has failed to consummate the Closing pursuant to Section 1.2 within three (3) Business Days after the later to occur of (x) delivery of the written notice specified in clause (ii) above and (y) the date by which the Closing is required to have occurred pursuant to Section 1.2.
7.2 Termination Fees and Expenses.
(a) The Company shall pay or cause to be paid to Parent the Company Termination Fee if any of the following occur:
(i) this Agreement is terminated by the Company pursuant to Section 7.1(d) (Superior Proposal);
(ii) this Agreement is terminated by Parent pursuant to Section 7.1(e) (Change in Recommendation); or
(iii) (A) either Parent or the Company terminates this Agreement pursuant to Section 7.1(f) (Company Stockholder Approval),(B) an Acquisition Proposal (provided that for purposes of this clause (iii), all references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”) made by a Third Party that is reasonably capable of consummating such Acquisition Proposal has been publicly disclosed after the date of this Agreement and prior to the date of such termination and has not been withdrawn prior to the Outside Date, and (C) within twelve (12) months after such termination, the Company and/or its Subsidiaries consummate any Acquisition Proposal.
(b) Any Company Termination Fee due under this Section 7.2 shall be paid to the appropriate party by wire transfer of same-day funds on the second (2nd) Business Day immediately following the date of termination of this Agreement, except that any Company Termination Fee payable pursuant to Section 7.1(d) and Section 7.2(a)(i) shall be paid concurrently with such termination (it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion).

(c) The parties hereto acknowledge that (i) the agreements contained in this Section 7.2 are an integral part of the Transactions, and that without these agreements, the parties would not enter into this Agreement, and (ii) the Company Termination Fee, if, as and when required to be paid pursuant to this Section 7.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Parent in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company fails to promptly pay the amounts due pursuant to this Section 7.2 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any amounts due pursuant to this Section 7.2, the Company shall pay to Parent its and its affiliates’ out-of-pocket, documented costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date (collectively, “Termination Fee Collection Costs”); provided that in no event shall the Company be required to pay Termination Fee Collection Costs in an aggregate amount exceeding $2,000,000.
(d) Notwithstanding anything to the contrary in this Agreement, if Parent or Merger Sub breaches or fails to perform hereunder (whether willfully (including a Willful and Material Breach), intentionally, unintentionally or otherwise), then the sole and exclusive remedy of the Company, its affiliates and each of its and its affiliates’ respective direct or indirect current, former or future shareholders, partners, members, officers, directors, managers and employees, and their respective assignees (collectively, the “Company Related Parties”), whether at law, in equity, in contract, in tort or otherwise, against any of Parent, Merger Sub, any of their respective affiliates, any of their and their affiliates’ respective direct or indirect current, former or future shareholders, partners, members, officers, directors, managers and employees, and their respective assignees (collectively, the “Parent Related Parties”) for any breach, loss, Liability or damage in connection with this Agreement, any other agreements and instruments contemplated hereby, or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) shall be the Company’s right (i) to specific performance if and to the extent permitted by Section 9.11 (Specific Performance), (ii) to terminate this Agreement in accordance with and subject to the terms of Section 7.1, and (iii) to seek recovery of damages incurred or suffered as a result of a Willful and Material Breach of, or Fraud with respect to, any of Parent’s representations, warranties, covenants or other agreements set forth in this Agreement where such Willful and Material Breach or Fraud is the principal cause of a condition contained in Section 6.1 or Section 6.2 to (x) be incapable of being satisfied by the Outside Date or (y) if capable of being satisfied by the Outside Date, to not have been satisfied by the Outside Date. Except as expressly contemplated hereby, Parent will not (nor will any other Parent Related Party) have any other liability or obligation to the Company or any other Company Related Party relating to or arising out of this Agreement or any other agreement or instrument contemplated hereby, or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary herein, (x) this Section 7.2(d) shall not relieve Parent from any Liability for any breaches of the Confidentiality Agreement and (y) it is agreed and understood that, notwithstanding anything herein to the contrary, the Company shall be entitled, under all circumstances, to pursue claims for both (1) specific performance or other injunctive or equitable relief under Section 9.11 (Specific Performance) as well as (2) monetary damages hereunder, but shall not be entitled to receive both an award of monetary damages, on the one hand, and specific performance or other injunctive or equitable relief, on the other hand.

(e) Notwithstanding anything to the contrary in this Agreement, if the Company breaches or fails to perform hereunder (whether willfully (including a Willful and Material Breach), intentionally, unintentionally or otherwise), then the sole and exclusive remedy of Parent and the Parent Related Parties, whether at law, in equity, in contract, in tort or otherwise, against any of the Company or the Company Related Parties for any breach, loss or damage in connection with this Agreement, any other agreements or instruments contemplated hereby, or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) shall be Parent’s right (i) to specific performance if and to the extent permitted by Section 9.11 (Specific Performance), (ii) to terminate this Agreement in accordance with and subject to the terms of Section 7.1 and receive payment of the Company Termination Fee, if applicable, plus the Termination Fee Collection Costs, if any, and (iii) to seek recovery of damages incurred or suffered as a result of a Willful and Material Breach of, or Fraud with respect to, any of the Company’s representations, warranties, covenants or other agreements set forth in this Agreement where such Willful and Material Breach or Fraud is the principal cause of a condition contained in Section 6.1 or Section 6.3 to (x) be incapable of being satisfied by the Outside Date or (y) if capable of being satisfied by the Outside Date, to not have been satisfied by the Outside Date. In the event that Company Termination Fee is paid to Parent in accordance with Section 7.2(b), then the sole and exclusive remedy of Parent and the Parent Related Parties, whether at law, in equity, in contract, in tort or otherwise, against any of the Company or the Company Related Parties for any breach, loss or damage in connection with this Agreement, any other agreement or instrument contemplated hereby, or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) shall be as set forth in clause (ii) of the immediately preceding sentence. Except as expressly contemplated hereby, the Company will not (nor will any other Company Related Party) have any other liability or obligation to Parent or any other Parent Related Party relating to or arising out of this Agreement or any other agreement or instrument contemplated hereby, or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary herein, (x) this Section 7.2(e) shall not relieve the Company from any Liability for any breaches of the Confidentiality Agreement and (y) it is agreed and understood that, notwithstanding anything herein to the contrary, Parent shall be entitled, under all circumstances, to pursue claims for both (1) specific performance or other injunctive or equitable relief under Section 9.11 (Specific Performance) as well as (2) any Company Termination Fee or monetary damages hereunder, but shall not be entitled to receive both an award of monetary damages or the Company Termination Fee on the one hand, and specific performance or other injunctive or equitable relief, on the other hand.

7.3 Effect of Termination. Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is validly terminated by either Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Article 7 (Termination, Amendment and Waiver), Section 8.1 (Definitions), Section 9.1 (Fees and Expenses), Section 9.5 (References), Section 9.6 (Construction), Section 9.9 (Third-Party Beneficiaries), Section 9.10 (Waiver of Trial by Jury), Section 9.14 (Governing Law), Section 9.15 (Consent to Jurisdiction), Section 9.17 (Non-Recourse) and the last sentence of Section 5.2(a) (Access to Information; Confidentiality), each of which shall survive the termination of this Agreement). Notwithstanding anything to the contrary contained in this Agreement, for the avoidance of doubt, (a) the Confidentiality Agreement shall survive the termination of this Agreement in accordance with its respective terms and (b) subject to Section 7.2, nothing herein shall relieve the Company from liabilities or damages incurred or suffered as a result of Fraud or a Willful and Material Breach of any of its representations, warranties, covenants or other agreements set forth in this Agreement. Prior to any termination of this Agreement, nothing in this Article 7 shall be deemed to impair the right of any party to compel specific performance by another party of its obligations under this Agreement in accordance with the terms of this Agreement.
ARTICLE 8
DEFINITIONS
8.1 Certain Definitions. For purposes of this Agreement, the term:
 “Acceptable Confidentiality Agreement” means an agreement with the Company or its Subsidiaries that is executed, delivered and effective after the date hereof containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to the Company or its Subsidiaries to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, however, that the provisions contained therein are not materially less favorable, in the aggregate, to the Company and its Subsidiaries than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal); provided, however, that such confidentiality agreement shall not prevent the Company from complying with its obligation to provide any disclosure to Parent pursuant to Section 5.2 and prohibit compliance by the Company with any of the provisions of Section 5.3. For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a Third Party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.
“Acquisition Proposal” means, other than a proposal made by Parent or its affiliates with respect to the Transactions, any offer, proposal, indication of interest or Inquiry by a third-party, contemplating or otherwise relating to any transaction or series of transactions involving any (i) direct or indirect acquisition, purchase or license (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries constituting 25% or more of the consolidated assets of the Company and its Subsidiaries (excluding cash), or to which 25% or more of the net income, revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable for the most recent fiscal year in which audited financial statements are then available; or (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of record or beneficial ownership of 25% or more of any class of equity or voting securities of the Company or securities convertible into or exchangeable for such securities (including by tender offer, exchange offer, self-tender, merger, amalgamation, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions) (any transaction described by the foregoing clauses (i) and (ii), an “Acquisition Transaction”).

 “Acquisition Transaction” has the meaning set forth in the definition of “Acquisition Proposal.”
 “affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used in this definition, the term “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. In no event shall a portfolio company (other than Parent or Merger Sub) or investment fund, in either case, affiliated with Parent be considered to be an affiliate of the Company or any of its Subsidiaries or of Parent or Merger Sub.
 “Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to corruption and bribery, such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.
 “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (it being understood that Antitrust Law specifically excludes any Laws related to the Committee on Foreign Investment in the United States).
 “Automotive Authority” means any foreign, federal or state regulatory authority governing the production or supply of products or services relating to the manufacture or servicing of automotive, marine, rail, aerospace or other vehicles.
 “Automotive Law” means any foreign, federal, state or local Law regulating the production or supply of products or services relating to the manufacture or servicing of automotive, marine, rail, aerospace or other vehicles and all applicable Orders, bulletins, interpretations, opinions, circular letters and directives of Governmental Entities relating to the regulation of the production or supply of products or services relating to the manufacture or servicing of automotive, marine, rail, aerospace or other vehicles.
 “Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

 “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, issued August 8, 2020, the Consolidated Appropriations Act, 2021, or any similar applicable federal, state or local Law.
 “CFIUS” means the Committee on Foreign Investment in the United States.
 “CFIUS Approval” means (a) the parties hereto have received written notice from CFIUS that (i) CFIUS has determined that the Transactions are not “covered transactions,” as defined in the DPA; (ii) CFIUS has conducted an assessment, review or investigation with respect to the Transactions and determined that there are no unresolved national security concerns, and has concluded all action under the DPA; or (iii) CFIUS has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action under the DPA with respect to the Transactions pursuant to a CFIUS Declaration submitted by the parties hereto but has not requested the submission of a CFIUS Notice; or (b) pursuant to the DPA, CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Transactions and (A) the President has announced a decision not to suspend or prohibit such transactions or (B) the period under the DPA during which the President may announce a decision to take such action has expired without any such action being announced or taken.
 “CFIUS Declaration” means a declaration filing with respect to the Transactions submitted to CFIUS by the parties hereto pursuant to 31 C.F.R. Part 800 Subpart D.
 “CFIUS Notice” means a notice filing with respect to the Transactions submitted to CFIUS pursuant to 31 C.F.R. Part 800 Subpart E.
 “Code” means the United States Internal Revenue Code of 1986, as amended.
 “Company Awards” means the Company Stock Options, the Performance-Vested Restricted Shares, the Time-Vested Restricted Shares and the Company PSUs.
 “Company Credit Facility” means that certain Credit Agreement, dated January 31, 2022, between the Company, USA Truck, LLC, USA Truck Logistics, LLC, USA Truck Fleetco, LLC, Davis Transfer Company Inc, Davis Transfer Logistics Inc., B&G Leasing, L.L.C., and International Freight Services, Inc., as borrowers, BMO Harris Bank N.A., as administrative agent, and the lenders party thereto, as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.
“Company Equity Plan” means the Company’s 2014 Omnibus Incentive Plan, as amended, effective as of May 23, 2014.
 “Company Fundamental Reps” means Section 3.1 (Organization and Corporate Power); Sections 3.2(a)-(b) (Capitalization); Section 3.3 (Authority; Execution and Delivery; Enforceability) and Section 3.24 (Broker’s Fees).
 “Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

 “Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Merger or the Transactions or the compliance by the Company with its obligations under this Agreement or (b) has or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of this clause (b) only, none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: any change, effect, event, occurrence, state of facts or development relating to (i) the announcement, pendency, or consummation of the Transactions (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement and the Transactions, including any impact on relationships, contractual or otherwise, with customers, vendors, lessors and lessees, independent contractors, suppliers, investors, lenders, or employees of the Company and its subsidiaries); (ii) conditions generally affecting the industries in which the Company and its Subsidiaries participate; (iii) the economy as a whole or the capital, financial, debt, credit, or securities markets in the United States or elsewhere in the world; (iv) the taking of any action to the extent expressly required by this Agreement (but excluding the first paragraph of Section 5.1 of this Agreement); (v) any change after the date hereof in applicable Laws or the interpretation thereof by Governmental Entities; (vi) any change after the date hereof in GAAP; (vii) the commencement, continuation or escalation of a war whether or not declared, material armed hostilities or other material international or national calamity or act of terrorism; (viii) volcanoes, tsunamis, pandemics or disease outbreaks (including COVID-19 or any COVID-19 Measures), earthquakes, hurricanes, tornados, wildfires or other natural disasters or acts of GOD; (ix) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exception in this clause (ix) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided herein) is, may be, contributed to or may contribute to, a Company Material Adverse Effect) or (x) changes after the date hereof in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); provided, further, that any change, effect, event, occurrence, state of facts or development referred to in clauses (ii), (v), (vi), (vii) or (viii) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry or jurisdiction in which the Company and its Subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

 “Company Owned Real Property Leases” means all leases, licenses or other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries conveys or grants to any Person a leasehold estate in, or the right to use or occupy, any Company Owned Real Property or portion thereof, including the right to all security deposits and other amounts and instruments deposited with or on behalf of the Company or any of its Subsidiaries thereunder.
“Company PSU” means any performance share unit issued under the Company Equity Plan, whether settled in shares or cash.
 “Company Restricted Shares” means Performance-Vested Restricted Shares and Time-Vested Restricted Shares.
 “Company Stock Option” means each option to purchase Shares issued pursuant to the Company Equity Plan.
 “Company Termination Fee” means an amount equal to $10,000,000.
 “Confidential Information” means Evaluation Material (as such term is defined in the Confidentiality Agreement).
 “Contract” means any written or oral legally binding contract, agreement, subcontract, lease, note, bond, mortgage, indenture, instrument, license, sublicense and purchase orders or other commitment.
 “COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics, or disease outbreaks, or any escalation or worsening of any of the foregoing (including subsequent waves).
 “COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, furlough, closure, sequester, safety or similar law, requirement, directive or mandate promulgated by any Governmental Entity, in each case in connection with or in response to COVID-19.
 “Data Security Requirements” means, collectively, all of the following to the extent relating to data treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company and its Subsidiaries, to the conduct of their business, or to any of the Systems or any Personal Data: (i) the Company’s and its Subsidiaries’ own rules, policies, and procedures; (ii) all applicable Laws; (iii) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI-DSS)); and (iv) Contracts and other arrangements to which the Company or any of its Subsidiaries have entered or by which they are otherwise bound.
 “DPA” means Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

 “Environmental Law” means all applicable Laws that regulate pollution, protection of the environment or natural resources, public or worker health or safety (as relating to exposure to or management of Hazardous Substances), or the production, generation, manufacture, distribution, use, storage, treatment, transportation, recycling, Release, control, cleanup or other handling of, or exposure to, Hazardous Substance.
 “Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.
 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
 “ERISA Affiliate” means any entity that is, or at any relevant time was, together with the Company or any of its Subsidiaries, treated as a “single employer” under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.
 “Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, re-export, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fraud” means actual common law fraud (as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation or a similar theory) under Delaware law.
 “GAAP” means generally accepted accounting principles, as applied in the United States.
 “Government Official” means (i) any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any Person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization, or (ii) any relative of a Person described in clause (i).
 “Governmental Entity” means any government, any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (including any Automotive Authority), whether foreign, federal, state or local, any self-regulatory organization (including any securities exchange), or any arbitrational tribunal.  For avoidance of doubt, Governmental Entity includes any Person or group of Persons, in whatever capacity, or Government Official required for Parent or Merger Sub to execute and deliver this Agreement and consummate the Transactions, excluding where acting under Antitrust Laws.

 “Hazardous Substances” means any pollutant or contaminant, or any material, substance, mixture, chemical or waste defined or regulated as hazardous or toxic or for which liability or standards of conduct may be imposed due to its dangerous or deleterious properties or characteristics under Environmental Laws, including asbestos or asbestos-containing materials, pesticides, petroleum, petroleum products or byproducts, polychlorinated biphenyls, per- and polyfluoroalkyl substances, lead, mold, radiation, noise and odor.
 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
 “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal.
 “Insurance Policies” means all insurance policies and arrangements held by or for the benefit of the Company, any of its Subsidiaries, or the business, assets or properties owned, leased or operated by the Company or any of its Subsidiaries, as the case may be.
 “Intellectual Property” means any and all intellectual property rights (whether statutory or under common law) in any jurisdiction throughout the world, arising under or associated with: (i) registered and unregistered trademarks and service marks, trade dress and trade names, corporate names, Internet domain names, social media identifications, logos, slogans, trade dress, design rights, and other similar designations of source or origin, (ii) patents, patent applications, registered designs and similar or equivalent rights in inventions, (iii) copyrights, software, copyrightable works (and any other equivalent rights in works of authorship including software as a work of authorship), mask works and industrial designs, (iv) trade secrets and industrial secrets and any other intellectual property rights in proprietary, confidential or technical information, databases, data collections, algorithms, formulae, processes, techniques, technical data, and know-how (collectively, “Trade Secrets”), (v) all registrations, and applications for the registration or issuance of any of the foregoing, and (vi) any other similar or equivalent intellectual property rights anywhere in the world.
 “IRS” means the United States Internal Revenue Service.
 “Knowledge” means (a) when used with respect to the Company, the actual knowledge, after due inquiry, of the individuals listed in Section 8.1(a) of the Company Disclosure Schedule; and (b) when used with respect to Parent or Merger Sub, the actual knowledge, after due inquiry, of the individuals listed in Section 8.1(b) of the Company Disclosure Schedule, in the case of each of clauses (a) and (b), after reasonable inquiry of their direct reports.
 “Landlord Leases” means the Leased Real Property Subleases and the Company Owned Real Property Leases.
 “Law” means any law, statute, constitution, ordinance, rule, regulation, stock exchange listing requirement, treaty, regulation, decree, or other Order issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including common law and any Automotive Law.

 “Leased Real Property Subleases” means all subleases, licenses or other agreements (together with all amendments and modifications thereto) pursuant to which the Company or any of its Subsidiaries conveys or grants to any Person a subleasehold estate in, or the right to use or occupy, any Company Leased Real Property or material portion thereof.
 “Liabilities” shall mean any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.
 “Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, covenant or option in respect of such property, equity interest or asset.
 “Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
 “NASDAQ” means The Nasdaq Global Select Market.
 “Order” means any judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of any Governmental Entity.
 “Outside Date” means the date that is the nine (9)-month anniversary of the date hereof.
 “Parent and Merger Sub Fundamental Reps” means Section 4.1 (Corporate Organization), Section 4.2 (Authority, Execution and Delivery; Enforceability) and Section 4.11 (Brokers).
 “Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that would have a material adverse effect on Parent’s or Merger Sub’s ability to timely consummate the Merger.
 “Performance-Vested Restricted Shares” means each restricted stock subject to performance-based vesting schedule issued pursuant to the Company Equity Plan.
 “Permits” means any approval, license, permit, consent, order, variance, exemption, waiver, qualification, franchise, registration, certificate or other similar authorization issued or otherwise granted by, or filed with, any Governmental Entity under applicable Law.
 “Permitted Action” means any such commercially reasonable action or inaction, whether or not in the ordinary course of business, that the Company reasonably believes is necessary or prudent for the Company or any of its Subsidiaries to take or abstain from taking, in order to carry on and preserve or protect their respective businesses, assets or properties or to protect the health or safety of natural Persons employed by the Company or any of its Subsidiaries, in each case, solely in connection with COVID‑19 or the COVID‑19 Measures.

 “Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries and for which adequate reserves have been established in the Company SEC Financial Statements in accordance with GAAP; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent, are being contested in good faith, or are not, individually or in the aggregate, material; (iii) municipal Laws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not materially impair the value, occupancy or use of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used; (iv) Liens not securing indebtedness encumbering or otherwise affecting the Company Leased Real Property or the Company Owned Real Property, which do not materially impair the value, occupancy or use of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used or proposed to be used; (v) Liens on goods in transit incurred pursuant to documentary letters of credit; (vi) Liens securing rental payments under capital lease arrangements; (vii) Liens in favor of customs and revenue authorities arising as a matter of Law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (viii) Liens resulting from securities Laws; (ix) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar ordinary course financing arrangements that are not overdue; (x) matters that would be disclosed by an accurate survey or a visual inspection of the Company Leased Real Property and the Company Owned Real Property, which are not material in amount and do not or would not materially impair the value, occupancy or use of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used or proposed to be used; and (xi) Liens set forth on Section 8.1(c) of the Company Disclosure Schedule.
 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.
 “Personal Data” means any information that is “personally identifiable information,” “personal information,” “personal data” or any similar term under one or more applicable Law.
 “Proceeding” means any action, claim, suit, petition, proceeding (including arbitration proceeding), charge, complaint, subpoena, demand, audit, notice of inquiry, investigation or proceeding by or before any Governmental Entity or other Person.
 “Release” means any disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, migrating, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.
 “Representative” means, with respect to any Person, any affiliate, director, officer, manager, partner or employee of such Person, or any financial advisor, accountant, legal counsel, consultant, debt financing source or other authorized agent or representative retained by such Person.

 “Sanctioned Country” means any country or region that is, or has been in the last five (5) years, the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).
 “Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Financial Sanctions Targets; (ii) any entity that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); (iii) any Person acting on behalf or at the direction of any of the Persons mentioned in clauses (i) and (ii); or (iv) any national or Governmental Entity of a Sanctioned Country.
 “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
 “Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC), the United Nations Security Council, the European Union, the United Kingdom and all other applicable EU member states.
 “SEC” means the U.S. Securities and Exchange Commission.
 “Securities Act” means the Securities Act of 1933, as amended.
 “Security Incident” means any loss, theft, or accidental, unlawful or unauthorized access, use, loss, disclosure, denial, alteration, destruction, compromise, modification, or other unauthorized processing of Personal Data owned, used, maintained, received, or controlled by or on behalf of Company or any of its Subsidiaries or the Systems.
 “Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls (or is entitled to control, by virtue of such Person’s ownership of voting interests, by contract, or otherwise) the board, managing director, general partner or similar governing body of such partnership, association or other business entity.

 “Superior Proposal” means any bona fide, written Acquisition Proposal made after the date of this Agreement (except that the references in the definition thereof to 25% shall be replaced with 75%), other than this Agreement and the Transactions, on terms that the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) determines in good faith, after consultation with outside financial advisors and outside legal counsel, taking into account such factors as the Company Board (or a duly authorized committee thereof acting with the full force and authority of the Company Board) considers to be appropriate, to be (a) more favorable to the Company or the Company’s stockholders, including from a financial point of view, than the Transactions (taking into account any revisions pursuant to Section 5.3(d)) and (b) reasonably capable of being completed on the terms proposed.
 “Takeover Statutes” means any “business combination”, “control share acquisition”, “fair price”, “moratorium” or other takeover or anti-takeover statute or similar Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares.
 “Tax Return” means any report, return (including information return), claim for refund, estimated filing or declaration required to be filed or actually filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and including any amendments thereof.
 “Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax imposed by any Governmental Entity, including, without limitation, income, franchise, windfall or other profits, gross receipts, real property, personal property, escheat, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added and gains tax, and any interest, penalties, or additional amounts imposed in respect of any of the foregoing.
 “Third Party” shall mean any Person other than Parent, Merger Sub and their respective affiliates.
 “Time-Vested Restricted Shares” means each restricted stock subject to time-based vesting schedule issued pursuant to the Company Equity Plan.
 “Trade Control Laws” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.

 “Transaction Documents” means this Agreement, together with the exhibits hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement.
 “Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of Treasury.
 “Willful and Material Breach” means (i) with respect to any material breach of a representation and warranty, that the breaching party had Knowledge of such breach as of the date of this Agreement and (ii) with respect to any material breach of a covenant or other agreement, that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s action or failure to act would result in or constitute a material breach of this Agreement.
8.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
2022 Bonus Plan	5.6(c)
Affiliate Contract	3.21
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Book-Entry Shares	2.2(b)(ii)
Certificate of Merger	1.2
Certificates	2.2(b)(i)
Closing	1.2
Closing Date	1.2
Closing Legal Impediment	6.1(b)
Company	Preamble
Company Board	Preamble
Company Board Recommendation	3.3(b)
Company Board Recommendation Change	5.3(c)(i)
Company Bylaws	3.1
Company Charter	3.1
Company Disclosure Schedule	Article 3
Company Financial Advisor	3.24
Company Leased Real Property	3.14(b)
Company Material Contracts	3.16(b)
Company Meeting	5.4(a)(i)
Company Owned Real Property	3.14(a)
Company Preferred Stock	3.2(a)
Company Real Property	3.14(d)
Company Registered IP	3.19(a)
Company Related Parties	7.2(d)

Company SEC Documents	3.5(a)
Company SEC Financial Statements	3.5(c)
Company Stockholder Approval	3.3(c)
Confidentiality Agreement	5.2(b)
Continuation Period	5.6(a)
Continuing Employee	5.6(a)
D&O Insurance	5.7(c)
Data Partners	3.20(a)
DGCL	Preamble
Disclosure Schedule	Article 4
Dissenting Shares	2.3
Effective Time	1.2
Event Notice Period	5.3(d)(i)(1)
FHWA	3.23
FMCSA	3.23
Indemnitee	5.7(a)
Indemnitees	5.7(a)
Intervening Event	5.3(d)(i)
Leased Real Property Leases	3.14(b)
Merger	Preamble
Merger Consideration	2.1(a)
Merger Sub	Preamble
Operational Tractors and Trailers	3.23
Parent	Preamble
Parent Disclosure Schedule	Article 4
Parent Related Parties	7.2(d)
Payee	2.5
Paying Agent	2.2(a)
Payoff Letters	5.14
Payor	2.5
Proposal Notice Period	5.3(d)(ii)(2)
Proxy Statement	5.4(a)(ii)
Sarbanes-Oxley Act	3.5(a)
Share	Preamble
Shares	Preamble
Surviving Corporation	1.1(a)
Systems	3.19(e)
Tax Sharing Agreement	3.15(f)
Termination Fee Collection Costs	7.2(c)
Transactions	1.1(a)
WARN Laws	3.12(f)

ARTICLE 9
GENERAL PROVISIONS
9.1 Fees and Expenses. Except as otherwise expressly provided herein (including in Section 2.2(a) (Paying Agent), Section 5.2 (Access to Information; Confidentiality), Section 5.7 (Indemnification); Section 5.15 (Transfer Taxes) and Section 7.2(c) (Termination Fee and Expenses)), (a) the Company shall pay or cause to be paid all of its and its Subsidiaries’ fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other Representatives and consultants), and (b) Parent and Merger Sub shall each pay or cause to be paid all of its fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other Representatives and consultants), in each case, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the Transactions. The Company and Parent shall each pay for and be responsible for 50% of any and all filing fees incurred by the parties and payable to any Governmental Entity in connection with any such filings or other submissions with respect to Antitrust Laws. Parent shall pay and be responsible for any and all filing fees in connection with the CFIUS Approval.
9.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail to the applicable e-mail address set out below, in each case before 6:00 p.m., U.S. Central Time, on a Business Day, in each case solely if receipt is confirmed by the receiving party on the same day (but excluding any automated reply, such as an out-of-office notification), (c) the next Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties hereto, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by the applicable party:

Notices to the Parent:

Schenker, Inc. 1305 Executive Boulevard, Suite 200 Chesapeake, VA 23320 Attention: DB US Legal
E-mail	Richard.Kalunzinski@dbusholding.com
Dennis.St.George@dbusholding.com

with a copy (which shall not constitute notice) to:

Deutsche Bahn AG Potsdamer Straße 8 10785 Berlin, Germany Attention: Dr. Alexander Wismeth
Email:	Alexander.Wismeth@deutschebahn.com

and

Latham & Watkins LLP 1271 Avenue of Americas New York, NY 10020
Attention:	Robert M. Katz
Max N. Schleusener
Email:	robert.katz@lw.com
max.schleusener@lw.com

Notices to the Company:

USA Truck, Inc. 3200 Industrial Park Road Van Buren, Arkansas 72956 Attention: Edwin Anglin Email: Edwin.Anglin@usa-truck.com with a copy (which shall not constitute notice) to:

Scudder Law Firm, P.C. 411 South 13th St. 2nd Fl. Lincoln, NE 68508
Attention:	Heidi Hornung-Scherr
Gregory C. Lawhon
Email:	hscherr@scudderlaw.com
glawhon@scudderlaw.com

9.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part (whether by operation of law or otherwise), or delegated by (a) Parent or Merger Sub, without the prior written consent the Company; provided that the Parent or Merger Sub may, without the consent of the Company, assign in whole or in part its rights, interests and obligations pursuant to this Agreement to another wholly owned direct or indirect Subsidiary of Parent or (b) the Company, without the prior written consent of Parent.

9.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, so long as the economic or legal substance contemplated by the Transactions is not affected in any manner materially adverse to any party to this Agreement. Upon such determination that any term or other provision (or any part thereof) is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the Transactions are fulfilled to the extent possible and in an equitable manner.
9.5 References. Capitalized terms used herein shall have the respective meanings assigned thereto herein (such definitions to be equally applicable to both the singular and plural forms and to the masculine as well as to the feminine and neuter genders of the terms defined). A term defined as one part of speech (such as a noun) shall have a corresponding meaning when used as another part of speech (such as a verb). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto (including in headings in any parentheticals following section references) are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. English shall be the governing language of this Agreement. The word “including” shall mean “including, without limitation”. “Shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form. The words “made available to Parent” and words of similar import refer to documents (i) posted to the data room maintained by the Company or its Representatives in connection with the Transactions, (ii) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives or (iii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least two (2) Business Days prior to the date of this Agreement. References herein to this Agreement mean this Agreement as from time to time amended, modified or supplemented, including by waiver or consent. Any agreement or instrument defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.  Any reference to “ordinary course” or “ordinary course of business” shall mean the ordinary course of business consistent with past practice.

9.6 Construction.
(a) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.
(b) The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party hereto shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any Third Party of any matter whatsoever (including any violation of Law or breach of contract).
9.7 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval; provided, further, that any such amendment or waiver shall be binding upon the Company only if such amendment or waiver is set forth in a writing executed by the Company, and any such amendment or waiver shall be binding upon Parent or Merger Sub only if such amendment or waiver is set forth in a writing executed by Parent or Merger Sub, as applicable. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.
9.8 Complete Agreement. This Agreement and the other agreements expressly referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
9.9 Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except that (i) the Company Related Parties and the Parent Related Parties shall be the express third party beneficiaries of and have the right to enforce Section 7.2(d) and 7.2(e), and (ii), following the Effective Time, the holders of Shares and Company Awards shall be express third party beneficiaries of, and have the right to enforce the right to receive the consideration set forth in, Article 2.

9.10 Waiver of Trial by Jury. THE PARTIES HERETO WAIVE ANY RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, TO A TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT, OR (II) ARISING OUT OF THE TRANSACTIONS, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.
9.11 Specific Performance.
(a) The parties hereto each acknowledge and agree that the other parties hereto would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, except as otherwise provided in this Section 9.11, each of the Company, Parent and Merger Sub agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties hereto and the matter, in addition to any other remedy to which they may be entitled pursuant hereto or at law or equity (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy). Each of the parties hereto further acknowledges and agrees that it shall not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law, or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
(b) In furtherance of the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to specific performance (i) to enforce specifically the terms and provisions of, and to prevent or cure breaches of, this Agreement by Parent and (ii) to cause Parent to consummate the Merger and the Transactions, including to effect the Closing in accordance with the terms and subject to the conditions in this Agreement, if, solely in the case of this clause (ii), (A) all conditions in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, and (C) the Company has irrevocably confirmed to Parent in writing that if specific performance is granted, then the Company will take such actions required of it by this Agreement to cause the Closing to occur.
9.12 Delivery. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or in electronic or digital form as a defense to the formation of a contract and each such party forever waives any such defense.

9.13 Counterparts. This Agreement may be executed in multiple counterparts, including by electronic transmission, any one of which need not contain the signature of more than one party hereto, but all such counterparts taken together shall constitute one and the same instrument.
9.14 Governing Law. This Agreement, together with all Proceedings, issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Proceeding or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction), that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
9.15 Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT SUCH COURT DECLINES JURISDICTION OR DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY OTHER FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION, OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION, OR PROCEEDING. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED BY FOR NOTICES IN SECTION 9.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
9.16 Payments under this Agreement. Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate, reduction or withholding and not subject counterclaim or offset, on the dates required hereby (with time being of the essence).

9.17 Non-Recourse. Notwithstanding anything herein to the contrary, this Agreement may only be enforced against, and any Proceeding (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) based upon, arising out of, or related to or by reason of (i) this Agreement or any other Transaction Document or the Transactions, (ii) the negotiation, execution or performance this Agreement, any other Transaction Document or any other agreement referenced herein or therein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement, any other Transaction Document or such other agreement), (iii) any breach or violation of this Agreement, any other Transaction Document or any other agreement referenced herein or therein or (iv) any failure of the transactions contemplated hereunder or under any Transaction Document or any other agreement referenced herein or therein to be consummated may only be brought against, the Persons that are expressly named as parties hereto or thereto, as applicable (together with any assignee of a party hereto pursuant to Section 9.3 (Assignment)) and then only with respect to the specific obligations set forth herein with respect to such party. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement, any other Transaction Document or any other document or certificate referenced herein or therein or otherwise to the contrary, each party hereto covenants, agrees and acknowledges, on behalf of itself and the Company Related Parties and Parent Related Parties, as applicable, that no recourse under this Agreement, any other Transaction Document or any other document or certificate referenced herein or therein or in connection with any transactions contemplated hereby or thereby shall be sought or had against any other person, including any Parent Related Party or Company Related Party, and no other person, including any Parent Related Party or Company Related Party, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise)  for any claims, causes of action, obligations or Liabilities arising under, out of, in connection with or related to the items in the immediately preceding clauses (i) through (iv), it being expressly agreed and acknowledged that no Liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (i) through (iv), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject in all respects to the limitations set forth in this Agreement) (x) against any person that is party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement, or (y) against Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement. Notwithstanding anything to the contrary herein or otherwise, no Parent Related Party or Company Related Party shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the other Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder, or the termination or abandonment of any of the foregoing.

9.18 Disclosure Schedules. The parties hereto agree that any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of), the representations and warranties (or covenants, as applicable), of the relevant party that are contained in the corresponding Section of this Agreement and any other representations and warranties of such party that is contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Each party hereto has or may have set forth information in the Disclosure Schedules in a section thereof that corresponds to the Section of this Agreement to which it relates. The specification of any dollar amount contained in the representations or warranties in this Agreement, or the fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. The mere inclusion of an item in the Disclosure Schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that (a) such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or (b) such information (or any non-disclosed information of comparable or greater significance) is required to be disclosed by the terms of this Agreement or is material to the business, results of operations or financial condition of the Company, Parent or Merger Sub, as applicable. Capitalized terms used and not otherwise defined in the Disclosure Schedule shall have the meanings given to them in this Agreement.
9.19 Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall not survive the Closing except that this Section 9.19 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.
9.20 Waiver of Conditions.
(a) The conditions to the obligations of each party hereto to consummate the Transactions are for the sole benefit of each such party, and may be waived only by each such party in whole or in part to the extent permitted by applicable Laws.
(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.
9.21 Obligations of Parent, Merger Sub and the Company. Whenever this Agreement requires a Subsidiary of Parent (including Merger Sub) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.
[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.
Parent:

SCHENKER, INC.

By:	/s/ David Buss
	Name:	David Buss
	Title:	Chief Executive Officer

By:	/s/ Brent Blake
	Name:	Brent Blake
	Title:	Chief Financial Officer

Merger Sub:

TANGO MERGER, INC.

By:	/s/ David Buss
	Name:	David Buss
	Title:	Chief Executive Officer

By:	/s/ Brent Blake
	Name:	Brent Blake
	Title:	Chief Financial Officer

The Company:

USA TRUCK, INC.

By:	/s/ James D. Reed
	Name:	James D. Reed
	Title:	President and Chief Executive Officer

EXHIBIT A
FORM OF
CERTIFICATE OF INCORPORATION
OF SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION
OF
[TANGO]

[ ● ]

FIRST: The name of this corporation (the “Corporation”) shall be [TANGO].
SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801, United States, and the name of its registered agent at such address is The Corporation Trust Company.
THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH: The total number of shares of stock which this Corporation is authorized to issue is 100. All such shares are of one class and are shares of Common Stock with the par value of $0.01 per share.
FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.
SIXTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
SEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) the directors, officers, employees and agents of the Corporation through bylaw provisions, agreements with such directors, officers, employees and agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.
Any amendment, repeal or modification of the foregoing provisions of this Article Seventh shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of any acts or omissions of such director, officer, employee or agent occurring prior to such amendment, repeal or modification.
EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Annex B

June 23, 2022

The Board of Directors
USA Truck, Inc.
3200 Industrial Park Road
Van Buren, Arkansas 72956

Members of the Board of Directors:

We understand that USA Truck, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Schenker, Inc., a New York corporation (“Parent”), and Tango Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, each share of common stock, par value $0.01 per share, of the Company (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time, other than (i) Shares held immediately prior to the Effective Time by (a) the Company as treasury stock, (b) any direct or indirect wholly owned Subsidiary of the Company and (c) directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Merger Sub) and (ii) Dissenting Shares, will be converted into the right to receive $31.72 per Share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of Shares in the Merger is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)	reviewed certain non-public historical financial statements and other non- public historical financial data relating to the Company prepared and furnished to us by management of the Company;

(iii)	reviewed certain non-public historical operating data relating to the Company prepared and furnished to us by management of the Company;

(iv)
reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);

(v)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;

(vi)	reviewed the reported prices and the historical trading activity of Shares;

(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(ix)	reviewed the financial terms and conditions of the Merger Agreement; and

(x)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the contemplated benefits to the holders of Shares of the Merger. Further, as you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Parent or Merger Sub or the Merger.

We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of Shares, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of Shares should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Company in connection with the Merger and have received retainer fees for our services and will receive additional fees, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement.  During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to Parent and we have not received any compensation from Parent during such period. We may provide financial advisory or other services to the Company and Parent in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Parent.

Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce a copy of this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of Shares in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,
EVERCORE GROUP L.L.C.

By:	/s/ Mark Friedman
Mark Friedman

Annex C

Section 262 of the Delaware General Corporation Law
§ 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail USA TRUCK, INC. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on _____, 2022. VOTE BY INTERNET  – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING  – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/_______/2022 PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares MOBILE VOTING  – On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD  IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY The Board of Directors recommends a vote “FOR” each of Proposals 1, 2, and 3. Please mark your votes like this 1. To adopt the Agreement and Plan of Merger, dated as of June 23, 2022, (as it may be further amended, modified or supplemented from time to time, the “merger agreement”), by and among USA Truck, Inc., Schenker, Inc., and Tango Merger, Inc. FOR AGAINST ABSTAIN 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to USA Truck Inc.’s named executive officers that is based on or otherwise relates to the merger. FOR AGAINST ABSTAIN 3. To approve a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement. FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [____________________], 2022 To view the Notice and Proxy Statement, and to Attend the Special Meeting, please go to: https://www.cstproxy.com/[____________]/2022 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS USA TRUCK, INC. The undersigned hereby appoints Alexander D. Greene and James D. Reed, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of USA Truck, Inc. held of record by the undersigned at the close of business on [__________________] at the Special Meeting of Stockholders of USA Truck, Inc. to be held at [__________] a.m. Eastern Time on [__________], 2022, or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (Continued, and to be marked, dated and signed, on other side)